FILED PURSANT TO RULE 424(B)5
                                                       FILE NO. 333-15539



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 20, 1997)

                                  $996,964,000
                                 (Approximate)
                          MERIT SECURITIES CORPORATION
                         Collateralized Bonds, Series 9

     The Collateralized Bonds, Series 9 (the "Bonds"), will be secured, to the extent described herein, by loans having, as of June 1, 1997 (the "Cut-off Date"), an aggregate Scheduled Principal Balance of approximately $1,006,263,000 and a weighted average remaining term to stated maturity of approximately 333 months. Approximately 91% of the Loans are expected to be adjustable rate loans, and approximately 9% of the Loans are expected to be level payment loans. MERIT Securities Corporation (the "Issuer") will acquire the Collateral from Issuer Holding Corp. (the "Participant").

     Principal of and interest on the Bonds are payable on or about the 28th day of each month, beginning July 28, 1997. Payments of interest at the Class Interest Rates on each Payment Date will include interest accrued through the applicable Accrual Period (as defined herein). Principal payments on the Bonds will be allocated as described herein.

     FOR A DISCUSSION OF CERTAIN SIGNIFICANT MATTERS AFFECTING AN INVESTMENT IN THE BONDS, SEE "RISK FACTORS" ON PAGE 6 OF THE PROSPECTUS AND ON PAGE S-12 HEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
               MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.

[CAPTION]

                      Original Principal     Class Interest     Weighted Average Life     Stated Maturity        CUSIP
                          Amount(1)               Rate           at Pricing Speed(4)          Date(5)            Number
Class A-1                $775,000,000           (2)                    2.4 years           June 28, 2031        589962 BB4
Class A-2                $121,000,000           (2)                    7.4 years           June 28, 2031        589962 BC2
Class A-3                $ 32,120,000           (3)                    9.8 years           June 28, 2031        589962 BD0
Class B-1                $ 43,346,000           (3)                   11.9 years           June 28, 2031        589962 BE8
Class B-2                $ 15,298,000           (2)                   14.7 years           June 28, 2031        589962 BF5
Class B-3                $ 10,200,000           (2)                   17.2 years           June 28, 2031        589962 BG3

    (1) Subject to a permitted variance of plus or minus 5% depending on the Collateral actually pledged to secure the Bonds.

    (2) The Class Interest Rates for the Class A-1, Class A-2, Class B-2 and Class B-3 Bonds will initially equal, subject to the Applicable Cap, the per annum rate equal to One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus, in each case, the Applicable Spread, accrued during the applicable Accrual Period on the outstanding principal balance of the Class A-1, Class A-2, Class B-2 and Class B-3 Bonds, respectively, immediately prior to such Payment Date. The Applicable Spread is initially 0.40% for the Class A-1 Bonds, 0.55% for the Class A-2 Bonds, 1.00% for the Class B-2 Bonds and 1.75% for the Class B-3 Bonds. The Applicable Cap is 10.00% per annum for the Class A-1 and Class A-2 Bonds, 10.50% per annum for the Class B-2 Bonds and 11.00% per annum for the Class B-3 Bonds. For the initial Payment Date, the Class Interest Rates per annum will be 6.0875% for the Class A-1 Bonds, 6.2375% for the Class A-2 Bonds, 6.6875% for the Class B-2 Bonds, and 7.4375% for the Class B-3 Bonds. If the Issuer does not exercise its option to redeem the Bonds when it is first permitted to do so, the Applicable Spread and Applicable Cap will be increased as described herein.

    (3) The Class Interest Rates for the Class A-3 and Class B-1 Bonds will be calculated as described herein.

    (4) Determined on the basis of an assumed pricing speed of 21% CPR (as described herein), the assumption that there is no optional redemption of the Bonds, and the other assumptions set forth herein under "Maturity and Prepayment Considerations." Based on the same assumptions, but assuming optional redemption, the approximate weighted average life would be 2.2 years for the Class A-1 Bonds, 4.3 years for the Class A-2 Bonds, 4.3 years for the Class A-3 Bonds, 4.3 years for the Class B-1 Bonds, 4.3 years for the Class B-2 Bonds and
4.3 years for the Class B-3 Bonds.

    (5) Determined on the basis of the assumptions set forth herein under "Summary of Terms -- Stated Maturity Date."

    The Class A-1, Class A-2 and Class B-2 Bonds will be purchased from the Issuer and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Affiliates of the Participant have agreed to purchase or retain the Class A-3, Class B-1 and Class B-3 Bonds and may, from time to time, offer the Class A-3, Class B-1 and Class B-3 Bonds for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Bonds (based on the Original Principal Amounts set forth above) are anticipated to be approximately $993,140,784 before deducting expenses payable by the Issuer, estimated to be approximately $300,000.

    The Class A-1, Class A-2 and Class B-2 Bonds are offered when, as and if delivered to and accepted by the Underwriters, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that delivery of the Bonds will be made only in book-entry form through the book-entry facilities of The Depository Trust Company, CEDEL and Euroclear on or about June 25, 1997.

LEHMAN BROTHERS                                       WHEAT FIRST BUTCHER SINGER

            The date of this Prospectus Supplement is June 20, 1997

            There is currently no secondary market for the Bonds. The Underwriters intend to establish a market in the Class A-1, Class A-2 and Class B-2 Bonds but are not obligated to do so. There is no assurance that any such market, if established, will continue or that any investor will be able to sell any of such Bonds at a price equal to or greater than the price at which they were purchased. It is not expected that there will be a secondary market for the Class A-3, Class B-1 and Class B-3 Bonds.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


SUMMARY OF TERMS.....................................................S-1
RISK FACTORS........................................................S-12
       Delinquencies................................................S-12
       Cooperative Loans; Unrecognized Security Interests...........S-12
       Credit Considerations Regarding Collateral for the Loans.....S-12
       Loan Concentration...........................................S-12
       Interest-Only Payments.......................................S-12
       High Balance Loans...........................................S-12
       Uncertain Timing of Principal................................S-13
       Limited Recourse.............................................S-13
       Non-Recourse.................................................S-13
       The Status of the Loans in the Event of Insolvency...........S-13
DESCRIPTION OF THE BONDS............................................S-13
       General......................................................S-13
       Book-Entry Bonds.............................................S-14
       The Trustee and Custodian....................................S-15
       Payments of Principal and Interest...........................S-15
       Issuance of Additional Subordinated Bonds....................S-20
       Events of Default............................................S-20
       Losses.......................................................S-21
       Stated Maturity Date.........................................S-21
       Optional Redemption..........................................S-21
SECURITY FOR THE BONDS..............................................S-22
       The Collateral...............................................S-22
       The Loans....................................................S-22
       Selected Loan Data...........................................S-24
       Mortgage Pool and Other Insurance for the Underlying
            Mortgage Loans..........................................S-25
       Additional Collateral........................................S-25
       Cooperative Loans............................................S-25
       Realizing Upon Cooperative Loan Security.....................S-26
       Additional Information.......................................S-27
       Substitution of Loans........................................S-27
       Delivery of Mortgage Loans...................................S-28
       Conversion Option............................................S-28
SERVICING OF THE COLLATERAL.........................................S-29
       General......................................................S-29
       Loan Servicing Activities....................................S-29
       Advances.....................................................S-31
       Forbearance and Modification Agreements......................S-32
       Events of Default............................................S-32
       Master Servicers.............................................S-32
       Servicing and Other Compensation and Payment of Expenses.....S-32
       Special Servicer.............................................S-33
MATURITY AND PREPAYMENT CONSIDERATIONS..............................S-33
       Weighted Average Life of the Bonds...........................S-33
       Factors Affecting Prepayments on the Loans...................S-33
       Modeling Assumptions.........................................S-35
YIELD CONSIDERATIONS................................................S-38
       General......................................................S-38
       Subordination of the Class B-1, Class B-2 and
            Class B-3 Bonds.........................................S-39
USE OF PROCEEDS.....................................................S-39
UNDERWRITING........................................................S-39
LEGAL MATTERS.......................................................S-40
RATINGS.............................................................S-40
ERISA CONSIDERATIONS................................................S-41
Annex I..............................................................I-1

            The Class B-1, Class B-2 and Class B-3 Bonds are subordinate to the Senior Bonds to the extent described herein. Investors should consider that, as a result of such subordination, losses with respect to the Loans to the extent not covered by the Overcollateralization Amount will be allocated to the Class B-3, Class B-2 and Class B-1 Bonds (in that order) before any allocation of losses is made to the Class A-1, Class A-2 and Class A-3 Bonds.

            NEITHER THE COLLATERAL NOR THE BONDS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY, THE ISSUER, THE PARTICIPANT, ANY AFFILIATE OF THE PARTICIPANT, THE BOND ADMINISTRATOR, ANY MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OTHER PERSON. PAYMENTS ON THE BONDS WILL BE PAYABLE SOLELY FROM THE COLLATERAL PLEDGED TO SECURE THE BONDS. THERE WILL BE NO RECOURSE TO THE ISSUER OR ANY OTHER PERSON FOR ANY DEFAULT ON THE BONDS, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

            The Bonds offered by this Prospectus Supplement are part of a Series of Collateralized Bonds being offered by the Issuer from time to time pursuant to its Prospectus dated June 20, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the offering of the Bonds that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

       THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT, IN THE ATTACHED PROSPECTUS AND IN THE INDENTURE (AS DEFINED BELOW). WHENEVER REFERENCE IS MADE HEREIN TO A PERCENTAGE OF THE LOANS OR TO THE CHARACTERISTICS OF THE LOANS, THE CALCULATION IS BASED ON THE PROJECTED SCHEDULED PRINCIPAL BALANCE OF THE LOANS AS OF THE CUT-OFF DATE. WHENEVER REFERENCE IS MADE HEREIN TO THE PRINCIPAL BALANCE OF THE BONDS, THE BALANCE IS CALCULATED BASED ON THE OUTSTANDING PRINCIPAL BALANCE OF THE BONDS AS OF THE MOST RECENT PAYMENT DATE OR THE CLOSING DATE, AS APPLICABLE. CAPITALIZED TERMS USED AND NOT DEFINED HEREIN OR IN THE PROSPECTUS HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY CONTAINED IN THE PROSPECTUS.

ISSUER..........................................      MERIT Securities
                                                      Corporation (the
                                                      "Issuer"),  a limited
                                                      purpose finance
                                                      subsidiary of Issuer
                                                      Holding Corp. (the
                                                      "Participant").  See "The
                                                      Issuer" in the Prospectus.

THE BONDS.......................................      Collateralized Bonds,
                                                      Series 9 (the "Bonds").
                                                      The Bonds will consist of
                                                      the following Classes:

                                                                                                APPROXIMATE ORIGINAL
                                                            CLASS            DESIGNATION          PRINCIPAL AMOUNT
                                                        Class A-1 Bonds       Senior Bonds          $775,000,000
                                                        Class A-2 Bonds       Senior Bonds          $121,000,000
                                                        Class A-3 Bonds       Senior Bonds           $32,120,000
                                                        Class B-1 Bonds    Subordinated Bonds        $43,346,000
                                                        Class B-2 Bonds    Subordinated Bonds        $15,298,000
                                                        Class B-3 Bonds    Subordinated Bonds        $10,200,000

                                                      The original principal
                                                      amount of each Class of
                                                      Bonds may be increased or
                                                      decreased by up to 5% on
                                                      the Closing Date,
                                                      depending upon the
                                                      Collateral actually
                                                      acquired by the Issuer and
                                                      pledged to the Trustee.

BOND PAYMENT STRUCTURE
  CONSIDERATIONS................................      Unlike  standard
                                                      corporate  bonds,  the
                                                      timing and amount of
                                                      principal  payments on the
                                                      Bonds are not fixed and
                                                      will be  determined  by,
                                                      among other  things,  the
                                                      timing and amount of
                                                      principal  payments
                                                      (including  prepayments,
                                                      defaults,  liquidations
                                                      and repurchases) on the
                                                      Loans, the timing and
                                                      amount of losses realized
                                                      on the Loans and the
                                                      principal payment
                                                      structure (including
                                                      redemption  provisions) of
                                                      the Bonds.  The timing and
                                                      amount of principal
                                                      payments on the Loans will
                                                      be affected by a variety
                                                      of economic,  geographic,
                                                      legal,  tax, and social
                                                      factors  primarily
                                                      because the Loans are
                                                      generally prepayable by
                                                      the borrowers at any time.
                                                      Loan  prepayments  also
                                                      are affected by default
                                                      rates.  See "Risk
                                                      Factors--Uncertain  Timing
                                                      of Principal"  and
                                                      "--Limited  Recourse",
                                                      "Maturity  and  PrepaymenT
                                                      Considerations" and "Yield
                                                      Considerations" herein.

INDENTURE.......................................      The Bonds  will be issued
                                                      pursuant  to an  indenture
                                                      supplement  to be dated as
                                                      of June 1, 1997 (the
                                                      "Indenture  Supplement"),
                                                      to an indenture  dated as
                                                      of November 1, 1994 (the
                                                      "Original  Indenture"),
                                                      between the Issuer and the
                                                      Trustee (the Original
                                                      Indenture as so
                                                      supplemented, the
                                                      "Indenture").

TRUSTEE AND CUSTODIAN...........................      Texas Commerce Bank
                                                      National  Association,  a
                                                      national banking
                                                      association,  will act as
                                                      Trustee (the "Trustee")
                                                      for the  Bonds  pursuant
                                                      to the  Indenture  and as
                                                      Custodian  for  certain
                                                      of the  Loan documents.
                                                      See "Description of the
                                                      Bonds--The Trustee and
                                                      Custodian" herein.

PARTICIPANT.....................................      Issuer  Holding  Corp.
                                                      The  Participant
                                                      acquired  the  Collateral
                                                      from  various  mortgage
                                                      banking institutions,
                                                      including  Boston Safe
                                                      Deposit and Trust Company

                                                      ("The Boston  Company"),
                                                      Norwest Bank Minnesota,
                                                      N.A. ("Norwest"),  The
                                                      Chase Manhattan Bank,
                                                      Dynex Financial, Inc.
                                                      ("Dynex Financial"),  an
                                                      affiliate of the Issuer,
                                                      and Household Bank f.s.b.
                                                      ("Household").

SERVICERS AND MASTER
SERVICERS.......................................      Approximately  30% of the
                                                      Loans are serviced by The
                                                      Boston Company (and
                                                      subserviced by its
                                                      affiliate, Mellon Mortgage
                                                      Company); approximately 8%
                                                      of the Loans are serviced
                                                      by Norwest;  approximately
                                                      9% of the Loans are
                                                      serviced by Dynex Services
                                                      ("Dynex  Services"),  an
                                                      affiliate of Dynex and the
                                                      Issuer; approximately  34%
                                                      of  the  Loans  are
                                                      serviced  by  Chase
                                                      Manhattan  Mortgage
                                                      Corporation  ("Chase
                                                      Mortgage"); approximately
                                                      7%  of the  Loans  are
                                                      serviced by  Harbourton
                                                      Mortgage Co.,  L.P.
                                                      ("Harbourton"), an
                                                      affiliate of Lehman
                                                      Brothers  Inc.,  and the
                                                      balance of the loans are
                                                      serviced by other
                                                      servicers.  The Boston
                                                      Company,  Norwest,  Dynex
                                                      Services,  Chase Mortgage,
                                                      Harbourton and the other
                                                      servicers are referred to
                                                      collectively as the
                                                      "Servicers" and each as a
                                                      "Servicer".

                                                      Norwest will serve as
                                                      master servicer of
                                                      approximately 13% of the
                                                      Loans, which constitute
                                                      the Underlying Mortgage
                                                      Loans (as defined herein);
                                                      Dynex Capital ("Dynex"),
                                                      an affiliate of the
                                                      Issuer, will serve as
                                                      master servicer of the
                                                      balance of the Loans
                                                      (Dynex in such capacity,
                                                      together with Norwest, the
                                                      "Master Servicers" and
                                                      each a "Master Servicer").
                                                      See "Dynex Capital, Inc."
                                                      in the Prospectus.

                                                      Each Servicer will be
                                                      entitled to a Servicing
                                                      Fee and each Master
                                                      Servicer will be entitled
                                                      to a Master Servicing Fee
                                                      (each as defined herein)
                                                      from interest collected on
                                                      the Loans (except that the
                                                      Servicing Fee with respect
                                                      to approximately 9% of the
                                                      Loans is payable after the
                                                      payment of interest on the
                                                      Bonds to the extent
                                                      provided herein). As
                                                      described herein, the
                                                      Servicing Fee and Master
                                                      Servicing Fee will vary
                                                      among the Loans. On any
                                                      Payment Date, the
                                                      applicable Master Servicer
                                                      will be obligated to pay
                                                      interest ("Month End
                                                      Interest") through the end
                                                      of the preceding calendar
                                                      month with respect to
                                                      Loans that are prepaid in
                                                      full during the Prepayment
                                                      Period that begins in the
                                                      preceding calendar month.
                                                      See "Servicing of the
                                                      Collateral" herein.

ADVANCES........................................      On or before each Payment
                                                      Date, the applicable
                                                      Servicer  generally will
                                                      be obligated  (subject to
                                                      the limitations provided
                                                      in the applicable
                                                      servicing  agreement) to
                                                      make cash advances
                                                      ("Advances") with respect
                                                      to any  delinquent  Loan
                                                      in an amount  equal to the
                                                      sum of (i) the  Scheduled
                                                      Payment on such delinquent
                                                      Loan (net of the Servicing
                                                      Fee, except with respect
                                                      to  approximately  9% of
                                                      the Loans for which
                                                      Advances  are  required
                                                      to be made only to the
                                                      extent of the  interest
                                                      portion of a Scheduled
                                                      Payment  (without
                                                      deduction  for the
                                                      Servicing  Fee)),  (ii)
                                                      amounts for the payment of
                                                      real estate taxes,
                                                      assessments,  insurance
                                                      premiums and property
                                                      protection  expenses and
                                                      (iii) amounts to cover
                                                      expenses  relating  to
                                                      Foreclosure  and
                                                      Liquidation,  provided
                                                      that  the  applicable
                                                      Servicer  has determined
                                                      in its good faith
                                                      business  judgment that
                                                      such Advance is not a
                                                      Non-Recoverable  Advance.
                                                      The applicable  Master
                                                      Servicer will be obligated
                                                      to make any required
                                                      Advance if the Servicer
                                                      fails to make such
                                                      Advance.  The Bond
                                                      Administrator  will be
                                                      obligated to make any
                                                      required  Advance if the
                                                      applicable  Master
                                                      Servicer  fails to do so.
                                                      The  Trustee  will be
                                                      obligated  to make any
                                                      required Advance  if the
                                                      Bond  Administrator  fails
                                                      to do so.  Nevertheless,
                                                      none of the  applicable
                                                      Master Servicer,  the Bond
                                                      Administrator or the
                                                      Trustee is required to
                                                      make any Advance if it has
                                                      determined in its good
                                                      faith  business  judgment
                                                      that such Advance would
                                                      constitute a
                                                      Non-Recoverable  Advance.
                                                      See "Servicing of the
                                                      Collateral-- Advances"
                                                      herein and in the
                                                      Prospectus.

BOND ADMINISTRATOR..............................      Dynex will act as Bond
                                                      Administrator,  will be
                                                      entitled to a Bond
                                                      Administration  Fee equal
                                                      to 0.02% per annum on the
                                                      aggregate  Scheduled
                                                      Principal  Balance of the
                                                      Loans and will be
                                                      responsible for the fees
                                                      of the Trustee.

DENOMINATIONS...................................      The Bonds will be issued
                                                      as  Book-Entry  Bonds in
                                                      minimum  denominations  of
                                                      $100,000  and in integral
                                                      multiples  of  $1,000  in
                                                      excess  thereof,  except
                                                      that one Bond of each
                                                      Class  may be  issued in a
                                                      different  denomination.
                                                      See  "Description  of the
                                                      Bonds--Book-Entry
                                                      Procedures"  herein  and
                                                      in the Prospectus.

PAYMENT DATE....................................      The 28th day of each month
                                                      (or if such day is not a
                                                      Business  Day, then the
                                                      next  succeeding  Business
                                                      Day), beginning July 28,
                                                      1997.

CLOSING DATE....................................      On or about June 25, 1997.

CUT-OFF DATE....................................      June 1, 1997.

RECORD DATE.....................................      The last Business Day of
                                                      the month  preceding the
                                                      month in which the related
                                                      Payment Date is deemed to
                                                      occur.

ACCRUAL PERIOD..................................      With  respect to each
                                                      Payment  Date,  the period
                                                      commencing  on the 28th
                                                      day of the  preceding
                                                      month through  the 27th
                                                      day of the month in which
                                                      such  Payment  Date is
                                                      deemed to occur  (except
                                                      that the first such
                                                      Accrual Period will be the
                                                      period from the Closing
                                                      Date through July 27,
                                                      1997).

COMPUTATION OF INTEREST.........................      Interest will be computed
                                                      on the basis of a 360-day
                                                      year consisting of twelve
                                                      30-day months.

CLASS A-1, CLASS A-2, CLASS B-2
   AND CLASS B-3 BONDS..........................      The Class  Interest  Rates
                                                      for the Class A-1,  Class
                                                      A-2, Class B-2 and Class
                                                      B-3 Bonds will initially
                                                      equal,  subject to the
                                                      Applicable  Cap, the per
                                                      annum rate equal to
                                                      One-Month  LIBOR, as
                                                      determined on the
                                                      applicable  Floating Rate
                                                      Determination  Date, plus,
                                                      in each case, the
                                                      Applicable Spread,
                                                      accrued during the
                                                      applicable  Accrual
                                                      Period on the  outstanding
                                                      principal  balance of the
                                                      Class A-1, Class A-2,
                                                      Class B-2 and Class B-3
                                                      Bonds,  respectively,
                                                      immediately prior to the
                                                      applicable  Payment Date.
                                                      The  Applicable  Spread is
                                                      initially  0.40% for the
                                                      Class A-1  Bonds,  0.55%
                                                      for the Class A-2 Bonds,
                                                      1.00% for the Class B-2
                                                      Bonds and 1.75% for the
                                                      Class B-3  Bonds.  The
                                                      Applicable  Cap is 10.00%
                                                      per annum for the Class
                                                      A-1 and Class A-2  Bonds,
                                                      10.50% per annum for the
                                                      Class B-2 Bonds and 11.00%
                                                      per annum for the Class
                                                      B-3 Bonds.  For the
                                                      initial  Payment Date, the
                                                      Class Interest Rates per
                                                      annum will be 6.0875% for
                                                      the Class A-1 Bonds,
                                                      6.2375% for the Class A-2
                                                      Bonds, 6.6875% for the
                                                      Class B-2 Bonds, and
                                                      7.4375% for the Class B-3
                                                      Bonds.  If the Issuer does
                                                      not  exercise  its option
                                                      to redeem the Bonds when
                                                      it is first  permitted to
                                                      do so, the  Applicable
                                                      Spread and the Applicable
                                                      Cap for the Class A-1
                                                      Bonds will be increased by
                                                      0.40% and the  Applicable
                                                      Spread and the Applicable
                                                      Cap for the Class A-2,
                                                      Class B-2, and Class B-3
                                                      Bonds will be increased by
                                                      0.50%.

CLASS A-3 AND CLASS B-1 BONDS...................      The Class  Interest  Rates
                                                      for the Class A-3 and
                                                      Class B-1 Bonds will
                                                      equal,  subject to a cap
                                                      of 14% per annum, the per
                                                      annum rate equal to the
                                                      sum of (a) the per annum
                                                      rate, subject to a cap of
                                                      10.00%, equal to One-Month

                                                      LIBOR,  as determined on
                                                      the applicable  Floating
                                                      Rate  Determination  Date,
                                                      plus 0.55% for the Class
                                                      A-3 Bonds and 0.65% for
                                                      the Class B-1 Bonds (1.05%
                                                      and 1.15%, respectively,
                                                      if the Issuer does not
                                                      exercise its option to
                                                      redeem the Bonds when
                                                      first permitted to do so),
                                                      accrued during the
                                                      applicable  Accrual Period
                                                      on the outstanding
                                                      principal balance of the
                                                      Class A-3 and Class B-1
                                                      Bonds,  respectively,
                                                      immediately prior to the
                                                      applicable  Payment Date
                                                      and (b) the excess of (i)
                                                      twelve  times the amount
                                                      of  interest  at the per
                                                      annum  rate equal to the
                                                      excess of (x) the weighted
                                                      average  (by principal
                                                      balance)  of the Net Rates
                                                      on the Loans over (y) the
                                                      weighted average  (by
                                                      principal balance) of the
                                                      Class Interest Rates on
                                                      the Bonds (calculated,  in
                                                      the case of the Class A-3
                                                      and Class B-1 Bonds,
                                                      solely by  reference  to
                                                      clause (a) above)
                                                      applicable  to such
                                                      Payment  Date, accrued
                                                      during the applicable
                                                      Accrual Period on a
                                                      notional  principal
                                                      balance equal to the
                                                      aggregate outstanding
                                                      principal  balance of the
                                                      Bonds  immediately prior
                                                      to such Payment Date over
                                                      (ii) the sum of the
                                                      Interest  Carryover
                                                      Amounts for all Classes of
                                                      Bonds for the prior
                                                      Payment  Date,  divided by
                                                      (iii) the sum of the
                                                      outstanding  principal
                                                      balances of the Class A-3
                                                      and Class B-1 Bonds
                                                      immediately prior to such
                                                      Payment Date.

ONE-MONTH LIBOR.................................      With  respect to any
                                                      Accrual  Period,
                                                      One-Month  LIBOR is
                                                      expected  to be
                                                      determined  on the basis
                                                      (rounded to the nearest
                                                      five  decimal  places) of
                                                      the London  Interbank
                                                      Offered  Rate  ("LIBOR")
                                                      for one-month  Eurodollar
                                                      deposits appearing on the
                                                      BLOOMBERG Screen LIUS01M
                                                      Index Page as of 11:00
                                                      a.m., London time, on the
                                                      related Floating Rate
                                                      Determination  Date. See
                                                      "Description of the
                                                      Bonds--Payments of
                                                      Principal and Interest"
                                                      herein.

FLOATING RATE
  DETERMINATION DATE............................      The Floating Rate
                                                      Determination Date for
                                                      each Accrual Period after
                                                      the initial Accrual Period
                                                      will be the second London
                                                      Banking Day prior to the
                                                      commencement of the
                                                      applicable  Accrual
                                                      Period.  A "London Banking
                                                      Day" is any day on which
                                                      commercial  banks and
                                                      foreign  exchange  markets
                                                      settle  payments in London
                                                      and New York City.

PRINCIPAL PAYMENTS ON THE
  BONDS.........................................      On each Payment Date, the
                                                      Principal  Payment Amount
                                                      (as defined  herein) will
                                                      be applied  sequentially
                                                      to pay the Class A-1,
                                                      Class A-2,  Class A-3,
                                                      Class B-1, Class B-2 and
                                                      Class B-3 Bonds so that no
                                                      such payment  will be made
                                                      to any such  Class  until
                                                      the prior  Classes  have
                                                      been paid in full.
                                                      Principal payments to a
                                                      Class will be made to the
                                                      Bondholders of such Class
                                                      PRO RATA in the proportion
                                                      that the outstanding
                                                      principal balance of each
                                                      Bond of such Class bears
                                                      to the aggregate
                                                      outstanding principal
                                                      balance  of all  Bonds  of
                                                      such  Class.  See
                                                      "Description  of the
                                                      Bonds--Payments  of
                                                      Principal  and Interest"
                                                      herein.

STATED MATURITY DATE............................      The Stated  Maturity Date
                                                      for the Bonds is set forth
                                                      on the cover page hereof
                                                      and  represents the date
                                                      that the Bonds are payable
                                                      in full.  The Stated
                                                      Maturity  Date for the
                                                      Bonds has been  calculated
                                                      by adding  approximately
                                                      four years to the latest
                                                      scheduled  payment date on
                                                      the Loans  included in the
                                                      Collateral originally
                                                      pledged to secure the
                                                      Bonds.

NON-RECOURSE OBLIGATIONS........................      The  Bonds  will be
                                                      non-recourse  obligations
                                                      of the  Issuer.  In
                                                      accordance  with the terms
                                                      of the Indenture,  the
                                                      Bondholders  will have no
                                                      rights or claims against
                                                      the Issuer directly for
                                                      the payment of principal
                                                      of and interest on the
                                                      Bonds and may look only to
                                                      the  Collateral  pledged
                                                      to the Trustee as security
                                                      for the Bonds to satisfy
                                                      the Issuer's  obligations
                                                      to make interest and
                                                      principal payments on the
                                                      Bonds.  None of the
                                                      Issuer,  the Bond
                                                      Administrator,  the
                                                      Participant,  any
                                                      affiliate of the
                                                      Participant,  any Master
                                                      Servicer,  any Servicer,
                                                      the Trustee,  any
                                                      governmental  agency or
                                                      any other person has
                                                      guaranteed  or insured the
                                                      Bonds.  Each  Bondholder
                                                      will be deemed,  by
                                                      acceptance of its Bond, to
                                                      have agreed (to the extent
                                                      it may  legally do so) not
                                                      to file or cause a filing
                                                      against the Issuer of an
                                                      involuntary  petition
                                                      under any bankruptcy or
                                                      receivership  law and to
                                                      treat its Bonds as debt
                                                      instruments  for  purposes
                                                      of federal  and state
                                                      income  tax,  franchise
                                                      tax and any other tax
                                                      measured in whole or in
                                                      part by income.

SECURITY FOR THE BONDS..........................      The  Collateral  will be
                                                      pledged as a portion of
                                                      the Trust Estate  securing
                                                      the Bonds.  The Collateral
                                                      will consist of (i)
                                                      conventional,  one- to
                                                      four-family,  fully
                                                      amortizing  first lien
                                                      mortgage loans (the
                                                      "Mortgage  Loans") and a
                                                      small amount of
                                                      manufactured  housing
                                                      installment  sales
                                                      contracts (the
                                                      "Manufactured  Home Loans"
                                                      and,  collectively  with
                                                      the Mortgage Loans, the
                                                      "Directly Held Loans") and
                                                      (ii)  certificates  (the
                                                      "Mortgage  Certificates")
                                                      representing
                                                      substantially the entire
                                                      interest in mortgage loans
                                                      (the  "Underlying
                                                      Mortgage  Loans" and,
                                                      together with the Directly
                                                      Held Loans,  the "Loans").
                                                      The Collateral is more
                                                      specifically  described
                                                      under "Security for the
                                                      Bonds" herein and in the
                                                      Prospectus.   In
                                                      addition,   the  Bonds
                                                      will  be  secured  by  the
                                                      assets   deposited  in
                                                      the Collateralization
                                                      Fund.

A.  LOANS.......................................      The Loans had an
                                                      aggregate  Scheduled
                                                      Principal  Balance  as of
                                                      the  Cut-off  Date of
                                                      approximately
                                                      $1,006,263,000.
                                                      Approximately  91% of the
                                                      Loans  are  expected  to
                                                      be  adjustable  rate
                                                      Loans  (the "Adjustable
                                                      Rate Loans"),  and
                                                      approximately  9% of the
                                                      Loans are expected to be
                                                      level payment loans (the
                                                      "Level  Payment  Loans").
                                                      Less than 1% of the
                                                      Directly  Held Loans were
                                                      delinquent  as of the
                                                      Cut-off Date by one or
                                                      more Scheduled Payments.

                                                      The Loans are expected to
                                                      have a weighted average
                                                      remaining term to stated
                                                      maturity of approximately
                                                      333 months. The Directly
                                                      Held Loans are expected to
                                                      have an average Scheduled
                                                      Principal Balance of
                                                      approximately $192,721.
                                                      The Underlying Mortgage
                                                      Loans are expected to have
                                                      an average Scheduled
                                                      Principal Balance of
                                                      approximately $190,554. Of
                                                      the Adjustable Rate Loans,
                                                      approximately 46% are
                                                      expected to have Loan
                                                      Rates that adjust after an
                                                      initial period (the
                                                      "Initial Period") by
                                                      reference to the Six-Month
                                                      LIBOR Index and
                                                      approximately 54% are
                                                      expected to have Loan
                                                      Rates that adjust by
                                                      reference to the One-Year
                                                      CMT Index (each an "Index"
                                                      as described herein),
                                                      subject to Periodic Rate
                                                      Caps and maximum and
                                                      minimum lifetime Loan
                                                      Rates, as described
                                                      herein. The Loans for
                                                      which the Loan Rate
                                                      adjusts by reference to
                                                      the Six-Month LIBOR Index
                                                      have semi-annual Interest
                                                      Adjustment Dates (as
                                                      defined herein); the Loans
                                                      for which the Loan Rate
                                                      adjusts by reference to
                                                      the One-Year CMT Index
                                                      have annual Interest
                                                      Adjustment Dates.

                                                      Approximately 29% of the
                                                      Loans provide for monthly
                                                      payments of interest at
                                                      the related Loan Rate but
                                                      no payments of principal
                                                      for the first 10 years
                                                      after origination (or, in
                                                      some cases, modification).
                                                      Following such 10-year
                                                      period, the monthly
                                                      payment on each such Loan
                                                      will be increased to an
                                                      amount sufficient to
                                                      amortize fully its
                                                      outstanding principal
                                                      balance over its remaining
                                                      term and to pay interest
                                                      at the related Loan Rate.
                                                      See "Risk Factors --
                                                      Interest Only Payments"
                                                      herein. Less than 3% of
                                                      the Loans are secured in
                                                      part by Additional Loan
                                                      Collateral, generally
                                                      consisting of marketable
                                                      securities. See "Security
                                                      for the Bonds--Additional
                                                      Collateral" herein.

                                                      Less than 1% of the Loans
                                                      are Unrecognized
                                                      Cooperative Loans (as
                                                      defined herein); the value
                                                      of the related collateral
                                                      may prove to be
                                                      substantially less, in the
                                                      event of foreclosure, than
                                                      the unpaid balance of the
                                                      related Loan. See "Risk
                                                      Factors--Cooperative
                                                      Loans; Unrecognized
                                                      Security Interests"
                                                      herein.

                                                      Approximately 41% of the
                                                      Adjustable Rate Loans
                                                      provide that the borrower
                                                      may, on certain dates and
                                                      subject to certain
                                                      conditions, as specified
                                                      in the related Loan,
                                                      convert the adjustable
                                                      rate of the related Loan
                                                      to a fixed rate.

MORTGAGE INSURANCE..............................      Approximately  6% of the
                                                      Loans are expected to have
                                                      original  loan-to-value
                                                      ratios,  giving effect to
                                                      Additional Loan
                                                      Collateral,  in excess of
                                                      90%, and the weighted
                                                      average original
                                                      loan-to-value ratio,
                                                      giving effect, if
                                                      applicable,  to Additional
                                                      Loan Collateral,  is
                                                      expected to be
                                                      approximately 73%. At
                                                      least 22% of the Loans
                                                      with a loan-to-value
                                                      ratio (at origination),
                                                      giving effect to
                                                      Additional Loan
                                                      Collateral,  greater  than
                                                      80% will be covered by a
                                                      Primary  Mortgage
                                                      Insurance  Policy
                                                      (covering at least the
                                                      amount  of the Loan in
                                                      excess of 75% of the
                                                      original  fair  market
                                                      value of the  related
                                                      Mortgaged  Premises)
                                                      unless such policy is
                                                      canceled with the consent
                                                      of the Master  Servicer.
                                                      Certain of the  Underlying
                                                      Mortgage  Loans will be
                                                      covered by other  limited
                                                      forms of credit
                                                      enhancement  as described
                                                      herein.  See "Security for
                                                      the  Bonds--Mortgage  Pool
                                                      and Other Insurance for
                                                      the Underlying Mortgage
                                                      Loans" herein.

LOAN  RATE......................................      The Loan Rate of each Loan
                                                      is the per annum interest
                                                      rate required to be paid
                                                      by the borrower.

                                                      The Loan Rate of each
                                                      Adjustable Rate Loan will
                                                      adjust periodically on
                                                      specified dates (each such
                                                      date, an "Interest
                                                      Adjustment Date") to a
                                                      rate that is calculated in
                                                      accordance with the
                                                      related Index plus a fixed
                                                      percentage (the "Gross
                                                      Margin"), subject to, in
                                                      most cases, (i) a maximum
                                                      periodic increase or
                                                      decrease in the Loan Rate
                                                      of 1% or 2% per annum (a
                                                      "Periodic Rate Cap") and
                                                      (ii) any minimum and
                                                      maximum lifetime Loan
                                                      Rates.

                                                      With respect to the
                                                      Adjustable Rate Loans, as
                                                      of the Cut-off Date, (i)
                                                      the Loan Rates are
                                                      expected to range from
                                                      4.375% to 11.25% per
                                                      annum, and the weighted
                                                      average Loan Rate is
                                                      expected to be
                                                      approximately 7.15% per
                                                      annum, (ii) the Gross
                                                      Margins are expected to
                                                      range from 0.00% to 5.80%,
                                                      with a weighted average
                                                      Gross Margin of
                                                      approximately 2.61%, (iii)
                                                      the maximum lifetime Loan
                                                      Rates are expected to
                                                      range from 9.50% to 17.75%
                                                      per annum, and the
                                                      weighted average maximum
                                                      lifetime Loan Rate is
                                                      expected to be
                                                      approximately 12.34% per
                                                      annum and (iv) the minimum
                                                      lifetime Loan Rates are
                                                      expected to range from
                                                      0.00% to 11.25% per annum,
                                                      and the weighted average
                                                      minimum lifetime Loan Rate
                                                      is expected to be
                                                      approximately 3.12% per
                                                      annum. In no case will the
                                                      minimum lifetime Loan Rate
                                                      of an Adjustable Rate Loan
                                                      be less than the Gross
                                                      Margin of such Loan.

                                                      With respect to the Level
                                                      Payment Loans, as of the
                                                      Cut-off Date, the Loan
                                                      Rates are expected to
                                                      range from 6.75% to 13.00%
                                                      per annum and the weighted
                                                      average Loan Rate is
                                                      expected to be
                                                      approximately 9.78% per
                                                      annum.

ADMINISTRATIVE
  COST RATE.....................................      The  Administrative  Cost
                                                      Rate with  respect to each
                                                      Loan will be equal to the
                                                      sum of (i) the  related
                                                      Servicing  Fee Rate,  (ii)
                                                      the related  Master
                                                      Servicing  Fee Rate,
                                                      (iii) the rate used to
                                                      calculate premiums,  if
                                                      any, on mortgage  pool and
                                                      other  insurance  policies
                                                      and certain  other
                                                      administrative expenses,
                                                      if any,  applicable to
                                                      such Loan, (iv) the Bond
                                                      Administration Fee Rate
                                                      and (v) the fees of any
                                                      Special  Servicer , in
                                                      each case  attributable
                                                      to that Loan.  For
                                                      purposes of  calculating
                                                      the Administrative  Cost
                                                      Rate, the rate used with
                                                      respect to the premium for
                                                      the FSA Insurance Policy
                                                      is a fixed percentage of
                                                      the outstanding  principal
                                                      balance of each Mortgage
                                                      Loan, although the premium
                                                      for the FSA Insurance
                                                      Policy paid is equal to
                                                      such fixed percentage of
                                                      the outstanding  principal
                                                      balance of the Bonds.  As
                                                      of the Cut-off Date, the
                                                      weighted  average
                                                      Administrative  Cost Rate
                                                      is expected to be
                                                      approximately  0.35% per
                                                      annum.

NET RATE........................................      The Net Rate of each Loan
                                                      will be equal to the Loan
                                                      Rate for such Loan less
                                                      the  Administrative  Cost
                                                      Rate for such Loan.

B. MORTGAGE CERTIFICATES........................      The Underlying  Mortgage
                                                      Loans are  indirectly
                                                      pledged to secure the
                                                      Bonds through the pledge
                                                      of the Mortgage
                                                      Certificates,  which
                                                      represent  substantially
                                                      the entire interest in the
                                                      Underlying Mortgage Loans
                                                      and, in addition, provide
                                                      limited credit enhancement
                                                      for the Underlying
                                                      Mortgage Loans.

C. COLLATERAL PROCEEDS
       ACCOUNT..................................      All  collections on the
                                                      Collateral will be
                                                      remitted (net of certain
                                                      administrative  fees and
                                                      expenses and payments and
                                                      reimbursements  to the
                                                      applicable  Servicer,  the
                                                      applicable Master Servicer
                                                      and the Bond
                                                      Administrator)  monthly to
                                                      the Collateral  Proceeds
                                                      Account to be established
                                                      by the Trustee and will be
                                                      available for  application
                                                      to the payment of interest
                                                      and principal due on the
                                                      Bonds,  and for the
                                                      payment of certain
                                                      administrative  fees and
                                                      expenses.  On each
                                                      Payment  Date,  after
                                                      required payments are made
                                                      on the Bonds,  any
                                                      Available Funds (as
                                                      defined  herein)
                                                      remaining in the
                                                      Collateral Proceeds
                                                      Account on such Payment
                                                      Date shall be released
                                                      from the lien of the
                                                      Indenture and will not be
                                                      available for payment to
                                                      the Bondholders.  See
                                                      "Security for the
                                                      Bonds--Collateral Proceeds
                                                      Account" in the
                                                      Prospectus.

D. CREDIT ENHANCEMENT;
        SUBORDINATION...........................      Credit  enhancement for
                                                      the Senior Bonds will be
                                                      provided  through (i)
                                                      limited
                                                      overcollateralization,
                                                      I.E., the pledge to the
                                                      Trustee on the Closing
                                                      Date of Collateral  having
                                                      a principal amount in
                                                      excess of  the  original
                                                      principal   balance  of
                                                      the  Bonds  and  the
                                                      deposit  of  other  assets
                                                      in  the Collateralization
                                                      Fund as  described  below
                                                      and (ii) the
                                                      subordination  of the
                                                      Subordinated  Bonds,
                                                      including the provisions
                                                      with respect to
                                                      preferential
                                                      distributions  of
                                                      Available  Funds
                                                      described herein.  Credit
                                                      enhancement  for the
                                                      Subordinated  Bonds will
                                                      be  provided  through  (i)
                                                      the limited
                                                      overcollateralization
                                                      described above and (ii)
                                                      in the case of the Class
                                                      B-1 and Class B-2 Bonds,
                                                      the subordination of the
                                                      Classes of Subordinated
                                                      Bonds with higher
                                                      numerical  designations to
                                                      the Classes of
                                                      Subordinated  Bonds with
                                                      lower  numerical
                                                      designations,  including
                                                      the provisions with
                                                      respect to preferential
                                                      distributions of Available
                                                      Funds as described herein.

                                                      On the Closing Date, the
                                                      Issuer will establish a
                                                      fund (the
                                                      "Collateralization Fund")
                                                      and deposit therein, as
                                                      additional security for
                                                      the Bonds, other assets
                                                      selected by the Issuer
                                                      (expected to consist of
                                                      loans) with a principal
                                                      balance equal to
                                                      approximately $13,649,207.
                                                      The Issuer may substitute
                                                      Eligible Investments for
                                                      the assets initially
                                                      deposited in the
                                                      Collateralization Fund.
                                                      The Issuer will not have
                                                      any other obligation to
                                                      make deposits to the
                                                      Collateralization Fund.
                                                      See "Description of the
                                                      Bonds -- Payments of
                                                      Principal and Interest"
                                                      herein.

                                                      The Overcollateralization
                                                      Amount, on the Closing
                                                      Date, is expected to equal
                                                      approximately 2.25% of the
                                                      aggregate of the Scheduled
                                                      Principal Balance of the
                                                      Loans and the deposits in
                                                      the Collateralization Fund
                                                      as of the Cut-off Date.
                                                      The actual percentage may
                                                      be lower or higher than
                                                      2.25%, depending on the
                                                      final requirements of the
                                                      Rating Agencies. The
                                                      Overcollateralization
                                                      Amount generally will be
                                                      reduced by Losses (as
                                                      defined herein) on the
                                                      Loans and, to the extent
                                                      that the
                                                      Overcollateralization
                                                      Amount would otherwise
                                                      exceed the Target
                                                      Overcollateralization
                                                      Amount (as defined
                                                      herein), by the
                                                      distribution of Principal
                                                      Payment Amounts to the
                                                      Issuer.

E.  LOSSES......................................      Losses  with  respect  to
                                                      the  Loans  will be
                                                      allocated  first  to the
                                                      Overcollateralization
                                                      Amount (including  amounts
                                                      on deposit in the
                                                      Collateralization  Fund),
                                                      second to the Subordinated
                                                      Bonds (in reverse  order
                                                      of  numerical
                                                      designation)  and third to
                                                      the Senior  Bonds (pro
                                                      rata,  by  outstanding
                                                      principal balance, with
                                                      respect to each Class of
                                                      the Senior Bonds).

PREPAYMENT AND YIELD
  CONSIDERATIONS................................      The yield to maturity  of,
                                                      and the  aggregate  amount
                                                      of payments on, the Bonds
                                                      will be related to the
                                                      rate and timing of
                                                      principal  payments  on
                                                      the  Loans,  which will be
                                                      affected  by the
                                                      amortization schedules  of
                                                      the Loans and the rate of
                                                      principal  prepayments
                                                      thereon  (including  for
                                                      this purpose payments
                                                      resulting  from
                                                      refinancings,
                                                      liquidations  of the Loans
                                                      due to  default,
                                                      casualties  and
                                                      condemnations,
                                                      repurchases  by the
                                                      Participant  and
                                                      repurchases  in
                                                      connection  with  an
                                                      optional redemption).  NO
                                                      ASSURANCE  CAN BE GIVEN AS
                                                      TO THE RATE OF PRINCIPAL
                                                      PAYMENTS OR  PREPAYMENTS
                                                      ON THE LOANS.

                                                      If the purchaser of a Bond
                                                      offered at a discount from
                                                      its Parity Price
                                                      calculates the anticipated
                                                      yield to maturity of such
                                                      Bond based on an assumed
                                                      rate of payment of
                                                      principal that is faster
                                                      than that actually
                                                      received on the Loans, the
                                                      actual yield to maturity
                                                      will be lower than that so
                                                      calculated. Conversely, if
                                                      the purchaser of a Bond
                                                      offered at a premium over
                                                      its Parity Price
                                                      calculates the anticipated
                                                      yield to maturity of such
                                                      Bond based on an assumed
                                                      rate of payment of
                                                      principal that is slower
                                                      than that actually
                                                      received on the Loans, the
                                                      actual yield to maturity
                                                      will be lower than that so
                                                      calculated.

ADDITIONAL SUBORDINATED BONDS...................      Without the consent of the
                                                      Bondholders,  the Issuer
                                                      may issue  additional
                                                      bonds of this Series to
                                                      the extent such bonds are
                                                      fully  subordinated  to
                                                      the Bonds  (including the
                                                      Class B-1, Class B-2 and
                                                      Class B-3 Bonds) or may
                                                      pledge its  interest  in
                                                      the Loans,  subject to the
                                                      indebtedness  evidenced
                                                      by the Bonds (including
                                                      the Class B-1, Class B-2
                                                      and Class B-3 Bonds),  to
                                                      secure bonds of other
                                                      series.  Any such issuance
                                                      of additional  bonds will
                                                      be conditioned upon
                                                      confirmation  from the
                                                      Rating Agencies of the
                                                      then current ratings on
                                                      the Bonds (including the
                                                      Class B-1, Class B-2 and
                                                      Class B-3 Bonds).

SUBSTITUTION AND MODIFICATION OF
  LOANS.........................................      If a Loan is in material
                                                      default or a payment
                                                      default is imminent,  the
                                                      related  Servicer,  with
                                                      the consent of the related
                                                      Master Servicer,  may be
                                                      authorized to enter into a
                                                      forbearance or
                                                      modification agreement
                                                      with the borrower.  The
                                                      terms of any such
                                                      forbearance or
                                                      modification  agreement
                                                      may alter the  scheduled
                                                      amortization  of such Loan
                                                      and,  consequently,  may
                                                      affect  the  amount and
                                                      timing of payments on the
                                                      Bonds. In addition,  under
                                                      certain circumstances,  a
                                                      loan (a "Substitute Loan")
                                                      may be substituted  for a
                                                      defaulted Loan or REO. The
                                                      terms of a Substitute
                                                      Loan may differ from those
                                                      of the Loan for which it
                                                      is substituted.  In
                                                      particular,  the Loan Rate
                                                      of a Substitute Loan may
                                                      be less than that of the
                                                      Loan for which it is
                                                      substituted  and,  indeed,
                                                      may be less than the then
                                                      current market interest
                                                      rate for loans with
                                                      similar characteristics.
                                                      Furthermore,  a Bondholder
                                                      may prefer that such
                                                      defaulted Loan or REO be
                                                      liquidated rather than
                                                      have it replaced with a
                                                      Substitute Loan,
                                                      particularly if the
                                                      Substitute  Loan has a
                                                      Loan Rate less than the
                                                      then current market
                                                      interest rate for loans
                                                      with similar
                                                      characteristics.  See
                                                      "Security for the
                                                      Bonds--Substitution of
                                                      Collateral" in the
                                                      Prospectus.

                                                      Generally, as a condition
                                                      to any modification or
                                                      forbearance related to any
                                                      Loan or to the
                                                      substitution of a
                                                      Substitute Loan, the
                                                      applicable Master Servicer
                                                      is required to determine,
                                                      in its reasonable business
                                                      judgment, that such
                                                      modification, forbearance
                                                      or substitution will
                                                      maximize the recovery on
                                                      such Loan on a present
                                                      value basis.

ADDITIONAL INFORMATION..........................      On each Payment Date,
                                                      information will be
                                                      available with respect to
                                                      the outstanding principal
                                                      balance of each Class of
                                                      the Bonds and the
                                                      applicable  Class Interest
                                                      Rate. The  information
                                                      may be obtained by
                                                      telephone  from the
                                                      corporate  trust  office
                                                      of the  Trustee.  As of
                                                      the date of this
                                                      Prospectus Supplement,
                                                      that telephone number is
                                                      (713) 216-2240.  The Bond
                                                      Administrator  will make
                                                      available on an ongoing
                                                      basis current information
                                                      relating to the
                                                      Collateral,  including (i)
                                                      Loan delinquencies of 30
                                                      days, 60 days and 90 days
                                                      or over, (ii) Loans in
                                                      foreclosure,  (iii) REO,
                                                      (iv) Losses on the Loans
                                                      and (v) the remaining
                                                      Overcollateralization
                                                      Amount.

BOOK-ENTRY REGISTRATION.........................      The Bonds  will  initially
                                                      be issued in  book-entry
                                                      form.  Persons  acquiring
                                                      beneficial  ownership
                                                      interests in the Bonds
                                                      ("beneficial  owners") may
                                                      elect to hold their
                                                      interest through The
                                                      Depository Trust Company
                                                      ("DTC") in the United
                                                      States,  or CEDEL Bank,
                                                      S.A.  ("CEDEL"),  or the
                                                      Euroclear  System
                                                      ("Euroclear") in Europe.
                                                      Transfers  within DTC,
                                                      CEDEL or Euroclear,  as
                                                      the case may be, will be
                                                      made in accordance  with
                                                      the usual rules and
                                                      operating  procedures of
                                                      the relevant  system.  So
                                                      long as the Bonds are
                                                      Book-Entry  Bonds (as
                                                      defined  herein),  such
                                                      Bonds will be  evidenced
                                                      by one or more Bonds
                                                      registered  in the  name
                                                      of Cede & Co.  ("Cede"),
                                                      as the  nominee  of  DTC,
                                                      or one of the  European =
                                                      Depositories  (as  defined
                                                      below).   Cross-market
                                                      transfers  between
                                                      persons  holding  directly
                                                      or indirectly  through
                                                      DTC, on the one hand, and
                                                      counterparties  holding
                                                      directly or indirectly
                                                      through CEDEL or
                                                      Euroclear,  on the other,
                                                      will be effected in DTC
                                                      through Citibank N.A.
                                                      ("Citibank") or Chase
                                                      Manhattan Bank ("Chase",
                                                      and together with
                                                      Citibank, the "European
                                                      Depositories"),  the
                                                      depositories of CEDEL and
                                                      Euroclear,  respectively,
                                                      and each a  participating
                                                      member of DTC. No
                                                      beneficial  owner will be
                                                      entitled to receive a
                                                      definitive  certificate
                                                      representing such person's
                                                      interest,  except in the
                                                      event that  Definitive
                                                      Bonds (as  defined
                                                      herein)  are issued  under
                                                      the  limited
                                                      circumstances described
                                                      herein.  All  references
                                                      in this  Prospectus
                                                      Supplement to any Bonds
                                                      reflect the rights of
                                                      beneficial   owners  only
                                                      as  such  rights  may  be
                                                      exercised  through  DTC
                                                      and  its  participating
                                                      organizations  for so long
                                                      as such Bonds are held by
                                                      DTC.  See  "Description
                                                      of the  Bonds--Book-Entry
                                                      Bonds" herein and Annex I
                                                      hereto.

OPTIONAL REDEMPTION.............................      The Issuer may, at its
                                                      option,  redeem a Class or
                                                      Classes of Bonds in whole,
                                                      but not in part,  on any
                                                      Payment  Date on or after
                                                      the earlier of (i) June
                                                      28, 2004,  or (ii) the
                                                      Payment Date on which,
                                                      after taking into account
                                                      payments of principal to
                                                      be made on such Payment
                                                      Date, the aggregate
                                                      outstanding principal
                                                      balance of the Bonds is
                                                      less than 35% of the
                                                      aggregate principal
                                                      balance of the Bonds on
                                                      the Closing Date.  If the
                                                      Issuer does not exercise
                                                      its option to redeem the
                                                      Bonds on the first Payment
                                                      Date on which it is
                                                      permitted  to do so, the
                                                      Class  Interest Rate for
                                                      each Class of the Bonds
                                                      will be  increased as
                                                      described  herein.  In
                                                      addition,  the Issuer may
                                                      redeem a Class or Classes
                                                      of Bonds in whole,  but
                                                      not in part,  at any time
                                                      upon a  determination  by
                                                      the  Issuer,  based  upon
                                                      an opinion of counsel,
                                                      that a  substantial  risk
                                                      exists that the Bonds of
                                                      the Class to be redeemed
                                                      will not be treated for
                                                      federal  income tax
                                                      purposes as  evidences of
                                                      indebtedness.  Any such
                                                      redemption will be paid in
                                                      cash at a price equal to
                                                      100% of the aggregate
                                                      outstanding  principal
                                                      balance of the Class of
                                                      Bonds so redeemed,  plus
                                                      accrued and unpaid
                                                      interest for the
                                                      applicable  Accrual
                                                      Period.  At the option of
                                                      the Issuer, an optional
                                                      redemption of a Class of
                                                      Bonds may be effected
                                                      without retiring such
                                                      Class of Bonds so that the
                                                      Issuer has the  ability to
                                                      own or resell  such Class
                                                      of Bonds.  Upon redemption
                                                      and retirement of all the
                                                      Bonds,  the Collateral
                                                      securing the Bonds will be
                                                      released from the  lien of
                                                      the Indenture.  See
                                                      "Description  of  the
                                                      Bonds--  Optional
                                                      Redemption"  herein  and
                                                      "Description of the
                                                      Bonds-- Redemption" in the
                                                      Prospectus.

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES..............................      Based on the facts as they
                                                      currently  exist,  in the
                                                      opinion of Arter & Hadden,
                                                      the Class A-1, Class A-2,
                                                      Class A-3,  Class B-1 and
                                                      Class B-2 Bonds will be
                                                      taxable  debt  obligations
                                                      under the Internal Revenue
                                                      Code of 1986, as amended
                                                      (the "Code"),  and
                                                      interest  paid or accrued
                                                      thereon,  including any
                                                      original  issue  discount,
                                                      will  be  taxable  to
                                                      Bondholders.   See
                                                      "Certain  Federal  Income
                                                      Tax Considerations"  in
                                                      the  Prospectus.  No
                                                      election  will be made to
                                                      treat the Issuer,  the
                                                      Loans or the arrangement
                                                      by which the Bonds are
                                                      issued as a real estate
                                                      mortgage  investment
                                                      conduit or financial asset
                                                      securitization  investment
                                                      trust.  Interest income
                                                      (including original issue
                                                      discount and market
                                                      discount) will accrue on
                                                      the Bonds as described in
                                                      "Certain  Federal Income
                                                      Tax  Consequences"  in the
                                                      Prospectus.  The Bonds may
                                                      be issued with  original
                                                      issue  discount for
                                                      federal  income tax
                                                      purposes. See  "Certain
                                                      Federal  Income  Tax
                                                      Consequences--Original
                                                      Issue  Discount"  in  the
                                                      Prospectus.  In
                                                      determining  the rate of
                                                      accrual of original issue
                                                      discount,  amortization
                                                      of bond premium or market
                                                      discount,  if any,  on the
                                                      Bonds,  Bondholders
                                                      should  use a  prepayment
                                                      assumption  of 21% CPR (as
                                                      described under "Maturity
                                                      and Prepayment
                                                      Considerations--Weighted
                                                      Average Life of the Bonds"
                                                      herein). No
                                                      representation,  however,
                                                      is made herein as to the
                                                      rate at which prepayments
                                                      on the Loans actually will
                                                      occur.

                                                      Bonds owned by domestic
                                                      building and loan
                                                      associations and other
                                                      thrift institutions will
                                                      not be considered "loans
                                                      secured by an interest in
                                                      real property" or
                                                      "qualifying real property
                                                      loans." Bonds owned by a
                                                      REIT will not be treated
                                                      as "real estate assets"
                                                      nor will interest on the
                                                      Bonds be considered
                                                      "interest on obligations
                                                      secured by mortgages on
                                                      real property." By
                                                      acceptance of its Bond,
                                                      each Bondholder will be
                                                      deemed to have agreed to
                                                      treat its Bonds as debt
                                                      instruments for purposes
                                                      of federal and state
                                                      income tax, franchise tax
                                                      and any other tax measured
                                                      in whole or in part by
                                                      income.

LEGAL INVESTMENT................................      The Class A-1, Class A-2,
                                                      Class A-3 and Class B-1
                                                      Bonds will constitute
                                                      mortgage  related
                                                      securities for purposes of
                                                      the Secondary  Mortgage
                                                      Market  Enhancement Act of
                                                      1984 ("SMMEA") for so long
                                                      as they are  rated  in one
                                                      of the  two  highest
                                                      rating  categories  by
                                                      one  or  more  nationally
                                                      recognized statistical
                                                      rating  organizations.  As
                                                      such, the Bonds will be
                                                      legal investments for
                                                      certain entities to the
                                                      extent  provided  in
                                                      SMMEA,  subject to state
                                                      laws  overriding  SMMEA.

                                                      A number of states have
                                                      enacted  legislation
                                                      overriding the legal
                                                      investment  provisions of
                                                      SMMEA. See "Legal
                                                      Investment" in the
                                                      Prospectus.

RATINGS.........................................      It is a condition to
                                                      issuance that the Bonds be
                                                      rated by Moody's Investors
                                                      Service,  Inc.
                                                      ("Moody's"), and Fitch
                                                      Investors  Service,  L.P.
                                                      ("Fitch" and,  together
                                                      with Moody's,  the "Rating
                                                      Agencies") as follows:

                                                      CLASS OF BONDS   MOODY'S  FITCH
                                                        Class A-1       Aaa      AAA
                                                        Class A-2       Aaa      AAA
                                                        Class A-3       Aaa      AAA

                                                      CLASS OF BONDS   FITCH
                                                        Class B-1       AA
                                                        Class B-2       A
                                                        Class B-3       BBB

                                                      A security rating is not a
                                                      recommendation to buy,
                                                      sell or hold the Bonds and
                                                      may be subject to revision
                                                      or withdrawal at any time
                                                      by the assigning Rating
                                                      Agency. A security rating
                                                      does not represent any
                                                      assessment of the
                                                      likelihood of principal
                                                      prepayments on the Loans
                                                      or of the degree to which
                                                      such prepayments might
                                                      differ from those
                                                      originally anticipated.
                                                      Also, a security rating
                                                      does not represent any
                                                      assessment of the yield to
                                                      maturity that investors
                                                      may experience. See
                                                      "Ratings" and "Maturity
                                                      and Prepayment
                                                      Considerations" herein.

ERISA CONSIDERATIONS............................      Fiduciaries of employee
                                                      benefit plans and certain
                                                      other  retirement  plans
                                                      and  arrangements  that
                                                      are subject to ERISA or
                                                      corresponding  provisions
                                                      of the Code,  including
                                                      individual  retirement
                                                      accounts and annuities,
                                                      Keogh plans and collective
                                                      investment funds in which
                                                      such plans,  accounts,
                                                      annuities or arrangements
                                                      are invested (any of the
                                                      foregoing a "Plan"),
                                                      persons acting on behalf
                                                      of a Plan, or persons
                                                      using the assets of a Plan
                                                      ("Plan  Investors"),
                                                      should  review  carefully
                                                      with their legal advisors
                                                      whether the purchase or
                                                      holding of the Bonds could
                                                      either give rise to a
                                                      transaction that is
                                                      prohibited  under ERISA or
                                                      the Code or cause the
                                                      Collateral  securing the
                                                      Bonds to be treated as
                                                      plan assets for purposes
                                                      of regulations of the
                                                      Department of Labor set
                                                      forth in 29 C.F.R.
                                                      2510.3-101  (the "Plan
                                                      Asset  Regulations").
                                                      Although  certain
                                                      exceptions  from the
                                                      application  of the
                                                      prohibited transaction
                                                      rules and the Plan  Asset
                                                      Regulations  exist,  there
                                                      can be no  assurance  that
                                                      any such exception  will
                                                      apply with respect to the
                                                      acquisition of a Bond.
                                                      See "ERISA
                                                      Considerations"  herein
                                                      and in the Prospectus.

                                                      The Issuer believes that
                                                      the Bonds will be treated
                                                      as debt obligations
                                                      without significant equity
                                                      features for purposes of
                                                      the Plan Asset
                                                      Regulations. Accordingly,
                                                      a Plan that acquires a
                                                      Bond should not be treated
                                                      as having acquired a
                                                      direct interest in the
                                                      assets of the Issuer. See
                                                      "ERISA Considerations"
                                                      herein and in the
                                                      Prospectus. Nevertheless,
                                                      there can be no complete
                                                      assurance that such Bonds
                                                      will be treated as debt
                                                      obligations without
                                                      significant equity
                                                      features for purposes of
                                                      the Plan Asset
                                                      Regulations.

                                  RISK FACTORS

            Prospective Bondholders should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of the Bonds.

DELINQUENCIESS

            Less than 1% of the Directly Held Loans were, as of the Cut-off Date, delinquent by one or more Scheduled Payments.

COOPERATIVE LOANS; UNRECOGNIZED SECURITY INTERESTS

            Less than 3% of the Loans were made in connection with a purchase or refinancing of cooperative apartments ("Cooperative Loans"). Certain cooperative housing corporations permit purchasers to obtain financing on only a portion, or on none, of a cooperative apartment's purchase price. Less than 1% of the Loans were made despite such restrictions and have not been recognized by the related cooperative housing corporation (such loans, "Unrecognized Cooperative Loans").

            As described under "Security for the Bonds--Realizing Upon Cooperative Loan Security" herein, there are certain risks attendant to foreclosure on Cooperative Loans. In the case of the Unrecognized Cooperative Loans, such risks are increased. A cooperative housing corporation may declare the borrower in default under the related lease or occupancy agreement because of the unrecognized financing and terminate such lease or occupancy agreement. The cooperative housing corporation will be under no obligation to recognize the lien against the related cooperative shares and may actively oppose the efforts to realize upon such collateral.

            Investors should consider the risk that, in the event of a default under an Unrecognized Cooperative Loan and resulting foreclosure, the related collateral may have a value substantially lower than the unpaid principal balance of the related Loan, or may have no value. Any Loss on an Unrecognized Cooperative Loan would reduce the Overcollateralization Amount and, if the Overcollateralization Amount was not adequate to cover the Loss, would be allocated to the Bonds as described herein. See "Description of the Bonds -- Losses" herein.

CREDIT CONSIDERATIONS REGARDING COLLLATERAL FOR THE LOANS

            Investors should review the information regarding the collateral for the Loans set forth under "Risk Factors--Credit Considerations" in the Prospectus.

LOAN CONCENTRATION

            Approximately 48% of the Loans are expected to be secured by properties located in California. Consequently, losses and prepayments on the Collateral and resultant payments on the Bonds may be affected significantly by changes in the housing markets and the regional economy of California, and also by the occurrence of natural disasters (such as earthquakes, fires and floods) in California. In addition, approximately 6% and 5% of the Loans are expected to be secured by properties located in Massachusetts and Michigan, respectively.


INTEREST-ONLY PAYMENTS

            Approximately 29% of the Loans provide for monthly payments of interest at the related Loan Rate but no payments of principal for the first 10 years after origination (or, in some cases, modification). Following such 10-year period, the monthly payment on each such Loan will be increased to an amount sufficient to amortize fully its outstanding principal balance over its remaining term and to pay interest at the related Loan Rate.

            Borrowers may view the absence of any obligation to make a payment of principal during the first ten years of the term of the such Loans as a disincentive to prepayment. To the extent that a recalculated monthly payment as described above is substantially in excess of a borrower's previous monthly payment providing solely for the payment of interest, such Loan may be subject to an increased risk of loss and delinquency.

HIGH BALANCE LOANS

            The average Scheduled Principal Balance of the Directly Held Loans is approximately $192,721. Approximately 7% of the Directly Held Loans have Scheduled Principal Balances in excess of $1,000,000. Loss and delinquency experience on such higher balance loans may have a disproportionate effect on the Collateral as a whole.

UNCERTAIN TIMING OF PRINCIPAL

            Unlike standard corporate bonds, the timing and amount of principal payments on the Bonds are not fixed and will be determined by, among other things, the timing and amount of principal payments (including prepayments, defaults, liquidations and repurchases) on the related Loans, the timing and amount of losses realized on such Loans and the principal payment structure (including redemption provisions) of the Bonds.

            Faster prepayment rates, which are generally associated with a declining interest rate environment, will have the effect of reducing the weighted average life of the Bonds and increasing the reinvestment risk associated with the inability to achieve comparable yields on the available investment alternatives in such reduced interest rate environment. As a consequence, the price of a bond that is trading at or above par will not increase to the same degree as the price of a standard corporate bond with a comparable interest rate if there is a significant decline in prevailing interest rates. Conversely, slower prepayment rates, which are generally associated with an increasing interest rate environment or declining real estate values, will have the effect of increasing the weighted average life of the Bonds and decreasing the amount of funds available to a Bondholder to reinvest in higher yielding investment alternatives. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein and in the Prospectus. See also "Risk Factors--Average Life and Yield Considerations" in the Prospectus.

LIMITED RECOURSE

            The Collateral will not be guaranteed or insured by any governmental agency, the Issuer, the Participant, any affiliate of the Participant, the Bond Administrator, any Master Servicer, any Servicer, the Trustee or any other person. The Class B-1, Class B-2 and Class B-3 Bonds will be particularly sensitive to the loss experience of the Collateral. See "Yield Considerations -- Subordination of the Class B-1, Class B-2 and Class B-3 Bonds" herein.

NON-RECOURSE

            The Bonds will be non-recourse obligations of the Issuer. In accordance with the terms of the Indenture, the Bondholders will have no rights or claims against the Issuer directly for the payment of principal of and interest on the Bonds and may look only to the Collateral pledged to the Trustee as security for the Bonds to satisfy the Issuer's obligations to make interest and principal payments on the Bonds. None of the Issuer, the Bond Administrator, the Participant, any affiliate of the Participant, any Master Servicer, any Servicer, the Trustee, any governmental agency or any other person has guaranteed or insured the Bonds. Each Bondholder will be deemed, by acceptance of its Bond, to have agreed (to the extent it may legally do so) not to file or cause a filing against the Issuer of an involuntary petition under any bankruptcy or receivership law and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

THE STATUS OF THE LOANS IN THE EVENT OF INSOLVENCY

            The Issuer believes that the transfer of the Collateral by the Participant to the Issuer constitutes an absolute and unconditional sale. Nevertheless, in the event of the bankruptcy of the Participant, a trustee in bankruptcy could attempt to recharacterize the sale of the Collateral as a borrowing secured by a pledge of the Collateral. Such an attempt, even if unsuccessful, could result in delays in payments on the Bonds. If such an attempt were successful, the trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the Collateral, with the holders of the Bonds entitled to no more than the then outstanding principal balance, if any, of such Bonds together with interest at the applicable Class Interest Rate to the date of payment. In the event of an acceleration of the Bonds, the holders of the Bonds would lose the right to future distributions of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover fully their initial investments.


                            DESCRIPTION OF THE BONDS


GENERAL

            The Bonds consist of the following Classes: Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3. The following summary of the provisions of the Bonds and the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Prospectus and the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Bonds.

            The Bonds will be non-recourse obligations of the Issuer. In accordance with the terms of the Indenture, the Bondholders will have no rights or claims against the Issuer directly for the payment of principal of and interest on the Bonds and may look only to the Collateral pledged to the Trustee as security for the Bonds to satisfy the Issuer's obligations to make interest and principal payments on the Bonds. None of the Issuer, the Bond Administrator, the Participant, any affiliate of the Participant, any Master Servicer, any Servicer, the Trustee, any governmental agency or any other person has guaranteed or insured the Bonds. Each Bondholder will be deemed, by acceptance of its Bond, to have agreed (to the extent it may legally do so) not to file or cause a filing against the Issuer of an involuntary petition under any bankruptcy or receivership law and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

BOOK-ENTRY BONDS

            The Bonds will be Book-Entry Bonds, which will be represented by one or more certificates registered in the name of a nominee of The Depository Trust Company ("DTC"), and beneficial interests therein will be held by investors through the book-entry facilities of DTC, as described herein, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that, for each Class of Bonds, one Bond may be issued in a different denomination. The Issuer has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Bonds. No person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond. A beneficial owner's interest in a Bond will be evidenced by appropriate entries on the books and records of one or more financial intermediaries (including a DTC Participant). Payments on Book-Entry Bonds will be effected by credits to accounts maintained on the books and records of such financial intermediaries for the benefit of the beneficial owners. See "Description of the Bonds--Book-Entry Procedures" in the Prospectus.

            Beneficial owners may elect to hold their Book-Entry Bonds directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depository for CEDEL and Chase will act as depository for Euroclear (in such capacities, individually the "Relevant Depository" and collectively the "European Depositories").

            Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in the DTC. For information with respect to tax documentation procedures relating to the Bonds, see "Certain Federal Income Tax Consequences -- Miscellaneous Tax Aspects -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax DocumentatioN Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

            Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

            CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

            Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels Office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The Euroclear Operator is an office of a New York trust company which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

            Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

THE TRUSTEE AND CUSTODIAN

            Texas Commerce Bank National Association will act as Trustee for the Bonds and custodian for certain of the Loan documents. As of the date of this Prospectus Supplement, the mailing address of the Trustee's corporate trust office is 601 Travis, 8th Floor, Houston, Texas 77002, and its telephone number is (713) 216-4181.

PAYMENTS OF PRINCIPAL AND INTEREST

            PAYMENT DATES

            The Payment Dates for the Bonds will be the 28th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing July 28, 1997. For accounting purposes, the Payment Date will be deemed to occur on the 28th day of the month without regard to whether such day is a Business Day.

            PAYMENT AMOUNT

            On each Payment Date, the amount payable on the Bonds (the "Payment Amount") will equal the sum of (i) the Interest Payment Amount (as defined below) and (ii) the Principal Payment Amount (as defined below).

            INTEREST PAYMENTS

            Interest on each Class of Bonds will be determined based on a 360-day year of twelve 30-day months. Interest payments on the Bonds on any Payment Date will include interest accrued on the respective outstanding principal balance at the respective Class Interest Rate during the applicable Accrual Period.

            Interest payments allocated to a Class of Bonds on any Payment Date will be paid to the Holders of the Bonds of such Class PRO RATA in the proportion that the outstanding principal balance of each Bond of such Class bears to the aggregate outstanding principal balance of all Bonds of such Class. See "Description of the Bonds -- Payments of Principal and Interest" in the Prospectus.

            On each Payment Date, the Interest Payment Amount will be applied in the following order of priority:

            First, to pay Current Interest and any Interest Carryover Amount with respect to the Senior Bonds; PROVIDED, HOWEVER, that, if the Interest Payment Amount is not sufficient to pay the full amount of Current Interest and any Interest Carryover Amount on the Senior Bonds, the Interest Payment Amount will be applied PRO RATA based on the Current Interest and any Interest Carryover Amount otherwise payable to each Class of the Senior Bonds;

            Second, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-1 Bonds;

            Third, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-2 Bonds;

            Fourth, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-3 Bonds;

            Fifth, to pay the Servicing Fee with respect to a portion of the Loans as provided in the Indenture (approximately 9% at the Cut-off Date); and

            Sixth, any remainder to be released to the Issuer as Surplus.

            PRINCIPAL PAYMENTS

            Principal payments allocated to a Class of Bonds on any Payment Date will be paid to the Holders of the Bonds of such Class PRO RATA in the proportion that the outstanding principal balance of each Bond of such Class bears to the aggregate outstanding principal balance of all Bonds of such Class. See "Description of the Bonds--Payments of Principal and Interest" in the Prospectus.

            On each Payment Date, the product of the Bond Payment Percentage and the Principal Payment Amount will be applied to pay principal of the Bonds in the following order of priority:

            First, to pay principal of the Senior Bonds, such principal to be paid sequentially to the Class A-1, Class A-2 and Class A-3 Bonds, in that order, so that no such payment will be made to any such Class until all Classes with a lower numeral designation have been paid in full; PROVIDED, HOWEVER, that, on any Payment Date on which the aggregate principal balance of the Senior Bonds is equal to or greater than the sum of (i) the aggregate Scheduled Principal Balance of the Loans and (ii) the amount in the Collateralization Fund, the Principal Payment Amount will be paid PRO RATA to the Senior Bonds (based on principal balances) and not sequentially;

            Second, to pay principal of the Class B-1 Bonds until paid in full;

            Third, to pay principal of the Class B-2 Bonds until paid in full;

            Fourth, to pay principal of the Class B-3 Bonds until paid in full; and

            Fifth, any remainder to be released to the Issuer as Surplus.

            COLLATERALIZATION FUND

            On the Closing Date, the Issuer will establish a fund (the "Collateralization Fund") and deposit therein, as additional security for the Bonds, other assets selected by the Issuer (expected to consist of loans) with a principal balance equal to approximately $13,649,207. The Issuer may substitute Eligible Investments for the assets initially deposited in the Collateralization Fund. The Issuer will not have any other obligation to make deposits to the Collateralization Fund See "Description of the Bonds -- Payments of Principal and Interest" herein.

            On each Payment Date, the Trustee is required: (a) to deposit in the Collateralization Fund from the principal portion of the Available Funds an amount equal to the Collateralization Deposit; (b) to apply interest earnings on the loans or Eligible Investments on deposit in the Collateralization Fund to pay interest on the Bonds if the portion of Available Funds attributable to interest is less than Current Interest and any Interest Carryover Amount on the Bonds; (c) to apply amounts in the Collateralization Fund to the payment of principal of the Bonds if, after giving effect to the application of the portion of Available Funds attributable to principal to pay the principal of the Bonds, the aggregate principal balance of the Bonds equals or exceeds the aggregate Scheduled Principal Balance of the Loans; and (d) to release from the Collateralization Fund to the Issuer: (i) any interest earnings on loans or Eligible Investments on deposit in the Collateralization Fund not required to be applied as set forth in clause (b) above and (ii) the amount, if any, by which the excess of (x) the sum of (A) the aggregate Scheduled Principal Balance of the Loans and (B) the balance in the Collateralization Fund over (y) the principal balance of the Bonds exceeds the Target Overcollateralization Amount. Once released from the Indenture, such excess will not be available to make payments on the Bonds. See "Description of the Bonds -- Payments of Principal and Interest" herein. The loans that will be deposited in the Collateralization Fund are not liquid assets; as a consequence, funds may not be available in the Collateralization Fund on any Payment Date in sufficient amounts to make the payments described above.

            DEFINITIONS

            "Available Funds": On each Payment Date, the sum of (a) all payments or distributions received in respect of the Mortgage Certificates and deposited in the Collateral Proceeds Account (which represent substantially all the principal and interest (at the Net Rate) received in respect of the Underlying Mortgage Loans during the related Due Period) and (b) the sum of the following:

            (i) all payments of interest (including payments of Month End Interest ) and principal with respect to the Directly Held Loans and any amounts in respect of any REO (including Liquidation Proceeds (net of liquidation expenses) and Insurance Proceeds) collected with respect to the related Due Period (or applicable prepayment period, in the case of unscheduled payments and other Liquidation Proceeds) with respect to Directly Held Loans and deposited in the Collateral Proceeds Account;

            (ii) any Advance of principal or interest due on a Directly Held Loan during the related Due Period with respect to Directly Held Loans deposited in the Collateral Proceeds Account;

            (iii) any Scheduled Payments with respect to the Directly Held Loans due during, but collected prior to, the related Due Period; and

            (iv) all amounts received in connection with (A) the purchase of any Directly Held Loan due to the delivery of defective loan documentation or otherwise or (B) the purchase of a converted Directly Held Loan;

less (c) the sum of the following:

            (i) one-twelfth of the Administrative Cost Rate multiplied by the Scheduled Principal Balance of each Directly Held Loan (excluding, with respect to a portion of the Loans (approximately 9% at the Cut-off Date), the Servicing Fee payable to the related Servicer but including any additional fees payable to a Special Servicer, if any, with respect to certain defaulted Directly Held Loans);

            (ii) all amounts required as reimbursement for any Advances previously made on a Directly Held Loan upon the Liquidation of such Directly Held Loan;

            (iii) all amounts required to be reimbursed for any Non-Recoverable Advances with respect to the Directly Held Loans; and

            (iv) from and after the occurrence of an Event of Default, all sums due under the Indenture to the Trustee associated with the disposition of all or a portion of the Trust Estate or the exercise of any of the other remedies set forth in the Indenture.

            "Bond Percentage": On each Payment Date, the aggregate outstanding principal balance of the Bonds divided by the sum of (i) the then aggregate Scheduled Principal Balance of the Loans and (ii) the balance in the Overcollateralization Fund, in each case as of such Payment Date (but not more than 100%).

            "Bond Payment Percentage": On each Payment Date, 100%; except that, if on any Payment Date (a) the Overcollateralization Amount is greater than or equal to the Target Overcollateralization Amount but only to the extent that the

Overcollateralization Amount continues to equal or exceed the Target Overcollateralization Amount and (b) over the prior six months, the average Unpaid Principal Balance of the Directly Held Loans delinquent 60 days or more (including for this purpose any Directly Held Loans in foreclosure and REO) has not exceeded 6% of the average aggregate Unpaid Principal Balance of all Directly Held Loans, then the Bond Payment Percentage for such Payment Date will be the Bond Percentage for such Payment Date.

            "Class A-1, Class A-2, Class B-2 and Class B-3 Interest Rates": The Class Interest Rates for the Class A-1, Class A-2, Class B-2 and Class B-3 Bonds will initially equal, subject to the Applicable Cap, the per annum rate equal to One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus, in each case, the Applicable Spread, accrued during the applicable Accrual Period on the outstanding principal balance of the Class A-1, Class A-2, Class B-2 and Class B-3 Bonds, respectively, immediately prior to the applicable Payment Date. The Applicable Spread is initially 0.40% for the Class A-1 Bonds, 0.55% for the Class A-2 Bonds, 1.00% for the Class B-2 Bonds and 1.75% for the Class B-3 Bonds. The Applicable Cap is 10.00% per annum for the Class A-1 and Class A-2 Bonds, 10.50% per annum for the Class B-2 Bonds and 11.00% per annum for the Class B-3 Bonds. For the initial Payment Date, the Class Interest Rates per annum will be 6.0875% for the Class A-1 Bonds, 6.2375% for the Class A-2 Bonds, 6.6875% for the Class B-2 Bonds, and 7.4375% for the Class B-3 Bonds. If the Issuer does not exercise its option to redeem the Bonds when it is first permitted to do so, the Applicable Spread and the Applicable Cap for the Class A-1 Bonds will be increased by 0.40% and the Applicable Spread and the Applicable Cap for the Class A-2, Class B-2 and Class B-3 Bonds will be increased by 0.50%.

            "Class A-3 and Class B-1 Interest Rates": The Class Interest Rates for the Class A-3 and Class B-1 Bonds will equal, subject to a cap of 14% per annum, the per annum rate equal to the sum of (a) the per annum rate, subject to a cap of 10.00%, equal to One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.55% for the Class A-3 Bonds and 0.65% for the Class B-1 Bonds (1.05% and 1.15%, respectively, if the Issuer does not exercise its option to redeem the Bonds when first permitted to do so), accrued during the applicable Accrual Period on the outstanding principal balance of the Class A-3 and Class B-1 Bonds, respectively, immediately prior to the applicable Payment Date and (b) the excess of (i) twelve times the amount of interest at the per annum rate equal to the excess of (x) the weighted average (by principal balance) of the Net Rates on the Loans over (y) the weighted average (by principal balance) of the Class Interest Rates on the Bonds (calculated, in the case of the Class A-3 and Class B-1 Bonds, solely by reference to clause (a) above) applicable to such Payment Date, accrued during the applicable Accrual Period on a notional principal balance equal to the aggregate outstanding principal balance of the Bonds immediately prior to such Payment Date over (ii) the sum of the Interest Carryover Amounts for all Classes of Bonds for the prior Payment Date, divided by (iii) the sum of the outstanding principal balances of the Class A-3 and Class B-1 Bonds immediately prior to such Payment Date.

            "Collateral Value": With respect to each Loan that is not a Discount Loan, the Scheduled Principal Balance of such Loan, and, with respect to each Discount Loan, the Scheduled Principal Balance of such Loan multiplied by a fraction, the numerator of which will equal the Net Rate of such Loan and the denominator of which will equal 10%.

            "Collateralization Deposit": On each Payment Date an amount equal to the excess of (i) the aggregate of the Discount Principal Amounts for the immediately preceding Payment Date (or the Cut-off Date, in the case of the first Payment Date) over (ii) the aggregate of the Discount Principal Amounts for such Payment Date.

            "Current Interest": With respect to each Class of Bonds and each Payment Date, the sum of (i) the interest accrued at the applicable Class Interest Rate for the applicable Accrual Period on the outstanding principal balance of such Class, (ii) the excess of (A) interest accrued at the applicable Class Interest Rate with respect to prior Payment Dates over (B) the amount actually paid to such Class with respect to interest on such prior Payment Dates and (iii) interest on such excess at the applicable Class Interest Rate for such Accrual Period less (iv) the Interest Carryover Amount for such Class.

            "Discount Loan": Each Level Payment Loan with a Net Rate less than 10% per annum.

            "Discount Principal Amount": With respect to each Discount Loan on each Payment Date, an amount equal to the amount by which the Scheduled Principal Balance of such Discount Loan exceeds its Collateral Value.

            "Interest Carryover Amount": With respect to each Class of Bonds and each Payment Date, the sum of (i) the product of (x) the outstanding principal balance of such Class and (y) one twelfth of the excess of (A) the Class Interest Rate for such Class over (B) the weighted average (by principal balance) of the Net Rates on the Loans, in each case with respect to such Payment Date, and (ii) any such product remaining unpaid with respect to Prior Payment Dates, together with interest thereon at the applicable Class Interest Rate.

            "Interest Payment Amount": On each Payment Date, the sum of (i) the portion of Available Funds attributable to interest on the Loans and (ii) any interest earnings on the Collateralization Fund to the extent required to be used to pay Current Interest and any Interest Carryover Amount on the Bonds.

            "Overcollateralization Amount": On each Payment Date, before giving effect to any payments to be made on such Payment Date, the excess, if any, of
(i) the sum of (A) the aggregate Scheduled Principal Balance of the Loans and
(B) the balance in the Collateralization Fund over (ii) the aggregate outstanding principal balance of the Bonds. On the Closing Date, the Overcollateralization Amount is expected to equal approximately 2.25% of the aggregate of the Scheduled Principal Balance of the Loans and the deposits in the Collateralization Fund as of the Cut-off Date. The actual percentage may be lower or higher than 2.25%, depending on the final requirements of the Rating Agencies.

            "Principal Payment Amount": On each Payment Date, the sum of (i) the excess of (A) the portion of Available Funds attributable to principal of the Loans over (B) the Collateralization Deposit and (ii) any amount in the Collateralization Fund to the extent required to be used to pay principal of the Bonds.

            "Target Overcollateralization Amount": On any Payment Date, an amount equal to the greater of (i) product of (a) twice the percentage represented by the initial Overcollateralization Amount and (b) the aggregate Scheduled Principal Balance of the Loans and (ii) $100,000.

            FLOATING RATE DETERMINATION

            On the second London Banking Day prior to the commencement of each Accrual Period after the initial Accrual Period (each a "Floating Rate Determination Date"), the Bond Administrator will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Bond Administrator as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the BLOOMBERG Screen LIUS01M Index Page on the Floating Rate Determination Date in question and (iii) which have been designated as such by the Bond Administrator and are able and willing to provide such quotations to the Bond Administrator on each Floating Rate Determination Date; and "BLOOMBERG Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the BLOOMBERG Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the BLOOMBERG Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Bond Administrator may, in its sole discretion, designate an alternative Reference Bank.

            On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Accrual Period for the Bonds will be established by the Bond Administrator as follows:

                        (i) If on any Floating Rate Determination Date two or
            more of the Reference Banks provide offered One-Month LIBOR quotations on the BLOOMBERG Screen LIUS01M Index Page, One-Month LIBOR for the next applicable Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

                        (ii) If on any Floating Rate Determination Date only one
            or none of the Reference Banks provides such offered quotations, One-Month LIBOR for the next applicable Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Bond Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Bond Administrator are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Bond Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Bond Administrator are quoting on such Floating Rate Determination Date to leading European banks.

                        (iii) If on any Floating Rate Determination Date the
            Bond Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

            Notwithstanding the foregoing, One-Month LIBOR for the next succeeding Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for the next succeeding Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Bond Administrator shall select an alternative index (over which the Bond Administrator has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

            The establishment of One-Month LIBOR (or an alternative index) by the Bond Administrator and the Bond Administrator's subsequent calculation of the Class Interest Rates for the relevant Accrual Period, in the absence of manifest error, will be final and binding. The Class Interest Rates for any applicable Accrual Period may be obtained by telephoning the Trustee at (713) 216-2240.

ISSUANCE OF ADDITIONAL SUBORDINATED BONDSS

            Without the consent of the Bondholders, the Issuer may issue additional bonds of this Series to the extent such bonds are fully subordinated to the Bonds (including the Class B-1, Class B-2 and Class B-3 Bonds) or may pledge its interest in the Loans, subject to the indebtedness evidenced by the Bonds (including the Class B-1, Class B-2 and Class B-3 Bonds), to secure bonds of other series. Any such issuance of additional bonds will be conditioned upon confirmation from the Rating Agencies of the then current ratings on the Bonds (including the Class B-1, Class B-2 and Class B-3 Bonds).

EVENTS OF DEFAULT

            An Event of Default with respect to a Senior Bond means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) On any Payment Date, default in the payment of Current Interest on any Senior Bond when the same shall become due and payable, which Default shall continue for a period of five days; or

            (ii) On the applicable Stated Maturity Date, default in the payment in full of the outstanding principal balance of any Senior Bond.

            An Event of Default with respect to the all the Bonds means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (i) Default in the performance, or breach, of any
            covenant or warranty of the Issuer in the Indenture (other than a Default in the performance of or breach of any covenant or warranty addressed in referred to in the preceding paragraph) or in Article Nine of the Original Indenture, and continuance of such Default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or by the Holders of at least 66<W098>% in then outstanding principal balance of the Bonds, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

                        (ii) the entry of a decree or order by a court having
            jurisdiction in the premises adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                        (iii) the institution by the Issuer of proceedings to be
            adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

            Upon the occurrence of a Default with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both) and the continuance of such Default for 60 days, the Trustee is required to resign as trustee for the Subordinated Bonds. The Issuer is required in such circumstances to appoint one or more separate trustees for the Holders of the Subordinated Bonds; PROVIDED, HOWEVER, that if the Issuer fails to appoint such separate trustees within 15 days thereafter, the Trustee shall immediately petition a court of competent jurisdiction to appoint such separate trustees.

            Each Bondholder shall be deemed to have agreed (to the extent it may legally do so), by its acceptance of its Bond, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of the Issuer and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

            Upon an Event of Default, the Holders of the Senior Bonds (and, after the Senior Bonds have been paid in full, the Holders of the Class B-1 Bonds and, after the Class B-1 Bonds have been paid in full, the Holders of the Class B-2 Bonds and, after the Class B-2 Bonds have been paid in full, the Class B-3 Bonds) shall have the remedies described in the Indenture. See "The Indenture--Events of Default" in the Prospectus. Funds collected by the Trustee following an Event of Default will be applied in the order specified above under "-- Payments of Principal and Interest".

            ACCORDINGLY, SO LONG AS THE SENIOR BONDS ARE OUTSTANDING, THE FAILURE TO PAY INTEREST ON OR PRINCIPAL OF THE SUBORDINATED BONDS PRIOR TO THE MATURITY DATE WILL NOT CONSTITUTE AN EVENT OF DEFAULT.

LOSSES

            For any Payment Date, the amount of Available Funds will be dependent in part upon whether any Losses have been incurred on the Loans during the most recent prepayment periods. Losses with respect to the Loans will be allocated first to the Overcollateralization Amount (including amounts on deposit in the Collateralization Fund), second to the Subordinated Bonds (in reverse order of numerical designation) and third to the Senior Bonds (pro rata, by outstanding principal balance, with respect to each Class of the Senior Bonds).

STATED MATURITY DATE

            The Stated Maturity Date for the Bonds is set forth on the cover page hereof and represents the date that the Bonds are payable in full. The Stated Maturity Date for the Bonds has been calculated by adding approximately four years to the latest scheduled payment date on the Loans included in the Collateral originally pledged to secure the Bonds.

            The rate of payments (including payments attributable to prepayments, defaults, liquidations, and repurchases) on the Loans will depend on a number of factors, including the characteristics of such Loans, the prevailing level of interest rates and other social and economic factors, and no assurance can be given as to the actual payment experience. Because the rate of payment (including payments attributable to prepayments, defaults, liquidations, and repurchases) of principal on the Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final payment of principal of the Bonds may be earlier or later, and could be substantially earlier, than the Stated Maturity Date of such Class. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

OPTIONAL REDEMPTION

            The Issuer may, at its option, redeem a Class or Classes of Bonds in whole, but not in part, on any Payment Date on or after the earlier of (i) June 28, 2004, or (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the aggregate principal balance of the Bonds on the Closing Date. If the Issuer does not exercise its option to redeem the Bonds on the first Payment Date on which it is permitted to do so, the Class Interest Rate for each Class of the Bonds will be increased as described herein. In addition, the Issuer may redeem a Class or Classes of Bonds in whole, but not in part, at any time upon a determination by the Issuer, based upon an opinion of counsel, that a substantial risk exists that the Bonds of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Any such redemption will be paid in cash at a price equal to 100% of the aggregate outstanding principal balance of the Class of

Bonds so redeemed, plus accrued and unpaid interest for the applicable Accrual Period. At the option of the Issuer, an optional redemption of a Class of Bonds may be effected without retiring such Class of Bonds so that the Issuer has the ability to own or resell such Class of Bonds. Upon redemption and retirement of all the Bonds, the Collateral securing the Bonds will be released from the lien of the Indenture. See "Description of the Bonds -- Redemption" in the Prospectus.

            Any redemption of a Class of Bonds may have an adverse effect on the yield of such Class, because such redemption would have the same effect on such Class as a prepayment in full of the Loans. See "Yield Considerations" herein.


                             SECURITY FOR THE BONDS

THE COLLATERAL

            The Collateral will consist of (i) the Directly Held Loans and (ii) certificates (the "Mortgage Certificates") representing substantially the entire interest in mortgage loans (the "Underlying Mortgage Loans" and, together with the Directly Held Loans, the "Loans"). The Underlying Mortgage Loans are indirectly pledged to secure the Bonds through the pledge of the Mortgage Certificates, which represent substantially the entire interest in the Underlying Mortgage Loans and, in addition, provide limited credit enhancement for the Underlying Mortgage Loans. The Collateral to be pledged to secure the Bonds will be acquired by the Issuer from the Participant.

THE LOANS

            The Loans include both Adjustable Rate Loans, which provide for adjustments in their Loan Rate as described below, and Level Payment Loans, which have a fixed APR and provide for level monthly payments over its term sufficient to amortize the principal balance in full. The Level Payment Loans provide for allocation of payments according to either (i) the "actuarial" method (each, an "Actuarial Loan") or (ii) the simple interest method (each, a "Simple Interest Loan").

            The portion of each monthly payment for any Actuarial Loan allocable to principal will be equal to the total amount thereof less the portion allocable to interest. In each month, the portion allocable to interest is a precomputed amount equal to one month's interest on the principal balance determined by reducing the initial principal balance by the principal portion of all monthly payments that were due in prior months (whether or not timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly payment of an Actuarial Loan will be applied to interest and principal in accordance with such allocation whether such monthly payment is received in advance of or subsequent to the date it is due. All payments received on an Actuarial Loan (other than prepayments in full or in part) will be applied when received to current and any previously unpaid monthly payments in the order they were due.

            Payments on a Simple Interest Loan will be applied first to interest accrued through the date immediately preceding the date of receipt of payment and then to unpaid principal. Accordingly, if an obligor pays an installment less than one month after the previous payment, the portion of the payment allocable to interest will be less than if the payment had been made when due, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment more than one month after the previous payment, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made when due, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

            Whenever reference is made herein to a percentage of the Loans or to the characteristics of the Loans, the calculation is based on the aggregate Scheduled Principal Balance of the Loans projected as of the Cut-off Date.

            All the Loans will have an original term to maturity of not more than 30 years. As of the Cut-off Date, the weighted average remaining term to stated maturity of the Loans is expected to be approximately 333 months. Approximately 91% of the Loans are expected to be Adjustable Rate Loans and approximately 9% of the Loans are expected to be Level Payment Loans.

            Of the Adjustable Rate Loans, approximately 46% are expected to have Loan Rates that adjust by reference to the Six-Month LIBOR Index and approximately 54% are expected to have Loan Rates that adjust by reference to the One-Year CMT Index.

            The initial Loan Rate for each of the Adjustable Rate Loans is expected to remain in effect for the "Initial Period" following its origination. Thereafter, as specified in the related Note, the Loan Rate on each Adjustable Rate Loan (other than a converted Loan) will adjust on each Interest Adjustment Date applicable thereto to a rate that is calculated in accordance with (i) the average of LIBOR for six-month Eurodollar deposits in the London market based on quotations of major banks as published either by FNMA or THE WALL STREET JOURNAL (the "Six-Month LIBOR Index") or (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant term of maturity of one year as published by the Federal Reserve Board (the "One-Year CMT Index"). As specified in the related Note, the Loan Rate of each Adjustable Rate Loan will be adjusted on each Interest Adjustment Date to a rate equal to the sum (as rounded pursuant to the applicable rounding convention) of the current Six-Month LIBOR Index or the current One-Year CMT Index (each, an "Index") and a fixed percentage (the "Gross Margin"), subject to, in most cases, (i) a maximum periodic increase or decrease in the Loan Rate of 1% or 2% per annum (a "Periodic Rate Cap") and (ii) any minimum and maximum lifetime Loan Rates. After an Adjustable Rate Loan has been "fully indexed", adjustments in the Loan Rate will continue to be subject to Periodic Rate Caps, and minimum and maximum lifetime Loan Rates, and, accordingly, the Loan Rate on any such Adjustable Rate Loan, as adjusted on any Interest Adjustment Date, may not equal the sum of the applicable Index and the applicable Gross Margin. The Loans for which the Loan Rate adjusts by reference to the Six-Month LIBOR Index have a semi-annual Interest Adjustment Date; the Loans for which the Loan Rate adjusts by reference to the One-Year CMT Index have an annual Interest Adjustment Date.

            Substantially all the Adjustable Rate Loans were originated with an initial Loan Rate below the sum of the applicable index and the applicable Gross Margin. As of the Cut-off Date, it is expected that approximately 51% of the Adjustable Rate Loans will have passed their first Interest Adjustment Date. The weighted average next Interest Adjustment Date for the Adjustable Rate Loans as of the Cut-off Date is approximately October 1997. No Adjustable Rate Loan will be "fully indexed" until it bears interest at the applicable Index plus its Gross Margin. Due to the application of Periodic Rate Caps and minimum and maximum lifetime Loan Rates, the Loan Rate on any Adjustable Rate Loan, as adjusted on any Interest Adjustment Date, may not equal the sum of the applicable Index and the applicable Gross Margin. See "Maturity and Prepayment Considerations -- Factors Affecting Prepayments on the Loans" herein.

            With respect to the Adjustable Rate Loans, as of the Cut-off Date,
(i) the Loan Rates are expected to range from 4.375% to 11.25% per annum, and the weighted average Loan Rate is expected to be approximately 7.15% per annum,
(ii) the Gross Margins are expected to range from 0.00% to 5.80%, with a weighted average Gross Margin of approximately 2.61%, (iii) the maximum lifetime Loan Rates are expected to range from 9.50% to 17.75% per annum, and the weighted average maximum lifetime Loan Rate is expected to be approximately 12.34% per annum and (iv) the minimum lifetime Loan Rates are expected to range from 0.00% to 11.25% per annum, and the weighted average minimum lifetime Loan Rate is expected to be approximately 3.12% per annum. In no case will the minimum lifetime Loan Rate of an Adjustable Rate Loan be less than the Gross Margin of such Loan.

            With respect to the Level Payment Loans, as of the Cut-off Date, the Loan Rates are expected to range from 6.75% to 13.00% per annum and the weighted average Loan Rate is expected to be approximately 9.78% per annum.

            LESS THAN 1% OF THE DIRECTLY HELD LOANS WERE, AS OF THE CUT-OFF DATE, DELINQUENT BY ONE OR MORE SCHEDULED PAYMENTS.

            Approximately 48% of the Loans are expected to be secured by properties located in California. Consequently, losses and prepayments on the Collateral and resultant payments on the Bonds may be affected significantly by changes in the housing markets and the regional economy of California, and also by the occurrence of natural disasters (such as earthquakes, fires and floods) in California. In addition, approximately 6% and 5% of the Loans are expected to be secured by properties located in Massachusetts and Michigan, respectively.

            UNDERWRITING POLICIES. Notwithstanding anything to the contrary in the Prospectus, not all the Loans meet Dynex's various credit appraisal and underwriting standards. The Loans are believed generally to have been originated pursuant to underwriting standards that generally conform to the underwriting guidelines of FNMA and FHLMC (where applicable), except that such Loans may have original principal balances in excess of those permitted by FNMA or FHLMC, may have been underwritten pursuant to "limited documentation" programs, and may have been originated at debt-to-income and other ratios in excess of those permitted by FNMA or FHLMC provided that compensating factors existed at the time of origination.

            Except as otherwise indicated, the Loans and related properties securing the Loans have the characteristics set forth in the following tables as of the Cut-off Date. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%. Whenever reference is made in the tables to a percentage of the Loans, such percentage is based on the aggregate Scheduled Principal Balance of the Loans as of the Cut-off Date. Percentages may not sum to 100% due to rounding.


1) CURRENT SCHEDULED PRINCIPAL BALANCE

           CURRENT SCHEDULED                  PERCENTAGE OF SCHEDULED
           PRINCIPAL BALANCE                   PRINCIPAL BALANCE (%)

$          1      -       100,000                       11
     100,001      -       150,000                        3
     150,001      -       203,150                        4
     203,151      -       250,000                       11
     250,001      -       300,000                       12
     300,001      -       350,000                        9
     350,001      -       400,000                        8
     400,001      -       450,000                        5
     450,001      -       500,000                        5
     500,001      -       550,000                        3
     550,001      -       600,000                        5
     600,001      -       650,000                        5
     650,001      -       700,000                        2
     700,001      -       800,000                        3
     800,001      -       900,000                        3
     900,001      -     1,000,000                        6
   1,000,001      -     2,000,000                        5
   2,000,001      -     3,300,000                        1
                                                        ---
      Totals:                                           100

The average Scheduled Principal Balance for the Loans is approximately $192,439. The maximum Scheduled Principal Balance of the Loans is approximately $3,300,000. The minimum Scheduled Principal Balance of the Loans is approximately $2,986.


2) CURRENT LOAN RATES

                                            PERCENTAGE OF SCHEDULED
       CURRENT LOAN RATES (%)                PRINCIPAL BALANCE (%)

4.375      -    5.999                                  6
6.000      -    6.249                                  5
6.250      -    6.499                                  10
6.500      -    6.749                                  12
6.750      -    6.999                                  17
7.000      -    7.249                                  7
7.250      -    7.499                                  3
7.500      -    7.749                                  8
7.750      -    7.999                                  5
8.000      -    8.249                                  1
8.250      -    8.499                                  11
8.500      -    8.749                                  6
8.750      -    8.999                                  2
9.000      -   11.249                                  6
                                                       -
11.250     -   13.499                                  1
                                                       ---
            Totals:                                    100

The weighted average current Loan Rate of the Loans is approximately 7.39% per annum. The weighted average current Loan Rate of the Level Payment Loans and the Adjustable Rate Loans is approximately 9.78% and 7.15%, respectively.



3) GROSS MARGIN ON ADJUSTABLE RATE LOANS

                                            PERCENTAGE OF SCHEDULED
          GROSS MARGIN (%)                   PRINCIPAL BALANCE (%)

       .000 -  1.749                                   *
      1.750 -  2.749                                   29
      2.750 -  2.999                                   51
      3.000 -  3.249                                   19
      3.250 -  3.499                                   *
      3.500 -  3.749                                   *
      3.750 -  4.500                                   1
      5.750 -  5.999                                   1
                                                       ---
            Totals:                                    100

The weighted average Gross Margin of the Adjustable Rate Loans is approximately 2.61% per annum.

4) REMAINING TERM TO STATED MATURITY

           REMAINING TERM                   PERCENTAGE OF SCHEDULED
              (MONTHS)                       PRINCIPAL BALANCE (%)

          75      -     320                            20
         321      -     325                            5
         326      -     330                            2
         331      -     335                            3
         336      -     340                            2
         341      -     345                            4
         346      -     350                            17
         351      -     355                            43
         356      -     360                            4
                                                       ---
            Totals:                                    100

The weighted average remaining term to stated maturity of the Loans is approximately 333 months.


5) ORIGINAL LOAN-TO-VALUE RATIO GIVING EFFECT TO THE MOST RECENT VALUATION OF ADDITIONAL LOAN COLLATERAL(1)


         ORIGINAL LOAN-TO-                  PERCENTAGE OF SCHEDULED
          VALUE RATIO (%)                     PRINCIPAL BALANCE(%)

   50.00   and  below                                 10
   50.01    -   55.00                                  3
   55.01    -   60.00                                  4
   60.01    -   65.00                                  7
   65.01    -   70.00                                  9
   70.01    -   75.00                                 15
   75.01    -   80.00                                 35
   80.01    -   85.00                                  2
   85.01    -   90.00                                  9
   90.01    -  100.00                                  6
                                                     ---
     Totals:                                         100

(1) After giving effect to the most recent valuation of Additional Loan Collateral, the Loan-to-Value Ratio of a Loan is equal to the ratio (expressed as a percentage of the original Scheduled Principal Balance of the Loan and the fair market value of the property at the time of origination (and any Additional Loan Collateral)). The fair market value for Mortgage Loans is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases. The fair market value for Manufactured Homes is the total amount of the related loan plus any cash downpayment and the value of any trade-in. The weighted average original loan-to-value ratio, giving effect to the most recent valuation of Additional Loan Collateral, is approximately 72.55%.



6) STATE DISTRIBUTION OF PROPERTIES

                                                 PERCENTAGE OF
               STATE                    SCHEDULED PRINCIPAL BALANCE (%)

California                                            48
Colorado                                               4
Connecticut                                            2
Florida                                                2
Illinois                                               3
Georgia                                                2
Maryland                                               2
Massachusetts                                          6
Michigan                                               5
New York                                               4
North Carolina                                         2
Pennsylvania                                           3
South Carolina                                         2
Texas                                                  2
Virginia                                               2
Washington                                             2
Other*                                                10
                                                      ---
   Totals:                                            100

*Others may include: Alabama, Alaska, Arizona, Arkansas, Delaware, District of Columbia, Hawaii, Idaho, Indiana, Kansas, Kentucky, Louisiana, Maine, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, Ohio, Oklahoma, Oregon, Rhode Island, South Dakota, Tennessee, Utah, West Virginia, Wisconsin, Wyoming.

            Less than 10% of the Loans are secured by Manufactured Homes. The average Scheduled Principal Balance of such Loans is approximately $37,509 and the current Scheduled Principal Balance of the largest such Loan is approximately $92,229, the weighted average remaining term to stated maturity of such Loans is 297 months, the weighted average current Loan Rate on such Loans is approximately 9.78% per annum, and such Loans are secured by properties located in Michigan (25%), Georgia (19%), South Carolina (16%), North Carolina (15%), Texas (10%), Virginia (3%) and 17 other states in no one of which more than 3% of such properties are located. See "Risk Factors--Credit Considerations", "Security for the Bonds" and "Certain Legal Aspects of the Collateral" in the Prospectus.


MORTGAGE POOL AND OTHER INSURANCE FOR THE UNDERLYING MORTGAGE LOANS

            The Underlying Mortgage Loans are covered by mortgage pool insurance policies issued by either General Electric Mortgage Insurance Corporation (as to approximately 89% of the Underlying Mortgage Loans) or United Guaranty Residential Insurance Company (as to approximately 11% of the Underlying Mortgage Loans). The mortgage pool insurance policies provide coverage for certain losses by reason of default on the Underlying Mortgage Loans equal to various percentages, ranging from 8.00% to 8.75% of the initial principal balances of the Underlying Mortgage Loans. Coverage is reduced as claims are paid. In addition, the Underlying Mortgage Loans have limited coverage for special hazard and bankruptcy risks.

            The Directly Held Loans are not covered by any mortgage pool insurance policy or any insurance with respect to special hazard or bankruptcy risks.

ADDITIONAL COLLATERAL

            Less than 3% of the Loans are secured by, in addition to real estate or shares of stock in a cooperative housing corporation, additional collateral ("Additional Loan Collateral") generally consisting of marketable securities.

            The Boston Company required that borrowers pledge Additional Loan Collateral to secure a Loan to the extent that the loan-to-value ratio of such Loan would otherwise have exceeded applicable underwriting guidelines. Additional Loan Collateral may include publicly traded stocks, corporate and municipal bonds, government securities, commercial paper, bank deposits, trust accounts and mutual funds. The loan-to-value ratio of a Loan secured in part by Additional Loan Collateral may, with respect to the real property securing such loan, be greater than 100%.

            All Additional Loan Collateral is valued on a daily basis; if the market value of such collateral with respect to any Loan declines below specified levels, the related borrower is required to pledge sufficient Additional Loan Collateral to meet such levels. The lien on some of or all the Additional Loan Collateral securing a Loan will generally be released if, within five years after origination of such loan, the borrower meets certain requirements and the loan-to-value ratio has been reduced due to (i) an increase in the appraised value of the real property securing such Loan or (ii) prepayment by the borrower of a portion of the loan balance. After five years have elapsed following origination of a loan, all or part of the related Additional Loan Collateral may be liquidated in order to reduce the outstanding loan balance to a level within The Boston Company's loan-to-value guidelines.

            The security interests in all Additional Loan Collateral pledged to secure the Loans will be assigned to the Trustee. The Boston Company will continue to hold such Additional Loan Collateral as custodian on behalf of the Trustee.

            Investors should consider that, due to changes in market conditions, Additional Loan Collateral pledged to secure a Loan may not be readily marketable at the time that the related borrower defaults on such Loan and foreclosure proceedings are commenced.

            Because Additional Loan Collateral is generally required to be pledged to secure any Loan that would otherwise have a loan-to-value ratio above 80%, none of the Loans serviced by The Boston Company are covered by primary mortgage insurance policies.

COOPERATIVE LOANS

            The Loans include Cooperative Loans that were originated primarily in the states of New York, Massachusetts, California and the District of Columbia. Such loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

            As described herein, less than 1% of the Loans are Unrecognized Cooperative Loans. Investors should consider the risk that, in the event of a default under an Unrecognized Cooperative Loan and resulting foreclosure, the value of the related collateral may be substantially less than the unpaid principal balance of the related Loan. See "Risk Factors--Cooperative Loans; Unrecognized Security Interests" and "Security for the Bonds--Realizing Upon Cooperative Loan Security" herein.

            There are certain risks that arise as a result of the cooperative form of ownership which differentiate Cooperative Loans from other types of loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (I.E., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation which is secured by a mortgage on the building. In such event, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by such an occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Cooperative Loan) and right to occupy the apartment.

REALIZING UPON COOPERATIVE LOAN SECURITY

            The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the certificate of incorporation and by-laws of a cooperative housing corporation, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the cooperative housing corporation for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative housing corporation are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative housing corporation to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative housing corporation enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

            The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative housing corporation will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative housing corporation will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative housing corporation's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative housing corporation by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

            Recognition agreements also provide that, in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the cooperative housing corporation as required by the proprietary lease before transferring the shares or assigning the proprietary lease.

            In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

            Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative housing corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

ADDITIONAL INFORMATION

            The description in this Prospectus Supplement of the Loans is based upon the Collateral, as constituted at the close of business on the Cut-off Date. Loans may be removed prior to closing as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Issuer deems such removal necessary or appropriate, and the Issuer may substitute other Loans subject to certain terms and conditions set forth in the Agreement. Neither the substitution of Loans nor the addition of Loans not included originally are expected to cause material variances from the information set forth herein.

            A current report on Form 8-K will be available to purchasers of the Bonds and will be filed with the Commission, together with the Indenture, within fifteen days after the initial issuance of the Bonds. Also, the Issuer intends to file certain additional yield tables and other computational materials with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions; see "Maturity and Prepayment Considerations" in this Prospectus Supplement. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

            On each Payment Date, information will be available with respect to the outstanding principal balance of each Class of the Bonds and the applicable Class Interest Rate. The information may be obtained by telephone from the corporate trust office of the Trustee. As of the date of this Prospectus Supplement, that telephone number is (713) 216-2240. The Bond Administrator will make available on an ongoing basis current information relating to the Collateral, including (i) Loan delinquencies of 30 days, 60 days and 90 days or over, (ii) Loans in foreclosure, (iii) REO, (iv) Losses on the Loans and (v) the remaining Overcollateralization Amount.

SUBSTITUTION OF LOANS

            Under limited circumstances, the Issuer will be permitted to substitute a loan for a Directly Held Loan initially pledged to the Trustee. The Issuer will have the option to pledge to the Trustee, in substitution for a defaulted Directly Held Loan or REO, a new loan (a "Substitute Loan"), to the extent that the Master Servicer has determined, in its reasonable business judgment, that the present value of any potential Loss on such defaulted Directly Held Loan or REO will be reduced through the substitution of a Substitute Loan for such defaulted Directly Held Loan or REO, and provided that such Substitute Loan (i) is secured by the property that secures the defaulted Directly Held Loan or by such REO, (ii) has a Loan Rate that is not less than the then current market rate for a loan having similar characteristics (PROVIDED, HOWEVER, that a Substitute Loan may have a Loan Rate less than the then current market rate so long as the aggregate Scheduled Principal Balance of all such Substitute Loans on their respective dates of substitution does not exceed 1.00% of the initial aggregate Scheduled Principal Balance of the Loans), and (iii) has a maturity date that is not later than nine months prior to the Maturity Date of the Bonds. The amount, if any, by which the Scheduled Principal Balance of the defaulted Directly Held Loan or REO exceeds the Scheduled Principal Balance of the Substitute Loan would constitute a Loss on such Directly Held Loan or REO. Upon the pledge of a Substitute Loan, the Trustee will release the defaulted Directly Held Loan or the REO from the lien of the Indenture. See "Security for the Bonds--Substitution of Collateral" in the Prospectus.

            In addition, the Issuer may pledge to the Trustee a Loan in substitution for a Directly Held Loan initially pledged (an "Original Loan") to secure the Bonds in the event of a breach of a representation or warranty by the Participant with respect to such Original Loan or in the case of defective or incomplete documentation with respect to such Original Loan which materially and adversely affects the value of such Original Loan. It is anticipated that any substitution for an Original Loan will not materially change the characteristics of the Loans as set forth above. If a Loan is not so pledged to the Trustee in substitution for any such Original Loan, the Participant is obligated to repurchase such Original Loan.

            In certain cases, the Underlying Mortgage Loans may also be subject to similar rights of substitution (or obligations to repurchase).

DELIVERY OF MORTGAGE LOANS

            If the Note with respect to any Mortgage Loan proposed to be included in the Collateral is not delivered on the Closing Date, the Issuer intends to deposit cash on an interim basis with the Trustee in an amount equal to the Scheduled Principal Balance of the Mortgage Loans not delivered, plus applicable interest for one month on the amount of cash deposited. To the extent the required documentation for any such Directly Held Loan is not delivered as required by the Indenture, the related cash so deposited will be applied to pay the Bonds and such Loan Mortgage shall be released from the lien of the Indenture.

CONVERSION OPTION

            Approximately 41% of the Adjustable Rate Loans are expected to be convertible, upon the fulfillment of certain conditions, from an adjustable to a fixed Loan Rate at the option of the borrower.

            In order to be eligible to convert the adjustable Loan Rate on a convertible Adjustable Rate Loan to a fixed Loan Rate, the borrower generally must (a) execute and submit to the applicable Servicer certain conversion documents, including a loan modification agreement, (b) pay the applicable conversion fee and (c) not (i) be in default under the Note or the security documents related to such Adjustable Rate Loan or (ii) have been delinquent thirty days in making any payment under the Note in the previous twelve months. Furthermore, the borrower must generally complete an updated credit review and, if the Servicer believes the value of the related property may have declined, provide an updated appraisal. Upon conversion, the scheduled payment will be adjusted to provide for fully amortizing, level monthly payments until maturity. Should interest rates decline so that the fixed Loan Rates applicable upon conversion are significantly lower than the then current Loan Rates, or are significantly lower than the applicable maximum lifetime Loan Rates on convertible Adjustable Rate Loans, borrowers may have a significant financial incentive to effect conversions.

            The Participant has the option but is not obligated to purchase Directly Held Adjustable Rate Loans which are converted to a fixed rate. The Servicers and/or the Master Servicer of the Underlying Mortgage Loans in certain cases have the option and in other cases are obligated to purchase converted Underlying Mortgage Loans from the trustee for the applicable Mortgage Certificates. If any converted Loan is purchased, the purchase price will be equal generally to 100% of the Scheduled Principal Balance of such converted Loan plus 30 days' interest thereon at the applicable Loan Rate in effect immediately prior to such conversion. Any converted Loan not so purchased will remain pledged to secure the Bonds, but with a fixed Loan Rate. See "Maturity and Prepayment Considerations" herein.



                          SERVICING OF THE COLLATERAL


GENERAL

            Approximately 30% of the Loans are serviced by The Boston Company (and subserviced by its affiliate, Mellon Mortgage Company); approximately 8% of the Loans are serviced by Norwest; approximately 9% of the Loans are serviced by Dynex Services ("Dynex Services"), an affiliate of Dynex and the Issuer; approximately 34% of the Loans are serviced by Chase Manhattan Mortgage Corporation ("Chase Mortgage"); approximately 7% of the Loans are serviced by Harbourton Mortgage Co., L.P. ("Harbourton"), an affiliate of Lehman Brothers Inc., and the balance of the loans are serviced by other servicers. The Boston Company, Norwest, Dynex Services, Chase Mortgage, Harbourton and the other servicers are referred to collectively as the "Servicers" and each as a "Servicer".

            Norwest will serve as master servicer of approximately 13% of the Loans, which constitute the Underlying Mortgage Loans (as defined herein); Dynex Capital ("Dynex"), an affiliate of the Issuer, will serve as master servicer of the balance of the Loans (Dynex in such capacity, together with Norwest, the "Master Servicers" and each a "Master Servicer"). See "Dynex Capital, Inc." in the Prospectus.

LOAN SERVICING ACTIVITIES

            The following provides selected information with respect to servicing activities at the Boston Company and Chase Mortgage, which service 30% and 34%, respectively, of the Loans.

            THE BOSTON COMPANY. The following information, particularly within The Boston Company's knowledge, was requested of and provided by The Boston Company, which is not affiliated with the Issuer or Dynex. Such information has not been independently confirmed by the Issuer.

            When a mortgagor fails to make a required payment on a mortgage loan and does not cure the deficiency promptly, the loan is classified as delinquent. In most cases, delinquencies are cured promptly, but if not, foreclosure proceedings are generally commenced. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the property securing the loan can be acquired by the lender. If a mortgagee takes title to the mortgaged property through foreclosure but the mortgaged property had a value lower than the outstanding amount of the debt, the law in certain states permits such mortgagee to obtain a deficiency judgment in the amount of the difference. The laws of certain other states restrict or prohibit such deficiency judgments. It is anticipated that in most cases The Boston Company will not seek deficiency judgments against defaulted mortgagors.

            As of December 31, 1996, The Boston Company's total servicing portfolio contained loans with an aggregate outstanding principal balance of approximately $4.4 billion. The loans contained in The Boston Company's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four-family loans, and therefore may differ significantly from the Mortgage Loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

            The following tables set forth certain information concerning the delinquency experience of The Boston Company with respect to all mortgage loans serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                  THE BOSTON COMPANY MORTGAGE LOAN PORTFOLIO(1)
                         (Dollar amounts in thousands)


                               DECEMBER 31, 1994(3)                DECEMBER 31, 1995
                               --------------------                -----------------
                            NO. OF     DOLLAR                NO. OF    DOLLAR
                             LOANS     AMOUNT     PERCENT     LOANS    AMOUNT      PERCENT
Portfolio Principal Balance 10,428   $4,260,235    100.00%    9,884   $4,079,316    100.00%
Delinquent Loans
  30-59 days delinquent        165       49,513      1.16       196       56,829      1.39
  60-89 days delinquent         27        4,508      0.11        20        3,733      0.09
  90+ days delinquent            5          615      0.01         9        1,311      0.03
  Non-accrual Loans(2)          82       26,754      0.63        74       32,635      0.80
Total                          279       81,390      1.91       299       94,508      2.32
Net Charge-offs                 --        1,802      0.04        --        1,154      0.03
REO                             11        4,092      0.10         7        2,139      0.05



                                       DECEMBER 31, 1996                   MARCH 31, 1997
                                       -----------------                   --------------
                                 NO. OF     DOLLAR                 NO. OF      DOLLAR
                                 LOANS      AMOUNT    PERCENT       LOANS      AMOUNT   PERCENT
Portfolio Principal Balance      10,088  $4,355,536   100.00%      10,067  $4,356,699   100.00%
Delinquent Loans
  30-59 days delinquent             115      45,378     1.04          125     46,771      1.12
  60-89 days delinquent              16       3,827     0.09           26      5,827      0.13
  90+ days delinquent                19       4,662     0.11           14      3,122      0.07
  Non-accrual Loans(2)               57      21,815     0.50           48     20,525      0.46
Total                               207      75,682     1.74          213     77,245      1.79
Net Charge-offs                      --       1,738     0.04           --         58        --
REO                                   7       3,132     0.07            8      3,504      0.05

(1) Percentages in the table are rounded to the nearest 0.01%; dollar amounts are rounded to the nearest dollar.
(2) In general, a "Non-accrual Loan" is a Boston Company Mortgage Loan as to which (i) payments are delinquent for a specified period (based on the principal balance of such loan) or (ii) The Boston Company determines that collection is in doubt.
(3) Information in the table for the year ended December 31, 1994 does not include loans serviced for others totaling approximately $155 million, but does include loans owned by The Boston Company and serviced by others totaling approximately $140 million.

            THE ABOVE DELINQUENCY STATISTICS REPRESENT THE RECENT EXPERIENCE OF THE BOSTON COMPANY. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE DELINQUENCY EXPERIENCE ON THE LOANS SERVICED BY THE BOSTON COMPANY WILL BE COMPARABLE. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Loans serviced by The Boston Company. Further, Loans serviced by the Boston Company were not chosen from The Boston Company's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in The Boston Company's portfolio. The actual loss and delinquency experience on the Loans serviced by the Boston Company will depend, among other things, upon the value of the real estate and cooperative shares securing such Loans, the ability of the mortgagors to make required payments and the strength of employment and housing markets. If The Boston Company undertakes litigation or retains outside attorneys or investigators the costs thereof will be borne by the Trust Estate. The Boston Company will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advances will not be promptly reimbursed. See "Advances" below.

            The Loans serviced by the Boston Company will be subserviced by a designated servicing staff of the Mellon Mortgage Company in Denver, Colorado, which is a wholly-owned subsidiary of Mellon Bank, N.A., a wholly-owned subsidiary of Mellon Bank Corporation. The Subservicer originates, purchases and services residential and commercial mortgage loans through approximately 80 offices throughout the United States.

            CHASE MORTGAGE. The following information, particularly within Chase Mortgage's knowledge, was requested of and provided by Chase Mortgage, which is not affiliated with the Issuer or Dynex. Such information has not been independently confirmed by the Issuer.

            The loans contained in Chase Mortgage's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four-family loans, and therefore may, differ significantly from the Loans serviced by Chase Mortgage. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Loans serviced by Chase Mortgage will be similar in that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Loans serviced by Chase Mortgage.

            The following table summarizes the foreclosure and delinquency experience on conventional residential (fixed and adjustable rate) first trust deed or mortgage loans (including loans originated by unaffiliated originators) serviced or subserviced by Chase Mortgage as of the date indicated. Prior to April 1, 1996, Chase Mortgage was known as Chemical Residential Mortgage Corporation; however, the statistical information set forth below has been restated to include corresponding information with respect to the corporation formerly known as Chase Manhattan Mortgage Corporation, certain of the assets of which Chemical Residential Mortgage Corporation purchased effective April 1, 1996.

                                                                   AS OF DECEMBER 31
                                                             (DOLLAR AMOUNTS IN THOUSANDS)
                                                        1994             1995            1996
                                                        ----             ----            ----
Total Principal Balance (End of Period)              $73,927,369       $93,123,505     $97,309,400
Total Number of Loans                                678,883           876,107         889,959

Delinquencies
Period of Delinquency:  30-59 Days
  Principal Balance                                  $1,746,294        $2,022,700      $2,270,337
  Number of Loans                                    16,241            19,453          22,847
  Percent Delinquent by Number of Loans              2.39%             2.22%           2.57%
Period of Delinquency:  60-89 Days
  Principal Balance                                  $340,305          $369,325        $421,247
  Number of Loans                                    3,170             3,639           4,248
  Percentage Delinquent by Number of Loans           0.47%             0.42%           0.48%
Period of Delinquency:  90 Days or more
  Principal Balance                                  $240,348          $338,106        $254,405
  Number of Loans                                    2,220             3,279           2,432
  Percentage Delinquent by Number of Loans           0.33%             0.37%           0.27%

In Foreclosure
  Principal Balance                                  $525,454          $709,646        $718,869
  Number of Loans                                    4,837             6,805           7,093
  Percent in Foreclosure by Number of Loans          0.71%             0.78%           0.80%
                                                     -----             -----           -----

Total Delinquent or in Foreclosure
  Principal Balance                                  $2,852,401        $3,439,777      $3,664,858
  Number of Loans                                    26,468            33,176          36,820
  Percent Delinquent or in Foreclosure by Number
  of Loans                                           3.90%             3.79%           4.11%

            THE ABOVE DELINQUENCY AND FORECLOSURE STATISTICS REPRESENT THE RECENT EXPERIENCE OF CHASE MORTGAGE. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE DELINQUENCY EXPERIENCE ON THE LOANS SERVICED BY CHASE MORTGAGE WILL BE COMPARABLE. In addition, the foregoing statistics include mortgage loans on a variety of payment and other characteristics that may not correspond to those of the Loans serviced by Chase Mortgage. Further, the Loans serviced by Chase Mortgage were not chosen from Chase Mortgage's portfolio on the bases of any methodology which could or would make them representative of the total pool of mortgage loans in Chase Mortgage's portfolio. The actual delinquency experience on the Loans serviced by Chase Mortgage will depend, among other things, upon the value of the real estate securing the Loans serviced by Chase Mortgage and the ability of the released mortgagors to make required payments.

            DYNEX SERVICES. Dynex Services has been servicing loans since December 1996, but is not a FNMA or FHLMC approved servicer.

ADVANCES

            On or before each Payment Date, the applicable Servicer generally will be obligated (subject to the limitations provided in the applicable servicing agreement) to make cash advances ("Advances") with respect to any delinquent Loan in an amount equal to the sum of (i) the Scheduled Payment on such delinquent Loan (net of the Servicing Fee, except with respect to approximately 9% of the Loans for which Advances are required to be made only to the extent of the interest portion of a Scheduled Payment (without deduction for the Servicing Fee)), (ii) amounts for the payment of real estate taxes, assessments, insurance premiums and property protection expenses and (iii) amounts to cover expenses relating to Foreclosure and Liquidation, provided that the applicable Servicer has determined in its good faith business judgment that such Advance is not a Non-Recoverable Advance. The applicable Master Servicer will be obligated to make any required Advance if the Servicer fails to make such Advance. The Bond Administrator will be obligated to make any required Advance if the applicable Master Servicer fails to do so. The Trustee will be obligated to make any required Advance if the Bond Administrator fails to do so. Nevertheless, none of the applicable Master Servicer, the Bond Administrator or the Trustee is required to make any Advance if it has determined in its good faith business judgment that such Advance would constitute a Non-Recoverable Advance.

FORBEARANCE AND MODIFICATION AGREEMENTS

            To the extent set forth in the related Servicing Agreement, each Servicer may, with the approval of the applicable Master Servicer in most cases, enter into a forbearance or modification agreement with the borrower under a Loan, provided that such Servicer and, if required, such Master Servicer have determined in their good faith business judgment that granting such forbearance or modification will maximize recovery on such Loan to the Trust Estate on a present value basis. The interests of the applicable Master Servicer in determining whether to enter into a forbearance or modification agreement (or in establishing the terms of any such forbearance or modification agreement) may conflict with the interests of Bondholders.

EVENTS OF DEFAULT

            The applicable Master Servicer will generally have the right pursuant to the related Servicing Agreement to terminate any related Servicer in the event of a breach by such Servicer of any of its obligations under such Servicing Agreement. In the event of such termination, the applicable Master Servicer generally assumes certain of such Servicer's servicing obligations under such Servicing Agreement, including the obligation to make Advances (limited as provided herein under the heading "Servicing of the Collateral--Advances"), until such time as a successor servicer is appointed. If the applicable Master Servicer is unable to act as servicer, the applicable Master Servicer will generally appoint or petition a court of competent jurisdiction for the appointment of a suitable loan servicing institution to act as successor servicer under such Servicing Agreement. Pending such appointment, the applicable Master Servicer will be obligated to service the related Loans subject to the same limitations as apply to the applicable Master Servicer's obligation to fulfill the servicing responsibility of a terminated servicer. Any successor servicer, including the applicable Master Servicer, will be entitled generally to compensation arrangements similar to, and not in excess of, those provided to the terminated Servicer.

MASTER SERVICERS

            NORWEST. Norwest, a national banking association, will act as Master Servicer with respect to approximately 13% of the Mortgage Loans. The principal executive offices of Norwest are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota. Norwest performs its master servicing activity principally at 11000 Broken Land Parkway, Columbia, Maryland. As of January 1, 1997, Norwest acted as master servicer for approximately 200,000 mortgage loans with an aggregate principal balance of approximately $24.5 billion.

            DYNEX. Dynex, in its capacity as Master Servicer, will supervise the servicing of approximately 87% of the Loans. Dynex has been master servicing loans since November of 1993 but is not an approved FNMA or FHLMC servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSESS

            The primary compensation payable to each Servicer is the monthly servicing fee (the "Servicing Fee") applicable to the Loans serviced by such Servicer, which fee is expressed as one-twelfth of a fixed percentage per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of each such Loan on the first day of the Due Period preceding each Payment Date. In addition to the Servicing Fees, late payment fees, loan assumption fees and conversion fees with respect to the Loans, and any interest or other income earned on collections with respect to the Loans pending remittance to the Master Servicer will be paid to or retained by the related Servicer as additional servicing compensation. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the related Loans and incurred by the Servicer in connection with its responsibilities under its Servicing Agreement.

            The Bond Administration Fee (which will include the Master Servicing Fee for the Directly Held Loans for which Dynex is the Master Servicer) will be equal to 0.02% per annum on the aggregate Scheduled Principal Balance of the Loans.

            The other Master Servicers' compensation will range from 0.07% to 0.08%. On each Payment Date, the applicable Master Servicer will be obligated (without regard to the amount of its Master Servicing Fee) to pay interest ("Month End Interest") through the end of the preceding calendar month with respect to Loans that are prepaid in full or liquidated during the portion of the related Prepayment Period in the preceding calendar month. The Bond Administrator will be responsible for the fees of the Trustee.

SPECIAL SERVICER

            The Participant may appoint a Special Servicer acceptable to the Rating Agencies to undertake some of or all the Servicer's obligations with respect to Directly Held Loans that are in default. The Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Loan, (ii) a performance fee applicable to each liquidated Loan based upon the Liquidation Proceeds of such Loan, or both. See "Servicing of the Collateral--Special Servicing Agreement" in the Prospectus.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

WEIGHTED AVERAGE LIFE OF THE BONDS

            Weighted average life refers to the average amount of time that will elapse from the date of delivery of a bond until each dollar of principal of such bond will be repaid to the investor. The weighted average life of the Bonds will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes payments resulting from refinancings, liquidations of the Loans due to defaults, casualties, indemnifications and purchases by or on behalf of the Issuer, the Participant or the Servicers, as the case may be).

            Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this Prospectus Supplement is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant rate of prepayment on the Loans each month relative to the aggregate outstanding principal balance of the Loans. The Issuer does not make any representations about the appropriateness of the CPR model.

FACTORS AFFECTING PREPAYMENTS ON THE LOANS

            The rate of payments (including prepayments) on a pool of loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing interest rates fall significantly below the then current Loan Rates on the Loans or significantly below the maximum lifetime Loan Rates on the Adjustable Rate Loans, the rate of prepayments on such Loans would be expected to increase. Conversely, if prevailing rates rise significantly above the then current Loan Rates on the Loans or significantly above the maximum lifetime Loan Rates on the Adjustable Rate Loans, the rate of prepayments would be expected to decrease. Other factors affecting prepayment of Loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the related properties and servicing decisions, as well as Loan terms and the type of collateral securing a Loan. See "Security for the Bonds--Selected Loan Data" herein. In addition, any purchase of a converted Loan will have the same effect as a prepayment in full. The Loans may be prepaid, in whole or in part, at any time by the borrowers; less than 19% of the Loans provide for payment of a prepayment fee or penalty. NO ASSURANCE CAN BE GIVEN AS TO THE RATE OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON THE LOANS.

            Approximately 91% of the Loans are expected to be Adjustable Rate Loans. The Issuer is not aware of any publicly available statistics relating to the principal prepayment experience of adjustable rate loans over an extended period of time, and the Issuer's experience with respect to adjustable rate loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Adjustable Rate Loans. Defaults on Adjustable Rate Loans leading to foreclosure and the ultimate liquidation of the related properties may occur with greater frequency in their early years, although little data is available with respect to the rate of default on Adjustable Rate Loans. Increases in the required monthly payments on the Adjustable Rate Loans may result in a default rate higher than that on loans with fixed Loan Rates. The Issuer, at its option, may purchase, on any Payment Date, any Loan that is delinquent in payment by 90 days or more. Any such purchase must be made at a price equal to the outstanding principal balance of the related Loan plus accrued and unpaid interest thereon at its Loan Rate through the Payment Date following the date of purchase. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus. Furthermore, the Issuer will have the option to pledge to the Trustee a Substitute Loan in substitution for a defaulted Loan or REO, as more particularly described in "Security for the Bonds--Substitution of Loans" herein. The weighted average life of the Bonds may increase to the extent that the Issuer exercises its option to pledge Substitute Loans to the Trustee for defaulted Loans or REO, because such substitution will be effected in lieu of foreclosure and disposition of the related properties or REO and the payment of Liquidation Proceeds to Holders of the Bonds. See "Yield Considerations" herein.

            Approximately 29% of the Loans provide for monthly payments of interest at the related Loan Rate but no payments of principal for the first ten years after origination (or, in some cases, modification). Following such 10-year period, the monthly payment on each such Loan will be increased to an amount sufficient to amortize fully its outstanding principal balance over its remaining term and to pay interest at the related Loan Rate.

            The Loan Rates on the Adjustable Rate Loans will adjust periodically (although not on the same dates). Based on the current Six-Month LIBOR Index or current One-Year CMT Index as applicable (which may not rise and fall consistently with prevailing interest rates or other Adjustable Rate Loans based on other indices), plus the Gross Margins for the Adjustable Rate Loans (which may be different from the current margins on residential Adjustable Rate Loans). As a result, the Loan Rates on the Adjustable Rate Loans at any time may not equal the prevailing rates for similar Adjustable Rate Loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated. See "Risk Factors--Uncertain Timing of Principal" herein.

            Approximately 42% of the Adjustable Rate Loans are expected to permit assumption by a subsequent purchaser of the related properties during a specified period and subject to such purchaser's compliance with certain then existing requirements and underwriting guidelines, except in the case of any Adjustable Rate Loan that has converted to a fixed Loan Rate. The Level Payment Loans and any Adjustable Rate Loan that has converted to a fixed Loan Rate will be subject to "due-on-sale-clauses" and are not assumable. The weighted average life of each Class of Bonds will be increased to the extent that the Adjustable Rate Loans are assumed by purchasers of the related properties in connection with sales of such properties. Conversely, the weighted average life of each Class of Bonds will be decreased upon the sale of properties securing non-assumable Loans, which will result in the prepayment of such Loans. See "Maturity and Prepayment Considerations" in the Prospectus.

             Approximately 41% of the Adjustable Rate Loans are expected to provide that the borrower may, during a specified period of time, convert the adjustable Loan Rate of the related Loan to a fixed Loan Rate. The conversion option may be exercised during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. If borrowers were to exercise their conversion rights in such an interest rate environment, a purchase of the converted Loans would have the same effect on holders of the Bonds as a prepayment at a time when prepayments generally would not be expected. The availability of fixed rate loans at competitive interest rates during periods of falling rates may also encourage borrowers to exercise the conversion option. There can be no certainty as to the rate at which conversions will take place or as to the rate of prepayments in stable or changing interest rate environments.

            The average Scheduled Principal Balance of the Directly Held Loans is approximately $192,721. Approximately 7% of the Directly Held Loans have Scheduled Principal Balances in excess of $1,000,000. The Issuer is not aware of any publicly available statistics relating to the prepayment experience of loans with high balances and the Issuer's experience with other high balance loans is insufficient to draw any conclusions with respect to the expected prepayment rates on those Directly Held Loans. Prepayments on such Directly Held Loans may have a disproportionate effect on the prepayment experience of the Loans.

            The rate at which borrowers exercise their conversion rights and the resulting purchase of converted Loans will affect the rate of payment of principal and hence the weighted average life of the Bonds. See "Security for the Bonds--Conversion Option" herein.

            In addition, defaults on Adjustable Rate Loans that lead to foreclosure and the ultimate liquidation of the related Adjustable Rate Loans may occur with greater frequency in their early years. Increases in the required monthly payments on the Adjustable Rate Loans may result in a default rate higher than that on loans with fixed interest rates. Prepayments, liquidations and purchases of the Loans will result in payments of principal to Bondholders of amounts that would otherwise be distributed over the remaining terms of the Loans. See "Risk Factors--Credit Considerations" in the Prospectus.

MODELING ASSUMPTIONS

            The following assumptions (the "Modeling Assumptions") have been used in preparing the principal decrement tables on the following pages (the "DEC Tables"). It has been assumed that the Adjustable Rate Loans consist of nine assumed Adjustable Rate Loans and that the Level Payment Loans consist of two assumed Level Payment Loans, each with the characteristics set forth in the following tables:

            ASSUMED ADJUSTABLE RATE LOANS:


                                                                        Remaining     Original
                                                                         Term to      Term to
             Outstanding                                                  Stated       Stated    Next Interest
              Principal                             Gross    Periodic    Maturity     Maturity    Adjustment
Index          Balance      Loan Rate     Net Rate  Margin     Caps     (in months)  (in months)      Date
--------------------------------------------------------------------------------------------------------------
1 Yr CMT     $ 45,143,846      6.50%      6.23%      2.74%     2.000%       344          360        11/01/97
1 Yr CMT     $199,816,246      6.64%      6.24%      2.89%     2.000%       353          360        10/01/97
1 Yr CMT     $140,163,521      6.87%      6.47%      2.82%     2.000%       352          360        11/01/97
1 Yr CMT     $ 31,526,285      8.29%      7.89%      2.79%     2.000%       289          360        12/01/97
1 Yr CMT     $ 77,650,298      6.05%      5.78%      2.76%     2.000%       354          360        12/01/97
6 mo LIBOR   $ 34,335,928      8.61%      8.21%      2.90%     1.000%       324          360        10/01/97
6 mo LIBOR   $ 65,204,504      8.57%      7.83%      2.85%     1.000%       283          360        09/01/97
6 mo LIBOR   $ 64,372,504      8.43%      7.69%      2.77%     1.000%       288          360        10/01/97
6 mo LIBOR   $252,852,673      7.33%      7.06%      2.00%     1.000%       343          360        09/01/97

            ASSUMED LEVEL PAYMENT LOANS:



                                                       Remaining Term to Stated   Original Term to Stated
Outstanding Principal Balance    Loan Rate  Net Rate     Maturity (in months)       Maturity (in months)
---------------------------------------------------------------------------------------------------------
       $95,197,277                 9.78%     9.76%             297                           302
       $13,649,207                10.23%    10.21%             306                           310

It has been further assumed that:

                        (i) the One-Month LIBOR Index remains constant at 5.80%;

                        (ii) the Six-Month LIBOR Index remains constant at 6.00%
            and the One-Year CMT Index remains constant at 6.00% per annum for the assumed Adjustable Rate Loans; and the Loan Rate remains constant until the next Interest Adjustment Date (for the respective Adjustable Rate Loans), at which time the Loan Rate on such Adjustable Rate Loans is adjusted to equal the index of the respective Loan plus the applicable Gross Margin, subject to any Periodic Rate Caps;

                        (iii) the assumed Adjustable Rate Loans are not
            converted;

                        (iv) all Scheduled Payments on the assumed Loans are
            received timely on the payment date for each Loan, commencing June 1, 1997, and prepayments on such Loans are received on the last day of each month beginning June 30, 1997, and include 30 days of interest thereon;

                        (v) the Scheduled Payments on the assumed Adjustable
            Rate Loans are adjusted on the Payment Adjustment Date, subject to any Periodic Rate Caps, to equal a fully amortizing payment as described above;

                        (vi) there are no defaults or shortfalls on the assumed
            Loans;

                        (vii) the assumed Loans prepay monthly at the specified
            constant percentages of CPR (the Scheduled Principal Balance of assumed Loans are based on the Scheduled Principal Balance of the Loans at May 1, 1997, adjusted for the June 1, 1997, payments and an assumed prepayment rate of 21% of CPR);

                        (viii) the Closing Date for the Bonds is June 25, 1997;

                        (ix) cash distributions are received by the Bondholders
            on the 28th day of each month, commencing in July 28, 1997;

                        (x) the initial principal amount of each Class of Bonds
            is as set forth on the cover hereof;

                        (xi) there is no optional redemption of the Bonds
            (except with respect to the line entitled "Weighted Average Life with Redemption") and no increase in the Class Interest Rates of the Bonds as a result of the Issuer's failure to redeem the Bonds when it is permitted to do so;

                        (xii) there are no prepayment fees or penalties;

                        (xiii) there are no interest shortfalls resulting in an
            Interest Carryover Amount;

                        (xiv) the Scheduled Payments on the assumed $45,143,846
            One-Year CMT Loan and the $252,852,673 Six-Month LIBOR Loan consist of interest only through February 2006 and January 2006, respectively;

                        (xv) the Bond Payment Percentage remains constant at
            100%; and

                        (xvi) the $13,649,207 Level Payment Loan represents the
            loans deposited in the Collateralization Fund.

            If the Bonds are redeemed when the Issuer has the option to do so, the weighted average life of the Bonds will be shorter than the weighted average life set forth on the line entitled "Weighted Average Life Without Redemption", and using the Modeling Assumptions, the weighted average life of the Bonds would be as set forth on the line entitled "Weighted Average Life With Redemption." See "Description of the Bonds--Optional Redemption" herein.

            There will be discrepancies between the Loans actually included in the Collateral and the Modeling Assumptions. Any discrepancy may have an effect upon the percentages of initial principal amount (and weighted average lives) set forth in the DEC Tables. To the extent that the Loans actually included in the Collateral have characteristics that differ from the Modeling Assumptions, the Bonds are likely to have weighted average lives that are shorter or longer than indicated by such tables. Other things being equal, to the extent that cash is used to redeem Bonds because Loans are not delivered together with all the required documentation to the Trustee or Loans are repurchased either because of Loans becoming converted Loans or otherwise, the Bonds will have shorter weighted average lives than indicated by the DEC Tables, which will adversely affect the yield of such Bonds to the extent that they are purchased at a premium.

            There is no assurance that prepayment of the Loans will conform to any of the percentages of CPR described in the DEC Tables. Among other things, the DEC Tables assume that the Loans prepay at the indicated constant rates of CPR, notwithstanding the fact that such Loans may vary substantially as to geographic concentration of properties, interest rate and prepayment terms. Variations in actual prepayment experience for the Loans will increase or decrease the percentages of initial principal balance (and weighted average lives) shown in the DEC Tables.

            The DEC Tables indicate the projected weighted average life of each Class of the Bonds and set forth the percentage of the initial balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR. See "Maturity and Prepayment Considerations" in the Prospectus.

            The Weighted Average Life values included in the following DEC Tables have been determined by (a) multiplying the amount of each principal payment by the number of years from the date of delivery of the Bonds to the related Payment Date, (b) summing the results and (c) dividing the sum by the total principal to be paid on the applicable Class of Bonds. Asterisks(*) in the following tables indicate values between 0.0% and 0.5%.

                    PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT

      June 28,           Class A-1 Bonds at the following percentages of CPR

                         0%      15%     18%      21%     25%     30%     35%
                         ---     ----    ----     ----    ----    ----    ---
Initial Percent          100      100     100      100    100     100      100
1998                      99       80      76       72     67      60       54
1999                      98       63      56       50     42      33       24
2000                      97       48      40       33     24      14        5
2001                      96       36      27       19     10       1        0
2002                      95       26      17        9      0       0        0
2003                      94       17       8        *      0       0        0
2004                      92        9       1        0      0       0        0
2005                      91        3       0        0      0       0        0
2006                      89        0       0        0      0       0        0
2007                      86        0       0        0      0       0        0
2008                      83        0       0        0      0       0        0
2009                      80        0       0        0      0       0        0
2010                      76        0       0        0      0       0        0
2011                      72        0       0        0      0       0        0
2012                      68        0       0        0      0       0        0
2013                      64        0       0        0      0       0        0
2014                      59        0       0        0      0       0        0
2015                      53        0       0        0      0       0        0
2016                      48        0       0        0      0       0        0
2017                      41        0       0        0      0       0        0
2018                      34        0       0        0      0       0        0
2019                      27        0       0        0      0       0        0
2020                      18        0       0        0      0       0        0
2021                       9        0       0        0      0       0        0
2022                       2        0       0        0      0       0        0
2023                       0        0       0        0      0       0        0
2024                       0        0       0        0      0       0        0
2025                       0        0       0        0      0       0        0
2026                       0        0       0        0      0       0        0
2027                       0         0       0        0     0       0        0
Weighted Average Life
  Without Redemption(1)   17.3     3.3      2.8     2.4     2.0     1.6     1.3
  With Redemption(2)       6.8     3.2      2.6     2.2     1.9     1.5     1.3


      June 28,            Class A-2 Bonds at the following percentages of CPR
                         0%      15%     18%      21%     25%     30%      35%
Initial Percent           100      100     100      100     100     100     100
1998                      100      100     100      100     100     100     100
1999                      100      100     100      100     100     100     100
2000                      100      100     100      100     100     100     100
2001                      100      100     100      100     100     100      54
2002                      100      100     100      100     100      45       3
2003                      100      100     100      100      51       4       0
2004                      100      100     100       60      15       0       0
2005                      100      100      68       28       0       0       0
2006                      100       86      38        1       0       0       0
2007                      100       56      12        0       0       0       0
2008                      100       31       0        0       0       0       0
2009                      100       10       0        0       0       0       0
2010                      100        0       0        0       0       0       0
2011                      100        0       0        0       0       0       0
2012                      100        0       0        0       0       0       0
2013                      100        0       0        0       0       0       0
2014                      100        0       0        0       0       0       0
2015                      100        0       0        0       0       0       0
2016                      100        0       0        0       0       0       0
2017                      100        0       0        0       0       0       0
2018                      100        0       0        0       0       0       0
2019                      100        0       0        0       0       0       0
2020                      100        0       0        0       0       0       0
2021                      100        0       0        0       0       0       0
2022                      100        0       0        0       0       0       0
2023                       68        0       0        0       0       0       0
2024                       19        0       0        0       0       0       0
2025                        0        0       0        0       0       0       0
2026                        0        0       0        0       0       0       0
2027                        0        0       0        0       0       0       0
Weighted Average Life
  Without Redemption(1)  26.4     10.4     8.7      7.4     6.2     5.0     4.2
 With Redemption(2)       7.0      6.1     5.1      4.3     3.6     2.9     2.4

      June 28,           Class A-3 Bonds at the following percentages of CPR
                         0%      15%     18%      21%     25%     30%     35%
Initial Percent           100      100     100      100     100     100     100
1998                      100      100     100      100     100     100     100
1999                      100      100     100      100     100     100     100
2000                      100      100     100      100     100     100     100
2001                      100      100     100      100     100     100     100
2002                      100      100     100      100     100     100     100
2003                      100      100     100      100     100     100       0
2004                      100      100     100      100     100       6       0
2005                      100      100     100      100      54       0       0
2006                      100      100     100      100       0       0       0
2007                      100      100     100       28       0       0       0
2008                      100      100      70        0       0       0       0
2009                      100      100       8        0       0       0       0
2010                      100       73       0        0       0       0       0
2011                      100       17       0        0       0       0       0
2012                      100        0       0        0       0       0       0
2013                      100        0       0        0       0       0       0
2014                      100        0       0        0       0       0       0
2015                      100        0       0        0       0       0       0
2016                      100        0       0        0       0       0       0
2017                      100        0       0        0       0       0       0
2018                      100        0       0        0       0       0       0
2019                      100        0       0        0       0       0       0
2020                      100        0       0        0       0       0       0
2021                      100        0       0        0       0       0       0
2022                      100        0       0        0       0       0       0
2023                      100        0       0        0       0       0       0
2024                      100        0       0        0       0       0       0
2025                        0        0       0        0       0       0       0
2026                        0        0       0        0       0       0       0
2027                        0        0       0        0       0       0       0
Weighted Average Life
  Without Redemption(1)  27.7     13.5    11.4      9.8     8.1     6.6     5.5
  With Redemption(2)      7.0      6.1     5.1      4.3     3.6     2.9     2.4


      June 28,           Class B-1 Bonds at the following percentages of CPR
                         0%      15%     18%      21%     25%     30%     35%
Initial Percent           100      100     100      100     100     100     100
1998                      100      100     100      100     100     100     100
1999                      100      100     100      100     100     100     100
2000                      100      100     100      100     100     100     100
2001                      100      100     100      100     100     100     100
2002                      100      100     100      100     100     100     100
2003                      100      100     100      100     100     100      91
2004                      100      100     100      100     100     100      32
2005                      100      100     100      100     100      49       0
2006                      100      100     100      100      84      10       0
2007                      100      100     100      100      41       0       0
2008                      100      100     100       75      10       0       0
2009                      100      100     100       40       0       0       0
2010                      100      100      68       13       0       0       0
2011                      100      100      38        0       0       0       0
2012                      100       78      14        0       0       0       0
2013                      100       49       0        0       0       0       0
2014                      100       25       0        0       0       0       0
2015                      100        5       0        0       0       0       0
2016                      100        0       0        0       0       0       0
2017                      100        0       0        0       0       0       0
2018                      100        0       0        0       0       0       0
2019                      100        0       0        0       0       0       0
2020                      100        0       0        0       0       0       0
2021                      100        0       0        0       0       0       0
2022                      100        0       0        0       0       0       0
2023                      100        0       0        0       0       0       0
2024                      100        0       0        0       0       0       0
2025                       86        0       0        0       0       0       0
2026                        0        0       0        0       0       0       0
2027                        0        0       0        0       0       0       0
Weighted Average Life
  Without Redemption(1)  28.3     16.1    13.7     11.9     9.9     8.1     6.8
  With Redemption(2)      7.0      6.1     5.1      4.3     3.6     2.9     2.4

(1)  In years,  assuming no redemption of the Bonds.
(2) In years, assuming the Bonds are redeemed on the earliest possible Payment Date using the Modeling Assumptions.

                    PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT


      June 28,           Class B-2 Bonds at the following percentages of CPR
                         0%      15%     18%      21%     25%     30%     35%
Initial Percent           100      100     100      100     100     100     100
1998                      100      100     100      100     100     100     100
1999                      100      100     100      100     100     100     100
2000                      100      100     100      100     100     100     100
2001                      100      100     100      100     100     100     100
2002                      100      100     100      100     100     100     100
2003                      100      100     100      100     100     100     100
2004                      100      100     100      100     100     100     100
2005                      100      100     100      100     100     100      81
2006                      100      100     100      100     100     100      11
2007                      100      100     100      100     100      53       0
2008                      100      100     100      100     100       *       0
2009                      100      100     100      100      63       0       0
2010                      100      100     100      100      15       0       0
2011                      100      100     100       78       0       0       0
2012                      100      100     100       32       0       0       0
2013                      100      100      85        0       0       0       0
2014                      100      100      41        0       0       0       0
2015                      100      100       6        0       0       0       0
2016                      100       66       0        0       0       0       0
2017                      100       26       0        0       0       0       0
2018                      100        0       0        0       0       0       0
2019                      100        0       0        0       0       0       0
2020                      100        0       0        0       0       0       0
2021                      100        0       0        0       0       0       0
2022                      100        0       0        0       0       0       0
2023                      100        0       0        0       0       0       0
2024                      100        0       0        0       0       0       0
2025                      100        0       0        0       0       0       0
2026                        0        0       0        0       0       0       0
2027                        0        0       0        0       0       0       0
Weighted Average Life
  Without Redemption(1)  28.8     19.5    16.9     14.7    12.3    10.1     8.5
  With Redemption(2)      7.0      6.1     5.1      4.3     3.6     2.9     2.4


      June 28,           Class B-3 Bonds at the following percentages of CPR
                         0%      15%     18%      21%     25%     30%     35%
Initial Percent           100      100     100      100     100     100     100
1998                      100      100     100      100     100     100     100
1999                      100      100     100      100     100     100     100
2000                      100      100     100      100     100     100     100
2001                      100      100     100      100     100     100     100
2002                      100      100     100      100     100     100     100
2003                      100      100     100      100     100     100     100
2004                      100      100     100      100     100     100     100
2005                      100      100     100      100     100     100     100
2006                      100      100     100      100     100     100     100
2007                      100      100     100      100     100     100      49
2008                      100      100     100      100     100     100       6
2009                      100      100     100      100     100      46       0
2010                      100      100     100      100     100       9       0
2011                      100      100     100      100      69       0       0
2012                      100      100     100      100      31       0       0
2013                      100      100     100       94       2       0       0
2014                      100      100     100       53       0       0       0
2015                      100      100     100       22       0       0       0
2016                      100      100      66        0       0       0       0
2017                      100      100      33        0       0       0       0
2018                      100       91       6        0       0       0       0
2019                      100       51       0        0       0       0       0
2020                      100       18       0        0       0       0       0
2021                      100        0       0        0       0       0       0
2022                      100        0       0        0       0       0       0
2023                      100        0       0        0       0       0       0
2024                      100        0       0        0       0       0       0
2025                      100        0       0        0       0       0       0
2026                       86        0       0        0       0       0       0
2027                        0        0       0        0       0       0       0
Weighted Average Life
  Without Redemption(1)  29.1     22.1    19.6     17.2    14.6    12.0    10.1
  With Redemption(2)      7.0      6.1     5.1      4.3     3.6     2.9     2.4

(1)  In years,  assuming no redemption of the Bonds.
(2) In years, assuming the Bonds are redeemed on the earliest possible Payment Date using the Modeling Assumptions.

            The DEC Tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                              YIELD CONSIDERATIONS

GENERAL

            The yield to maturity of, and the aggregate amount of payments on, the Bonds will be related to the rate and timing of principal payments on the Loans which will be affected by the amortization schedules of the Loans and the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Loans due to default, casualties and condemnations, repurchases by the Participant and repurchases in connection with an optional redemption). NO ASSURANCE CAN BE GIVEN AS TO THE RATE OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON THE LOANS.

            The timing of changes in the rate of prepayments on the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal of a Loan, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

            If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is faster than that actually received on the Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is slower than that actually received on the Loans, the actual yield to maturity will be lower than that so calculated.

            Because the rate of principal payments (including prepayments) on the Loans may significantly affect the weighted average life and other characteristics of the Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Loans and the suitability of the Bonds to their investment objectives. For factors affecting principal prepayments on the Loans, see "Maturity and Prepayment Considerations" herein.

            The Issuer at its option may pledge to the Trustee a Substitute Loan in substitution for a defaulted Loan or REO, as more particularly described in "Security for the Bonds--Substitution of Collateral" herein. The amount, if any, by which the Scheduled Principal Balance of the defaulted Loan or REO exceeds the Scheduled Principal Balance of the Substitute Loan would constitute a Loss on such Loan or REO. Furthermore, to the extent that any Substitute Loan has payment terms that differ from the original Loan such difference in payment terms will affect the yield to maturity of investors in the Bonds. The Issuer's ability to pledge Substitute Loans may result in an increase in the weighted average life of the outstanding Bonds, because such substitution would be effected in lieu of a foreclosure and disposition of the related properties or REO and the resultant payment of Liquidation Proceeds to Holders of the Bonds.

            Investors in the Bonds also should understand that the Class Interest Rates on the Bonds will remain at a maximum rate equal to the then applicable cap rate at levels of One-Month LIBOR which, together with the Applicable Spread, would, absent the Applicable Cap on the Class Interest Rates, result in Class Interest Rates above the Applicable Cap rate. Investors should understand that the timing of changes in the level of One-Month LIBOR may affect the actual yields to such investors even if the average level is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Bond.

            With respect to the Adjustable Rate Loans, a number of factors affect the performance of the Six-Month LIBOR Index and the One-Year CMT Index and may cause any such index to move in a manner different from other indices. In a period of declining rates, the Six-Month LIBOR Index or the One-Year CMT Index may remain higher than other market interest rates, which may result in a higher level of prepayments of the Loans than of loans that adjust in accordance with other indices.

            A higher than expected rate of default could produce payment delays and could lead to foreclosures. A foreclosure may produce proceeds upon sale that are less than the Unpaid Principal Balance of such Loan plus interest accrued thereon and the expenses of sale. Such a shortfall upon foreclosure would result in a Loss on such Loan.

SUBORDINATION OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 BONDS

            On each Payment Date, the holders of any higher ranking Class of Bonds will have a preferential right to receive amounts of interest and principal, respectively, before any payments are made on any Class of Bonds subordinate to such Class. As a result, the Class B-1, Class B-2 and Class B-3 Bonds will be more sensitive to the rate of delinquencies and defaults on the Loans.

            As more fully described herein, losses on the Loans will be allocated to the Class B-3 Bonds, then to the Class B-2 Bonds, and then to the Class B-1 Bonds, in that order, until the principal balance of each such Class has been reduced to zero, before any losses will be allocated to the Senior Bonds.

                                USE OF PROCEEDS

            The Issuer will retain from the proceeds from the sale of the Bonds an issuance fee that will be used to cover its expenses and to compensate it for facilitating the issuance of the Bonds. The proceeds from the sale of the Bonds net of the issuance fee will be used by the Issuer to purchase the Collateral from the Participant.

                                  UNDERWRITING

            Subject to the terms and conditions set forth in the underwriting agreement for the Class A-1, Class A-2 and Class B-2 Bonds dated as of the date hereof (the "Underwriting Agreement") Lehman Brothers Inc. and Wheat, First Securities, Inc. (the "Underwriters") and the Participant and the Issuer, the Issuer has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Issuer, the Class A-1, Class A-2 and Class B-2 Bonds set forth below:

           CLASS         LEHMAN BROTHERS INC.    WHEAT, FIRST SECURITIES, INC.
       Class A-1 Bonds        $725,000,000                $50,000,000
       Class A-2 Bonds        $121,000,000                         $0
       Class B-2 Bonds         $15,298,000                         $0

            The distribution of the Class A-1, Class A-2 and Class B-2 Bonds will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling Class A-1, Class A-2 and Class B-2 Bonds to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Class A-1, Class A-2 and Class B-2 Bonds may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Class A-1, Class A-2 and Class B-2 Bonds purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

            The Underwriting Agreement provides that the Issuer and the Participant will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act to the extent and under the circumstances set forth therein.

            Affiliates of the Participant have agreed to purchase or retain the Class A-3, Class B-1 and Class B-3 Bonds. Such affiliates of the Participant may, from time to time, offer such Classes of Bonds for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

            Certain of the Loans may have been the subject of financing provided by an affiliate of the Underwriters. An affiliate of Lehman Brothers Inc. is acting as Servicer with respect to a portion of the Loans.


                                 LEGAL MATTERS

            Certain legal matters relating to the Bonds will be passed upon for the Issuer by Arter & Hadden, and certain legal matters relating to the Bonds will be passed upon for the Underwriters by Brown & Wood LLP, Washington, D.C.


                                    RATINGS

            It is a condition to the issuance of the Bonds that the Bonds be rated as set forth under "Ratings" in the Summary of Terms.

            The ratings assigned to asset-backed bonds take into consideration the credit quality of the related pool of assets, including any credit enhancement, structural and legal aspects associated with such bonds and the extent to which the payment stream on the related assets is adequate to make payments required on such bonds. Ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments on the related loans. As a result, the ratings do not address the possibility that the holders of the Bonds might suffer a lower than anticipated yield.

            A security rating is not a recommendation to buy, sell or hold Bonds and may be subject to revision or withdrawal at any time by the assigning Rating Agency. In the event that a rating initially assigned to the Bonds is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds. Each security rating should be evaluated independently of any other security rating.

            The Issuer has not requested a rating on the Bonds by any rating agency other than Moody's (with respect to the Senior Bonds) and Fitch. Nevertheless, there can be no assurance as to whether any other rating agency will nonetheless issue a rating and, if it does, what such rating would be. A rating assigned to the Bonds by a rating agency that has not been requested by the Issuer to do so may be lower than the rating assigned by a Rating Agency pursuant to the Issuer's request.

                              ERISA CONSIDERATIONS

            Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should carefully review with their legal advisors whether the purchase or holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code or cause the Collateral securing the Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Bond. See "ERISA Considerations" in the Prospectus.

            If the Bonds are treated as equity for purposes of ERISA, the purchaser of a Bond could be treated as having acquired a direct interest in the Collateral securing the Bonds. In that event, the purchase, holding, or resale of the Bonds could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuer, the Trustee, any Master Servicer, any Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Nevertheless, one or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. See "ERISA Considerations" in the Prospectus.

            The Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Bond should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

            Except in certain limited circumstances, the globally offered Collateralized Bonds, Series 9 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

            Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

            Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

            Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Bonds will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear (in such capacity) and as DTC Participants.

            Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

            INITIAL SETTLEMENT

            All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

            Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

            Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

            Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

            TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

            TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

            TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global

Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30 day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

            CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

            As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

            Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

            TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30 day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

            Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

            CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

            EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

            EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

            EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

            The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                          MERIT SECURITIES CORPORATION
                              COLLATERALIZED BONDS
                              (Issuable in Series)

            MERIT Securities Corporation (the "Issuer") may sell from time to time under this Prospectus and related Prospectus Supplements various series (each, a "Series") of its Collateralized Bonds (the "Bonds"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary.

            Each Series of Bonds will be secured by collateral (the "Collateral") consisting of one or more of the following: (a) one- to four-family, residential mortgage loans ("Mortgage Loans"), which may include Second Lien Mortgage Loans, Mortgage Loans that are past due or non-performing as of the Cut-off Date and REO Properties, and other assets evidencing interests in mortgage loans (together with the Mortgage Loans, the "Mortgage Collateral"),
(b) mortgage loans secured by model homes leased to homebuilders ("Model Home Loans"), (c) manufactured housing installment sales contracts ("Manufactured Home Loans") and (d) installment sales contracts secured by heating, air conditioning and other facilities installed in one- to four-family residential properties ("Consumer Finance Loans"); PROVIDED, HOWEVER, that in no event will the aggregate Scheduled Principal Balance as of the Cuf-off Date of the Model Home Loans, Manufactured Home Loans or Consumer Finance Loans exceed 10% of the aggregate Scheduled Principal Balance as of the Cuf-off Date of the Collateral. A Series of Bonds may also be secured by certain debt service funds, Reserve Funds, Insurance Policies, Servicing Agreements, Master Servicing Agreements, Additional Collateral and other credit enhancement as specified in the related Prospectus Supplement (together with the Collateral, the "Trust Estate"). Each item of the Collateral for a Series of Bonds may be referred to herein as a "Loan."

            The Loans will have been originated by one or more Affiliates of the Issuer, by various financial institutions, and by other entities engaged generally in the business of originating or servicing residential mortgage loans or installment sales contracts for manufactured housing and certain facilities installed in residential properties. The Collateral may include fixed rate or adjustable rate loans, as specified in the related Prospectus Supplement. See "Security for the Bonds -- The Collateral" herein. The Mortgage Loans and Manufactured Home Loans may be underwritten in accordance with underwriting standards for "non-conforming credits," which include mortgagors whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. Mortgage Loans and Manufactured Home Loans underwritten pursuant to underwriting standards for "non-conforming credits" will be likely to experience rates of Delinquency and Foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, Losses on such Loans may be higher than losses on mortgage loans or installment sales contracts originated in accordance with such guidelines. See "Risk Factors -- Credit Considerations -- Mortgage Loans -- Underwriting Standards and Potential Delinquencies" herein. The Collateral securing a Series will be serviced by one or more Servicers that are subject to supervision by Dynex Capital, Inc. ("Dynex"), as Master Servicer. The Master Servicer's and each Servicer's obligations will be limited to its contractual, supervisory or servicing obligations. Unless otherwise specified in the related Prospectus Supplement, each Servicer and the Master Servicer will be obligated under certain circumstances to make Advances. See "Servicing of the Collateral" herein.

            The Prospectus Supplement or Supplements relating to a Series of Bonds will set forth, among other things, the following information if applicable to the Series: (i) the Class or Classes of Bonds and authorized denominations of each Class of Bonds; (ii) the aggregate principal amount, Class Interest Rate (or method of determining the Class Interest Rate), Payment Dates and Stated Maturity Date for each Class of Bonds; (iii) the order of application of principal and interest payments to one or more Classes of Bonds of the Series, which may differ as to timing, sequential order, priority of payment or amount of payments of principal or interest or both; (iv) certain information as to the nature of the Collateral and any other assets securing such Series; (v) the redemption features pertaining to the Series; (vi) additional information with respect to the form of any credit enhancement securing one or more Classes of Bonds; and (vii) additional information with respect to the plan of distribution of Bonds of each Class. See "Description of the Bonds" herein.

            Bonds of a Series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat any Series of Bonds and the related Collateral as a real estate mortgage investment conduit (a "REMIC") or a financial asset securitization investment trust ("FASIT") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

            IT IS INTENDED THAT THE BONDS OF A SERIES WILL BE PAYABLE FROM THE COLLATERAL PLEDGED TO SECURE THE BONDS OF THAT SERIES OR OTHER SERIES SOLD FROM TIME TO TIME UNDER THIS PROSPECTUS. THE ISSUER HAS NO SIGNIFICANT ASSETS OTHER THAN THOSE PLEDGED AS SECURITY FOR THE BONDS. THERE WILL BE NO RECOURSE TO THE ISSUER. EXCEPT AS OTHERWISE PROVIDED IN A RELATED PROSPECTUS SUPPLEMENT, NEITHER THE COLLATERAL NOR THE BONDS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PARTY.

            UNDER CERTAIN CIRCUMSTANCES, THE ISSUER MAY PLEDGE ADDITIONAL COLLATERAL TO THE TRUSTEE AND ISSUE ADDITIONAL BONDS OF A SERIES. ANY PLEDGE OF ADDITIONAL COLLATERAL AND ISSUANCE OF ADDITIONAL BONDS MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS ON ANY OUTSTANDING BONDS OF THAT SERIES AND AN INVESTOR'S YIELD ON ANY SUCH OUTSTANDING BONDS. SEE "SECURITY FOR THE BONDS -- PLEDGE OF ADDITIONAL COLLATERAL AND ISSUANCE OF ADDITIONAL BONDS" HEREIN.

            SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING BONDS OF A SERIES.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales offered hereby unless accompanied by a related Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS JUNE 20, 1997

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
PROSPECTUS SUMMARY.....................................................1
RISK FACTORS...........................................................6
    Credit Considerations..............................................6
    Limited Obligations...............................................12
    Limited Liquidity.................................................12
    Bankruptcy or Insolvency of the Issuer............................12
    Bankruptcy or Insolvency of IHC or a Participant..................12
    Deficiency on Sale of Collateral..................................13
    Modification and Substitution of Collateral.......................13
    Pledge of Additional Collateral...................................13
    Average Life and Yield Considerations.............................14
    Limited Nature of Ratings.........................................14
    Insurance and Credit Support Limitations..........................14
    Lender Regulations................................................15
    Limitations on Subordination......................................15
    Original Issue Discount...........................................15
    Legal Investment Considerations...................................15
    Consolidated Tax Return...........................................15
DESCRIPTION OF THE BONDS..............................................16
    General...........................................................16
    Book-Entry Procedures.............................................16
    Payments of Principal and Interest................................17
    Redemption........................................................19
MATURITY AND PREPAYMENT CONSIDERATIONS................................19
YIELD CONSIDERATIONS..................................................19
SECURITY FOR THE BONDS................................................20
    General...........................................................20
    The Collateral....................................................20
    The Mortgage Collateral...........................................20
    The Model Home Loans..............................................23
    The Manufactured Home Loans.......................................23
    The Consumer Finance Loans........................................25
    Substitution of Collateral........................................25
    Pledge of Additional Collateral and Issuance of Additional Bonds..26
    Master Servicer Custodial Account.................................26
    Collateral Proceeds Account.......................................26
    Reserve Fund or Accounts..........................................27
    Other Funds or Accounts...........................................27
    Investment of Funds...............................................27
    Insurance on the Collateral.......................................27
    Credit Enhancement................................................29
    Bond Insurance and Surety Bonds...................................30
ORIGINATION OF THE COLLATERAL.........................................31
    Mortgage Loans and Manufactured Home Loans........................31
    Model Home Loans..................................................32
    Consumer Finance Loans............................................32
    Representations and Warranties....................................32
SERVICING OF THE COLLATERAL...........................................33
    General...........................................................33
    Payments on Collateral............................................34
    Advances..........................................................34
    Collection and Other Servicing Procedures.........................35
    Defaulted Collateral..............................................36
    Maintenance of Insurance Policies; Claims
    Thereunder and  Other Realization Upon Defaulted Collateral.......36
    Evidence as to Servicing Compliance...............................37
    Events of Default and Remedies....................................37
    Master Servicing Agreement........................................37
    Special Servicing Agreement.......................................38
THE INDENTURE.........................................................38
    General...........................................................38
    Modification of Indenture.........................................38
    Events of Default.................................................39
    Authentication and Delivery of Bonds..............................41
    List of Bondholders...............................................41
    Annual Compliance Statement.......................................41
    Reports to Bondholders............................................41
    Trustee's Annual Report...........................................41
    Trustee...........................................................41
    Satisfaction and Discharge of the Indenture.......................42
CERTAIN LEGAL ASPECTS OF THE COLLATERAL...............................42
    Mortgage Loans and Model Home Loans...............................42
    Manufactured Home Loans...........................................46
    Consumer Finance Loans............................................50
    Consumer Protection Laws..........................................52
    Environmental Considerations......................................53
    Enforceability of Certain Provisions..............................53
THE ISSUER............................................................53
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................54
    General...........................................................54
    Original Issue Discount...........................................55
    Variable Rate Bonds...............................................59
    Anti-Abuse Rule...................................................61
    Interest Weighted Bonds and Non-VRDI Bonds........................61
    Market Discount...................................................62
    Amortizable Premium...............................................63
    Gain or Loss on Disposition.......................................63
    Miscellaneous Tax Aspects.........................................64
STATE TAX CONSIDERATIONS..............................................64
ERISA CONSIDERATIONS..................................................64
LEGAL INVESTMENT......................................................66
USE OF PROCEEDS.......................................................66
PLAN OF DISTRIBUTION..................................................66
LEGAL MATTERS.........................................................67
FINANCIAL INFORMATION.................................................67
ADDITIONAL INFORMATION................................................67
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................68
REPORTS TO BONDHOLDERS................................................68
Glossary..............................................................69

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the related Prospectus Supplement and Indenture to be prepared and delivered in connection with the offering of Bonds of such Series.

            Capitalized terms used herein and not defined herein will have the respective meanings assigned to them in the "Glossary."

ISSUER..................................................... MERIT Securities
                                                            Corporation,  a
                                                            wholly-owned,
                                                            limited-purpose
                                                            financing subsidiary
                                                            of Issuer Holding
                                                            Corp.  ("IHC"),
                                                            which is a
                                                            wholly-owned
                                                            subsidiary of Dynex
                                                            Capital,  Inc.
                                                            ("Dynex"), formerly
                                                            Resource Mortgage
                                                            Capital,  Inc.
                                                            Neither IHC nor
                                                            Dynex has
                                                            guaranteed,  or is
                                                            otherwise obligated
                                                            with respect to, the
                                                            Bonds of any Series.
                                                            See "The Issuer"
                                                            herein.

TITLE OF BONDS............................................. Collateralized
                                                            Bonds (the
                                                            "Bonds"),  issuable
                                                            in Series,  all as
                                                            more fully
                                                            described  in the
                                                            related Prospectus
                                                            Supplement.  The
                                                            Bonds may be issued
                                                            from time to time in
                                                            Series pursuant to
                                                            an indenture  (the
                                                            "Original
                                                            Indenture")  between
                                                            the Issuer and Texas
                                                            Commerce Bank
                                                            National
                                                            Association,  as
                                                            trustee  (the
                                                            "Trustee")  (or such
                                                            other  Trustee as
                                                            may be  specified
                                                            in the related
                                                            Prospectus
                                                            Supplement),  as
                                                            supplemented by an
                                                            indenture
                                                            supplement for each
                                                            Series (a "Series
                                                            Supplement") (the
                                                            Original Indenture
                                                            as so supplemented,
                                                            the "Indenture").

INTEREST PAYMENTS.......................................... The Bonds of each
                                                            Class of a Series
                                                            will bear interest
                                                            on their
                                                            outstanding
                                                            principal  amounts
                                                            at the rate
                                                            specified,  or
                                                            determined as
                                                            specified,  in the
                                                            related  Prospectus
                                                            Supplement (the
                                                            "Class  Interest
                                                            Rate").  Unless
                                                            otherwise  specified
                                                            in the related
                                                            Prospectus
                                                            Supplement, interest
                                                            on each Class of
                                                            Bonds will be paid
                                                            periodically on the
                                                            dates specified in
                                                            the related
                                                            Prospectus
                                                            Supplement  (each,
                                                            a "Payment  Date").
                                                            Each  payment of
                                                            interest  will
                                                            include all interest
                                                            either accrued
                                                            through the
                                                            Accounting  Date
                                                            immediately
                                                            preceding the
                                                            Payment Date on
                                                            which  it is made or
                                                            to  another  date
                                                            indicated  in the
                                                            related  Prospectus
                                                            Supplement.  See
                                                            "Description of the
                                                            Bonds -- Payments of
                                                            Principal and
                                                            Interest" and
                                                            "Certain  Federal
                                                            Income Tax
                                                            Consequences."

PRINCIPAL PAYMENTS......................................... To the extent specified  in the
                                                            related  Prospectus
                                                            Supplement,
                                                            payments  on the
                                                            Collateral securing
                                                            a Series,  together
                                                            with withdrawals
                                                            from various debt
                                                            service funds and
                                                            Reserve Funds, if
                                                            any,  will be
                                                            available  to pay
                                                            principal  of and
                                                            interest  on the
                                                            Bonds of a Series.
                                                            The related
                                                            Prospectus
                                                            Supplement may
                                                            specify that the
                                                            payments received on
                                                            the Collateral will
                                                            be distributed   (i)
                                                            so  as  to
                                                            prioritize   certain
                                                            Classes  of  Bonds
                                                            of  a  Series,
                                                            (ii)
                                                            disproportionately
                                                            among the  various
                                                            Classes of Bonds or
                                                            (iii) to secure  one
                                                            or more  Series sold
                                                            pursuant  to this
                                                            Prospectus.  On each
                                                            Payment  Date for a
                                                            Series,  provided
                                                            funds are available
                                                            therefor,  principal
                                                            will be paid on the
                                                            Bonds in an amount
                                                            equal to the
                                                            Principal
                                                            Distribution  Amount
                                                            or  such  other
                                                            amount  as may be
                                                            specified  in the
                                                            related  Prospectus
                                                            Supplement.  Unless
                                                            otherwise  specified
                                                            in the related
                                                            Prospectus
                                                            Supplement,  the
                                                            Principal
                                                            Distribution  Amount
                                                            on any  Payment
                                                            Date  will  equal
                                                            the  amount by which
                                                            (i) the  aggregate
                                                            Collateral  Value of
                                                            the  Collateral
                                                            securing the Series
                                                            as of the preceding
                                                            Payment Date (or,
                                                            with  respect to the
                                                            first  Payment
                                                            Date,  as of the
                                                            related  Cut-off
                                                            Date)  exceeds  (ii)
                                                            the aggregate
                                                            Collateral  Value of
                                                            the  Collateral
                                                            securing  the Series
                                                            as of the current
                                                            Payment Date.  See
                                                            "Description of the
                                                            Bonds -- Payments of
                                                            Principal and
                                                            Interest."

REDEMPTION AT OPTION OF
   ISSUER.................................................. To the extent specified in the
                                                            related Prospectus
                                                            Supplement,  any
                                                            Class of Bonds may
                                                            be subject to
                                                            redemption at the
                                                            option of the Issuer
                                                            prior to its Stated
                                                            Maturity Date.  See
                                                            "Description of the
                                                            Bonds --
                                                            Redemption."

SECURITY FOR THE
   BONDS................................................... Each  Series of
                                                            Bonds will be
                                                            secured by a Trust
                                                            Estate  that
                                                            consists  primarily
                                                            of Mortgage
                                                            Collateral  and
                                                            that  may also
                                                            include,  to the
                                                            extent  indicated
                                                            below,  one or more
                                                            of the following
                                                            types of Collateral
                                                            other than Mortgage
                                                            Collateral.  The
                                                            Trust Estate for
                                                            each Series of Bonds
                                                            will be more
                                                            specifically
                                                            described in the
                                                            related Prospectus
                                                            Supplement.

      A.  COLLATERAL....................................... MORTGAGE
                                                            COLLATERAL:  The
                                                            Bonds  of each
                                                            Series  will be
                                                            secured  in  part by
                                                            (i)  fixed  or
                                                            adjustable  rate,
                                                            conventional
                                                            mortgage loans
                                                            secured by mortgages
                                                            or deeds of trust on
                                                            single family (one-
                                                            to  four-family)
                                                            attached or detached
                                                            residential
                                                            property  ("Mortgage
                                                            Loans"), which  may
                                                            include  Second
                                                            Lien  Mortgage
                                                            Loans  and  Mortgage
                                                            Loans  that  are
                                                            past due or
                                                            non-performing  as
                                                            of the  Cut-off
                                                            Date,  and  related
                                                            REO  Properties  and
                                                            (ii) other  assets
                                                            evidencing
                                                            interests in
                                                            mortgage  loans.
                                                            Mortgage  Loans and
                                                            such other assets
                                                            are referred to
                                                            herein collectively
                                                            as "Mortgage
                                                            Collateral."

                                                            MODEL HOME LOANS:
                                                            The Bonds of a
                                                            Series may be
                                                            secured in part by
                                                            fixed or adjustable
                                                            rate, conventional
                                                            mortgage loans (the
                                                            "Model Home Loans")
                                                            made by the
                                                            Participant or its
                                                            Affiliate and, in
                                                            each case, secured
                                                            by a single family
                                                            (one- to
                                                            four-family)
                                                            attached or detached
                                                            residential property
                                                            that the Borrower
                                                            will lease to a
                                                            homebuilder for use
                                                            as a model home.
                                                            Model Home Loans may
                                                            not constitute more
                                                            than 10% of the
                                                            aggregate Scheduled
                                                            Principal Balance as
                                                            of the Cut-off Date
                                                            of the Collateral
                                                            securing a Series of
                                                            Bonds.

                                                            MANUFACTURED HOME
                                                            LOANS: The Bonds of
                                                            a Series may be
                                                            secured in part by
                                                            fixed or adjustable
                                                            rate, conventional
                                                            manufactured housing
                                                            installment sales
                                                            contracts (the
                                                            "Manufactured Home
                                                            Loans"), each of
                                                            which will be
                                                            secured by a new or
                                                            used Manufactured
                                                            Home, or by a
                                                            Manufactured Home
                                                            that has been
                                                            transferred from a
                                                            previous owner to a
                                                            new Borrower, and
                                                            may also be secured
                                                            by a lien on a
                                                            parcel of real
                                                            estate. Manufactured
                                                            Home Loans may not
                                                            constitute more than
                                                            10% of the aggregate
                                                            Scheduled Principal
                                                            Balance as of the
                                                            Cut-off Date of the
                                                            Collateral securing
                                                            a Series of Bonds.

                                                            CONSUMER FINANCE
                                                            LOANS: The Bonds of
                                                            a Series may be
                                                            secured in part by
                                                            fixed or adjustable
                                                            rate, conventional
                                                            facility installment
                                                            sales contracts (the
                                                            "Consumer Finance
                                                            Loans"), each of
                                                            which will be
                                                            secured by
                                                            residential heating
                                                            or air conditioning
                                                            facilities,
                                                            insulation
                                                            facilities or other
                                                            such facilities and
                                                            related materials
                                                            that will be
                                                            installed in single
                                                            family (one- to
                                                            four-family)
                                                            attached or detached
                                                            residential
                                                            property. Consumer
                                                            Finance Loans may
                                                            not constitute more
                                                            than 10% of the
                                                            aggregate Scheduled
                                                            Principal Balance as
                                                            of the Cut-off Date
                                                            of the Collateral
                                                            securing a Series of
                                                            Bonds.

                                                            The Mortgage
                                                            Collateral, any
                                                            Model Home Loans,
                                                            any Manufactured
                                                            Home Loans and any
                                                            Consumer Finance
                                                            Loans securing a
                                                            Series of Bonds are
                                                            herein referred to
                                                            collectively as
                                                            "Collateral." The
                                                            Collateral securing
                                                            the Bonds of a
                                                            Series will have an
                                                            aggregate Collateral
                                                            Value initially
                                                            equal to at least
                                                            the original
                                                            aggregate principal
                                                            amount of such
                                                            Bonds. Assuming no
                                                            Losses, scheduled
                                                            payments of
                                                            principal of and
                                                            interest on the
                                                            Collateral with
                                                            respect to a Series
                                                            (together with
                                                            payments from the
                                                            Reserve Funds for
                                                            such Series) net of
                                                            applicable
                                                            servicing, master
                                                            servicing,
                                                            administration and
                                                            guarantee fees and
                                                            insurance premiums,
                                                            if any, all as
                                                            specified in the
                                                            related Prospectus
                                                            Supplement, are
                                                            intended to be
                                                            sufficient to make
                                                            the required
                                                            payments of interest
                                                            on the Bonds of the
                                                            Series and to pay
                                                            the principal of
                                                            each Class of Bonds
                                                            not later than its
                                                            Stated Maturity
                                                            Date. See "Security
                                                            for the Bonds."

B.  COLLATERAL PROCEEDS
    ACCOUNT................................................ All distributions
                                                            (net of servicing
                                                            and master servicing
                                                            fees and other
                                                            credit  enhancement
                                                            and administrative
                                                            costs  described
                                                            herein) on the
                                                            Collateral  will be
                                                            remitted to the
                                                            Collateral Proceeds
                                                            Account  for the
                                                            Bonds  and will be
                                                            available  for
                                                            application  to the
                                                            payment  of
                                                            principal  of and
                                                            interest on the
                                                            Bonds on the related
                                                            Payment Date to the
                                                            extent  specified in
                                                            the Prospectus
                                                            Supplement.  See
                                                            "Security for the
                                                            Bonds -- Collateral
                                                            Proceeds Account"
                                                            and " -- Master
                                                            Servicer Custodial
                                                            Account."

C.  INSURANCE POLICIES..................................... If specified in the
                                                            Prospectus
                                                            Supplement  for a
                                                            Series of Bonds,
                                                            the Issuer may
                                                            pledge to the
                                                            Trustee payments due
                                                            under certain
                                                            mortgage insurance,
                                                            hazard insurance and
                                                            other policies,  if
                                                            any (collectively,
                                                            "Insurance
                                                            Policies"),
                                                            including (a)
                                                            mortgage Insurance
                                                            Policies consisting
                                                            of (i) Primary
                                                            Mortgage  Insurance
                                                            Policies that will
                                                            insure (subject to
                                                            their  provisions
                                                            and certain
                                                            limitations)
                                                            Mortgage  Loans and
                                                            Model Home Loans
                                                            against all or a
                                                            portion of any loss
                                                            sustained by reason
                                                            of nonpayments by
                                                            the  Borrowers,
                                                            (ii) one or more
                                                            Pool Insurance
                                                            Policies providing
                                                            coverage  in
                                                            amounts  described
                                                            in the  related
                                                            Prospectus
                                                            Supplement  or (iii)
                                                            a combination of
                                                            Primary  Mortgage
                                                            Insurance and Pool
                                                            Insurance  Policies,
                                                            (b) Standard  Hazard
                                                            Insurance  Policies
                                                            insuring  Mortgaged
                                                            Premises or
                                                            Manufactured  Homes
                                                            against losses due
                                                            to various causes,
                                                            including fire and
                                                            windstorm,  (c)
                                                            Special Hazard
                                                            Insurance  Policies
                                                            insuring Mortgage
                                                            Premises and
                                                            Manufactured  Homes
                                                            against  certain
                                                            losses that are not
                                                            covered by the
                                                            Standard Hazard
                                                            Insurance Policies
                                                            (including
                                                            earthquake,
                                                            landslides and
                                                            mudflows) in an
                                                            amount specified  in
                                                            the  related
                                                            prospectus
                                                            Supplement  and (d)
                                                            Flood  Insurance
                                                            against  losses to
                                                            Mortgaged Premises
                                                            or Manufactured
                                                            Homes located in
                                                            certain flood areas.

D.  RESERVE FUNDS.......................................... If  specified  in the  Prospectus
                                                            Supplement  for a
                                                            Series,  the  Issuer
                                                            will  deposit  cash,
                                                            securities,
                                                            certificates  of
                                                            deposit,  letters
                                                            of credit or other
                                                            instruments  or
                                                            documents acceptable
                                                            to the Rating
                                                            Agencies for such
                                                            Series in one or
                                                            more Reserve Funds
                                                            that may be used by
                                                            the Trustee to make
                                                            any  required
                                                            payments of
                                                            principal  or
                                                            interest on Classes
                                                            of Bonds of the
                                                            Series to the extent
                                                            that funds are not
                                                            otherwise
                                                            available.  The
                                                            amount of any
                                                            deposit to the
                                                            Reserve Fund will be
                                                            specified  in the
                                                            Prospectus
                                                            Supplement  for the
                                                            Series.  The Issuer
                                                            will have  certain
                                                            rights on any
                                                            Payment  Date to
                                                            cause the  Trustee
                                                            to  release  funds
                                                            to the Issuer from
                                                            the Reserve  Fund
                                                            provided  that such
                                                            funds are not needed
                                                            on that  Payment
                                                            Date to make a
                                                            required  payment of
                                                            principal or
                                                            interest on the
                                                            Bonds.  See
                                                            "Security  for the
                                                            Bonds-- Reserve Fund
                                                            or Accounts."

E.  CREDIT ENHANCEMENT..................................... If so specified in the related
                                                            Prospectus
                                                            Supplement for a
                                                            Series,  in addition
                                                            to, or in lieu of, a
                                                            Reserve Fund or
                                                            Insurance  Policies,
                                                            the Trust Estate may
                                                            include one or any
                                                            combination of a
                                                            letter of credit,
                                                            guarantees,  pledge
                                                            of additional
                                                            collateral by an
                                                            institution
                                                            acceptable to the
                                                            Rating Agencies or
                                                            other forms of
                                                            credit  enhancement
                                                            to provide full or
                                                            partial coverage for
                                                            certain defaults and
                                                            losses relating to
                                                            the Collateral.

F.  BOND INSURANCE......................................... To the extent specified in the
                                                            related Prospectus
                                                            Supplement for a
                                                            Series, a financial
                                                            guaranty insurance
                                                            policy may be
                                                            acquired with
                                                            respect to one or
                                                            more Classes of
                                                            Bonds.  Such policy
                                                            may be acquired for
                                                            the purposes of
                                                            guaranteeing  timely
                                                            payment of interest
                                                            and timely or
                                                            ultimate payment of
                                                            principal on certain
                                                            Classes of Bonds.

G.  SURPLUS AMOUNTS........................................ To the  extent specified  in the
                                                            related  Prospectus
                                                            Supplement,  amounts
                                                            in the  Collateral
                                                            Proceeds  Account in
                                                            excess of the amount
                                                            required  to pay
                                                            principal  of and
                                                            interest  on the
                                                            Bonds of a Series
                                                            and certain expenses
                                                            will be "Surplus."
                                                            All or a portion of
                                                            the Surplus may be
                                                            (i) distributed to
                                                            the Issuer and
                                                            released from the
                                                            lien of the
                                                            Indenture or (ii)
                                                            applied to cover
                                                            Losses for the
                                                            Series or other
                                                            Series on each
                                                            Payment Date.

SERVICING.................................................. The  Collateral
                                                            securing a Series
                                                            will be serviced by
                                                            one or more
                                                            servicers  specified
                                                            in the related
                                                            Prospectus
                                                            Supplement (each, a
                                                            "Servicer").  Each
                                                            Servicer must be
                                                            approved,  and will
                                                            be supervised,  by
                                                            the Master
                                                            Servicer.  Each
                                                            Servicer of Model
                                                            Home Loans,
                                                            Manufactured  Home
                                                            Loans or Consumer
                                                            Finance  Loans will
                                                            perform the
                                                            servicing in a
                                                            manner  consistent
                                                            with the applicable
                                                            Servicing  Agreement
                                                            and the servicing
                                                            standards and
                                                            practices that
                                                            prudent lending
                                                            institutions  follow
                                                            with  respect  to
                                                            loans  of the  same
                                                            type  as  the  Model
                                                            Home  Loans,
                                                            Manufactured  Home
                                                            Loans and Consumer
                                                            Finance Loans.
                                                            Unless otherwise
                                                            specified in the
                                                            related Prospectus
                                                            Supplement,  each
                                                            Servicer  will be
                                                            obligated  under a
                                                            Servicing  Agreement
                                                            (i) to perform
                                                            customary  servicing
                                                            functions  and (ii)
                                                            to make limited
                                                            advances of funds
                                                            (each,  an
                                                            "Advance") to cover
                                                            certain  payments
                                                            not made by a
                                                            Borrower to the
                                                            extent the Advance
                                                            is deemed by the
                                                            Master  Servicer to
                                                            be  recoverable  out
                                                            of future  payments
                                                            on the Loan by the
                                                            Borrower, Insurance
                                                            Proceeds,
                                                            Liquidation
                                                            Proceeds or as
                                                            otherwise  provided
                                                            in the related
                                                            Prospectus
                                                            Supplement.  Any
                                                            Servicer may
                                                            delegate  duties
                                                            under its Servicing
                                                            Agreement to a
                                                            Sub-Servicer, which
                                                            may be either an
                                                            Affiliate of the
                                                            Servicer or an
                                                            unrelated  third
                                                            party.  The Issuer
                                                            will assign to the
                                                            Trustee its rights
                                                            under each
                                                            Servicing  Agreement
                                                            as security for the
                                                            Bonds of the Series.
                                                            See "Servicing of
                                                            the Collateral --
                                                            General."

MASTER SERVICER............................................ Except as otherwise indicated in a
                                                            Prospectuc
                                                            Supplement,  Dynex
                                                            will act as Master
                                                            Servicer (in such
                                                            capacity,  the
                                                            "Master  Servicer")
                                                            with respect to all
                                                            the Collateral
                                                            pursuant to a Master
                                                            Servicing  Agreement
                                                            between the Master
                                                            Servicer  and the
                                                            Issuer.  The Master
                                                            Servicer  will
                                                            administer  and
                                                            supervise the
                                                            performance of the
                                                            Servicers  under the
                                                            Servicing
                                                            Agreements and will
                                                            be obligated to
                                                            perform the
                                                            servicing
                                                            obligations  of a
                                                            terminated  servicer
                                                            or appoint a
                                                            successor  servicer.
                                                            In  addition,  the
                                                            Master  Servicer
                                                            will provide
                                                            certain  reports to
                                                            the Trustee
                                                            regarding the
                                                            Collateral,  provide
                                                            certain
                                                            administrative
                                                            functions with
                                                            respect to the Bonds
                                                            and,  unless
                                                            otherwise  specified
                                                            in the related
                                                            Prospectus
                                                            Supplement,  make
                                                            limited Advances.
                                                            However,  the Master
                                                            Servicer will not be
                                                            obligated to make an
                                                            Advance that it
                                                            deems to be a
                                                            Non-Recoverable
                                                            Advance.  The Issuer
                                                            will assign to the
                                                            Trustee its rights
                                                            to enforce the
                                                            obligations of the
                                                            Master Servicer
                                                            under the Master
                                                            Servicing  Agreement
                                                            as security for the
                                                            Bonds of the Series.
                                                            See "Servicing of
                                                            the Collateral --
                                                            Master Servicing
                                                            Agreement."

SPECIAL SERVICER........................................... If specified in the related  Prospectus
                                                            Supplement,  the
                                                            Master  Servicer may
                                                            appoint a special
                                                            servicer (the
                                                            "Special  Servicer")
                                                            to service,  and to
                                                            make certain
                                                            decisions and take
                                                            certain actions with
                                                            respect to,
                                                            delinquent or
                                                            defaulted
                                                            Collateral  pledged
                                                            as security for a
                                                            Series. See
                                                            "Servicing of
                                                            Collateral --
                                                            Special Servicing
                                                            Agreement."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES........................................ Based on the facts as they exist on the
                                                            Closing  Date,  the
                                                            Bonds,  when
                                                            beneficially  owned
                                                            by someone  other
                                                            than the
                                                            Participant  or one
                                                            of its  qualified
                                                            real  estate
                                                            investment  trust
                                                            ("REIT")
                                                            subsidiaries  (as
                                                            defined  in  section
                                                            856(i) of the
                                                            Code),  will
                                                            constitute  debt
                                                            instruments  for
                                                            federal  income tax
                                                            purposes.  See
                                                            "Certain  Federal
                                                            Income Tax
                                                            Consequences"
                                                            herein.

YIELD CONSIDERATIONS....................................... The Prospectus
                                                            Supplement for a
                                                            Series may specify
                                                            certain yield
                                                            considerations for
                                                            Bondholders of
                                                            Discount Bonds or
                                                            Premium Bonds. A
                                                            higher rate of
                                                            principal  payments
                                                            on the Collateral
                                                            than was anticipated
                                                            when  pricing  the
                                                            Bonds of a
                                                            particular  Class is
                                                            likely to have an
                                                            adverse effect on
                                                            the yield of any
                                                            Class of Bonds
                                                            ("Premium  Bonds")
                                                            that has a purchase
                                                            price greater than
                                                            the  price at which
                                                            the  yield to
                                                            maturity  of such
                                                            Class is equal to
                                                            its  coupon,  after
                                                            giving effect to any
                                                            payment delay (its
                                                            "Parity Price").  A
                                                            lower rate of
                                                            principal  payments
                                                            on the  Collateral
                                                            than  anticipated is
                                                            likely to have an
                                                            adverse effect on
                                                            the yield of any
                                                            Class of Bonds  that
                                                            has a  purchase
                                                            price  less than its
                                                            Parity  Price
                                                            ("Discount  Bonds").
                                                            It is possible under
                                                            certain
                                                            circumstances  that
                                                            Bondholders of
                                                            Premium Bonds not
                                                            only will suffer a
                                                            lower than
                                                            anticipated  yield
                                                            but, in extreme
                                                            cases,  will fail to
                                                            recoup fully their
                                                            initial investments.

USE OF PROCEEDS............................................ The  Issuer  will use the net
                                                            proceeds  from the
                                                            sale of each  Series
                                                            for one or more of
                                                            the following
                                                            purposes:  (i) to
                                                            purchase the related
                                                            Collateral,  (ii) to
                                                            repay  indebtedness,
                                                            if any,  that has
                                                            been incurred to
                                                            obtain funds to
                                                            acquire the
                                                            Collateral,  (iii)
                                                            to establish any
                                                            Reserve  Funds
                                                            described  in the
                                                            related  Prospectus
                                                            Supplement  and
                                                            (iv)  to pay  costs
                                                            of structuring and
                                                            issuing the Bonds.
                                                            See "Use of
                                                            Proceeds."

LEGAL INVESTMENT........................................... The Bonds of any
                                                            Class offered by the
                                                            related  Prospectus
                                                            Supplement may
                                                            constitute
                                                            "mortgage related
                                                            securities"  under
                                                            the Secondary
                                                            Mortgage Market
                                                            Enhancement Act of
                                                            1984 ("SMMEA") so
                                                            long as they are
                                                            secured by first
                                                            liens on
                                                            residential  real
                                                            property,  including
                                                            Manufactured Homes,
                                                            and are rated in one
                                                            of the two highest
                                                            rating  categories
                                                            by at least one of
                                                            the Rating Agencies
                                                            identified  in such
                                                            Prospectus
                                                            Supplement.  Any
                                                            such  securities
                                                            would  be  "legal
                                                            investments"  for
                                                            certain  types of
                                                            institutional
                                                            investors  to the
                                                            extent  provided in
                                                            SMMEA, subject to
                                                            state laws
                                                            overriding  SMMEA.
                                                            Institutions  whose
                                                            investment
                                                            activities are
                                                            subject to review by
                                                            federal or state
                                                            regulatory
                                                            authorities  should
                                                            consult with their
                                                            counsel or the
                                                            applicable
                                                            authorities to
                                                            determine  whether
                                                            an investment in
                                                            such Class of Bonds
                                                            complies with
                                                            applicable
                                                            guidelines, policy
                                                            statements or
                                                            restrictions.  See
                                                            "Legal Investment."

ERISA CONSIDERATIONS....................................... A fiduciary of an employee  benefit
                                                            plan and certain
                                                            other  retirement
                                                            plans and
                                                            arrangements,
                                                            including individual
                                                            retirement accounts
                                                            and annuities,
                                                            Keogh plans, and
                                                            collective
                                                            investment funds and
                                                            separate  accounts
                                                            in which such
                                                            plans,  accounts,
                                                            annuities  or
                                                            arrangements  are
                                                            invested,  which is
                                                            subject to the
                                                            Employee  Retirement
                                                            Income Security Act
                                                            of 1974, as amended
                                                            ("ERISA"),  or
                                                            Section 4975 of the
                                                            Code (each such
                                                            entity,  a "Plan")
                                                            should  carefully
                                                            review with its
                                                            legal  advisors
                                                            whether  the
                                                            purchase  or
                                                            holding  of Bonds
                                                            could  give  rise to
                                                            a transaction  that
                                                            is  prohibited  or
                                                            is not  otherwise
                                                            permissible  either
                                                            under ERISA or under
                                                            Section 4975 of the
                                                            Code.  Investors
                                                            are advised to
                                                            consult  their
                                                            counsel and to
                                                            review "ERISA
                                                            Considerations"
                                                            herein.  As
                                                            specified  in the
                                                            related  Prospectus
                                                            Supplement,  Plans
                                                            may be prohibited
                                                            from acquiring
                                                            certain Classes of
                                                            Bonds.

RATING..................................................... Each Class of Bonds
                                                            offered by means of
                                                            this  Prospectus and
                                                            the related
                                                            Prospectus
                                                            Supplement will
                                                            initially  be rated
                                                            in one of the four
                                                            highest  rating
                                                            categories  by one
                                                            or more Rating
                                                            Agencies  identified
                                                            in the  Prospectus
                                                            Supplement.  Such
                                                            ratings  are
                                                            subject to review
                                                            and possible
                                                            revision from time
                                                            to time.

                                  RISK FACTORS

            Investors should consider, among other things, the following factors in connection with an investment in the Bonds.

            The Issuer is expected to have no significant assets other than the Collateral. For that reason, prospective purchasers of the Bonds of a Series must rely primarily upon payments of principal of and interest on the Collateral, the security therefor and sources of credit enhancement identified in the related Prospectus Supplement to provide for payments on the Bonds.

CREDIT CONSIDERATIONS

            MORTGAGE LOANS

            GENERAL. A Mortgage Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on his Mortgage Loan and upon the value of the Mortgaged Premises secured thereby. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. The value of an investment in Bonds of a Series may be adversely affected by a decline in real estate values. If the residential real estate market in the area of one or more of the Mortgaged Premises should experience an overall decline in property values, the actual rate of Delinquencies, Foreclosures and Losses could be higher than those now generally experienced in the mortgage lending industry. In addition, to the extent that the Mortgage Loans are underwritten pursuant to underwriting guidelines that are less stringent than the underwriting guidelines of FNMA and FHLMC with respect to the Borrower's creditworthiness and repayment ability, the rates of Delinquencies and Foreclosures experienced on the Mortgage Loans are likely to be substantially higher than those experienced by mortgage loans underwritten in accordance with FNMA and FHLMC underwriting guidelines. As a result, Losses on the Mortgage Loans may be higher than those on mortgage loans originated in accordance with such guidelines. See "-- Underwriting Standards and Potential Delinquencies." To the extent that such losses are not covered by applicable Insurance Policies, if any, or by any credit enhancement as described in the related Prospectus Supplement, Holders of the Bonds of a Series will bear all risk of Loss resulting from default by Borrowers and will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. As described in the related Prospectus Supplement, the risk of Loss associated with such Mortgage Loans may be allocated disproportionately among the Classes of Bonds that comprise a Series to the extent that such losses are not covered by applicable Insurance Policies, Additional Collateral or other credit enhancement. Such Losses could result in an Event of Default. See "The Indenture -- Events of Default."

            As further described in the applicable Prospectus Supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on such a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing for such Mortgage Loan or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of Delinquency, Foreclosure and Loss than certain other types of mortgage loans. To the extent Losses on such Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of the related Series may experience a loss. In addition, to the extent specified in the related Prospectus Supplement, Losses on the Mortgage Loans in excess of available credit enhancement may result in an Event of Default under the Indenture. See "The Indenture -- Events of Default."

            In addition, Adjustable Rate Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain Adjustable Rate Mortgage Loans, after relatively short periods of time. Accordingly, defaults on Adjustable Rate Mortgage Loans leading to Foreclosure and the ultimate Liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such Mortgage Loans, although little data is available with respect to the rate of default on such loans. Increases in the required monthly payments on such Mortgage Loans may result in a default rate that is higher than that for fixed rate or Level Payment Mortgage Loans. A higher default rate may result in an increase in Losses on the Mortgage Loans.

To the extent that Losses on the Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of the related Series may experience a loss. In addition, to the extent specified in the related Prospectus Supplement, Losses on the Mortgage Loans in excess of available credit enhancement may result in an Event of Default under the Indenture. See "The Indenture -- Events of Default."

            As specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer will have considerable flexibility under the Master Servicing Agreement to extend and modify the terms of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including, in particular, Balloon Payment Mortgage Loans. In addition, the Master Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than Liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Master Servicer will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. To the extent Losses on such Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of the related Series may experience a loss. In addition, to the extent specified in the related Prospectus Supplement, Losses on the Mortgage Loans in excess of available credit enhancement may result in an Event of Default under the Indenture. See "The Indenture -- Events of Default."

            REO PROPERTIES AND DELINQUENT AND NON-PERFORMING MORTGAGE LOANS. As set forth in the related Prospectus Supplement, the Collateral for a particular Series may include, as of the Cut-off Date, REO Properties or Mortgage Loans that are Delinquent or are non-performing. If so specified in the related Prospectus Supplement, management of the REO Properties or servicing of such Mortgage Loans may be transferred to a Special Servicer. Credit enhancement provided with respect to a particular Series may not cover all Losses related to REO Properties or to Delinquent or non-performing Mortgage Loans. Investors should consider the risk that the inclusion of REO Properties or Delinquent or non-performing Mortgage Loans in a Series may affect the rate of defaults and prepayments on such Mortgage Collateral and the yield on the Bonds of the Series. See "Security for the Bonds -- The Collateral."

            SECOND LIEN MORTGAGE LOANS. An overall decline in the residential real estate market could adversely affect the value of the property securing a Second Lien Mortgage Loan such that the outstanding principal balance of the Second Lien Mortgage Loan, together with any senior financing thereon, exceeds the value of the Mortgaged Premises. Because a Mortgage Loan secured by a second lien is subordinate to the rights of the first lien, such a decline would adversely affect the position of the related Trust Estate as a junior lienholder before having such an effect on the position of the related senior lien. A rise in prevailing interest rates over a period of time, the general condition of a Mortgaged Premises and other factors may also have the effect of reducing the value of the Mortgaged Premises from its level at the time the Second Lien Mortgage Loan was originated. As a result, the ratio of the Unpaid Principal Balance of the Mortgage Loan to the value of the Mortgaged Premises may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the Borrower, Liquidation Proceeds or other proceeds will be sufficient to satisfy the Second Lien Mortgage Loan after satisfaction of any senior lien and the payment of any Liquidation expenses.

            Even assuming that the Mortgaged Premises provide adequate security for the Second Lien Mortgage Loans, substantial delay could be encountered in connection with the Liquidation of defaulted Mortgage Loans with corresponding delays in the receipt of related proceeds available for payment to Bondholders, thereby reducing the security for the Second Lien Mortgage Loans. In the event that any Mortgaged Premises fail to provide adequate security for the related Second Lien Mortgage Loans and any related credit enhancement has been exhausted, Bondholders would experience a loss.

            Liquidation expenses with respect to defaulted Mortgage Loans are not likely to vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer or Special Servicer took the same steps in realizing upon defaulted Second Lien Mortgage Loans having small outstanding principal balances and upon defaulted Mortgage Loans having larger outstanding principal balances, the amount realized after expenses of Liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. Because the average outstanding principal balances of the Second Lien Mortgage Loans in a Trust Estate may be relatively small, realizations net of Liquidation expenses may also be relatively small as percentages of the Unpaid Principal Balances of the Second Lien Mortgage Loans.

            UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES. Mortgage Loans originated under underwriting standards less stringent than the underwriting guidelines of FNMA or FHLMC generally will bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC underwriting guidelines. The Mortgage Loans generally will be underwritten in accordance with the underwriting standards described for Mortgage Loans under "Origination of the Collateral -- Mortgage Loans and Manufactured Home Loans," which are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items, such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. ACCORDINGLY, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH FNMA OR FHLMC UNDERWRITING GUIDELINES. AS A RESULT, LOSSES ON THE MORTGAGE LOANS ARE LIKELY TO BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

            Under the underwriting standards applicable to the Mortgage Loans, the primary considerations in underwriting a Mortgage Loan, other than the creditworthiness of the Borrower, are the value of the Mortgaged Premises and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because Delinquencies and Foreclosures are likely to be more frequent for Mortgage Loans originated under underwriting standards for non-conforming credits than for mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines, changes in the values of the related Mortgage Premises may have a greater effect on the Loss experience of the Mortgage Loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. No assurance can be given that the values of Mortgaged Premises have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Premises decline after the dates of origination of the Mortgage Loans, the rate of Losses on the Mortgage Loans may increase, and such increase may be substantial.

            MODEL HOME LOANS

            As further described in the related Prospectus Supplement, a Model Home Loan is a mortgage loan made by the Participant or its Affiliate and secured by Mortgaged Premises that are leased by the Borrower to a homebuilder for use as a model home. The leases typically have a term shorter than that of the related Model Home Loan. Because the Borrower of a Model Home Loan will have no significant assets other than the Mortgaged Premises and the related lease payments, the Borrower's ability to make payments of principal and interest on a Model Home Loan will depend substantially on its receipt of lease payments from the homebuilder and on its ability to sell the Mortgaged Premises. Thus, the value of an investment in the Bonds of a Series secured by Model Home Loans could suffer an adverse effect as a result of a decline in real estate values in areas where one or more of the related Mortgaged Premises are located. Such a decline might simultaneously affect adversely the homebuilder's ability to make the required lease payments (and payments of required taxes, insurance, utilities and maintenance) and the Borrower's ability to sell the Mortgaged Premises at a price sufficient to pay the Unpaid Principal Balance and interest on the Model Home Loan. Such a decline might also adversely affect the Borrower's ability to sell the Mortgaged Premises even if the homebuilder successfully fulfills its lease obligation. Accordingly, Model Home Loans may be subject to a higher risk of Delinquency and Loss than certain other types of mortgage loans.

            In addition, although there are accepted industry standards for underwriting mortgage loans generally, there are no such standards for evaluating mortgage loans such as the Model Home Loans. Accordingly, the Participant has developed its own guidelines for determining the creditworthiness of homebuilders. There can be no assurance that the creditworthiness standards applied by the Participant in determining the eligibility of homebuilders for this program will not result in a greater rate of Delinquencies than anticipated.

            Homebuilder leases securing Model Home Loans that serve as security for a Series of Bonds may require the homebuilder to make lease payments that are adjusted from month-to-month based on current interest rates. Homebuilders may be more likely to default on this type of lease obligation than they would be on level-payment lease obligations, particularly as their lease obligations increase. Default by a homebuilder on its lease obligations would render the Borrower unable to make required Monthly Payments on the related Model Home Loan.

            To the extent that Losses on the Model Home Loans exceed the available credit enhancement, the Holders of the Bonds of a Series secured by Model Home Loans would experience a loss.

            MANUFACTURED HOME LOANS

            GENERAL. A Manufactured Home Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on the Manufactured Home Loan and upon an investment analysis of the related Manufactured Home designed to determine the permissible Loan size. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. When a Borrower does default on a Manufactured Home Loan, realization is generally accomplished through repossession and resale of the related Manufactured Home. Manufactured homes generally decline in value over time, which may not necessarily be the case with respect to mortgaged premises securing mortgage loans, and so the Losses incurred upon repossession and resale of or Foreclosure on Manufactured Homes securing Manufactured Home Loans generally may be expected to be more severe than the Losses that would be incurred upon Foreclosure on Mortgaged Premises securing first lien Mortgage Loans (in each case, measured as a percentage of the Unpaid Principal Balance of the related Loan). In addition, experience with delinquencies and repossessions under manufactured housing installment sale contracts indicates that recovery experience decreases with downturns in regional or economic conditions. Thus, if economic conditions decline in areas where Manufactured Homes are located, the actual rates of Delinquencies, repossessions and Foreclosures with respect to the Manufactured Home Loans are likely to increase, and, accordingly, Losses on the Manufactured Home Loans are likely to increase, perhaps substantially.

            To the extent that Losses are not covered by applicable Insurance Policies, Additional Collateral or other credit enhancement as described in the related Prospectus Supplement, Holders of the Bonds of a Series will bear all risk of Loss resulting from default by Borrowers of Manufactured Home Loans, and this risk of Loss may be allocated disproportionately among the Classes of Bonds that comprise a Series . Such Losses could result in an Event of Default. See "The Indenture -- Events of Default."

            In addition, adjustable rate Manufactured Home Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts after a relatively short time. Accordingly, defaults on adjustable rate Manufactured Home Loans leading to repossession and resale (or Foreclosure, in the case of related Real Property) may occur with greater frequency in the early years of such Loans, although little data is available with respect to the rate of default on such loans. Losses on Manufactured Home Loans that exceed levels of available credit enhancement could result in an Event of Default under the Indenture. See "The Indenture -- Events of Default."

            UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES. Manufactured Home Loans are originated in accordance with credit underwriting standards that are customary in the industry. These standards generally are more lenient than those applied to borrowers under many conventional residential first lien mortgage loans. ACCORDINGLY, THE MANUFACTURED HOME LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH OTHER UNDERWRITING STANDARDS. AS A RESULT, LOSSES ON THE MORTGAGE LOANS ARE LIKELY TO BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

            Under the underwriting standards applicable to the Manufactured Home Loans, the primary considerations in underwriting a Manufactured Home Loan, other than the creditworthiness of the Borrower, are the results of an investment analysis of the Manufactured Home, which is used to determine the allowable Loan size, and the adequacy of such property as collateral in relation to the amount of the Manufactured Home Loan. Because Delinquencies and Foreclosures are likely to be more frequent for Manufactured Home Loans than for Mortgage Loans originated in accordance with more stringent underwriting guidelines, decreases in the values of the related Manufactured Homes are likely to have a greater effect on the Loss experience of such Manufactured Home Loans than decreases in the values of Mortgaged Premises would be expected to have on the Loss experience of such Mortgage Loans. It is unlikely that the values of the Manufactured Homes securing Manufactured Home Loans have remained or will remain at the levels in effect on the dates of origination of the related Manufactured Home Loans. If the values of the Manufactured Homes decline after the dates of origination of the Manufactured Home Loans, the rate of Losses on the Manufactured Home Loans may increase, and the increases may be substantial.

            SECURITY INTERESTS IN MANUFACTURED HOMES. Each Manufactured Home Loan is secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes is subject to a number of state laws, including, in some states, the Uniform Commercial Code (the "UCC") as adopted in such states and, in other states, such states' motor vehicle titling statutes. In some states, perfection of security interests in Manufactured Homes is governed both by the applicable UCC and by motor vehicle titling statutes. The steps necessary to perfect a security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Participant will not amend any certificate of title to change the lienholder specified therein or take any other steps to effect re-registration of any Manufactured Home with the appropriate state motor vehicle authority. In addition, the Participant will not deliver any certificate of title, note thereon the Issuer's interest or file any UCC-3 financing statements or other instruments evidencing the transfer to the Issuer of the security interest in any Manufactured Home. In some states, in the absence of such an amendment to the certificate of title or such a filing under the applicable UCC, it is unclear whether the transfer of the security interest created by a Manufactured Home Loan in the underlying Manufactured Home will be effective or whether the security interest in the Manufactured Home will be perfected. In addition, in the absence of notation of the interest in a Manufactured Home on the related certificate of title, re-registration of the Manufactured Home with the appropriate state motor vehicle authority, delivery of the certificate of title or filing of an appropriate transfer instrument under the applicable UCC, it is unclear whether the assignment to the Issuer of the security interest created by a Manufactured Home Loan in the underlying Manufactured Home will be effective against creditors of the Participant or a trustee in bankruptcy of the Participant. The Issuer will make certain warranties relating to the validity, perfection and priority of the security interest created by each Manufactured Home Loan in the underlying Manufactured Home in favor of the Manufactured Home Loan's originator. A breach of any such warranty that materially and adversely affects the Trust's interest in any Manufactured Home Loan would create an obligation on the part of the Participant to repurchase or substitute for the Manufactured Home Loan unless the breach is cured within 90 days after the Issuer's discovery of or receipt of notice of the breach.

            CONVEYANCE OF MANUFACTURED HOME LOANS. A case (OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir.), CERT. DENIED 114 S.Ct 554 (1993))
decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Manufactured Home Loans constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Participant, a court were to apply the reasoning of the Tenth Circuit to chattel paper, then delays or reductions in payments of collections on or in respect of the Manufactured Home Loans could occur. To the extent the security for any Series of Bonds offered hereunder contains a material concentration of Manufactured Home Loans secured by Manufactured Homes located within the Tenth Circuit's jurisdiction, the related Prospectus Supplement will disclose this concentration and will further describe the impact the decision could have upon such Series.

            CONSUMER FINANCE LOANS

            GENERAL. A Consumer Finance Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on the Consumer Finance Loan and upon the purchase price of the related Facilities and the costs of installing the Facilities in a single family residential property. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. Where a Borrower defaults on a Consumer Finance Loan, realization is generally accomplished through repossession and resale of the related Facilities. Facilities generally decline in value over time, and so the Losses incurred upon repossession and resale of Facilities securing Consumer Finance Loans generally may be expected to be more severe than the Losses that would be incurred upon Foreclosure on Mortgaged Premises securing Mortgage Loans (in each case, measured as a percentage of the Unpaid Principal Balance of the related Loan). In addition, experience with delinquencies and repossessions under manufactured housing installment sale contracts indicates that recovery experience decreases with downturns in regional or economic conditions, and such downturns are likely to have the same effect on installment sales contracts like the Consumer Finance Loans. Thus, if economic conditions decline in areas where Facilities are located, the actual rates of Delinquencies, repossessions and Foreclosures are likely to increase, and Losses on the Consumer Finance Loans are likely to increase, perhaps substantially.

            SECURITY INTERESTS IN FACILITIES. Each Consumer Finance Loan is secured by a security interest in Facilities. Perfection of security interests in Facilities is subject to state laws, including the Uniform Commercial Code (the "UCC") as adopted in such states. Because of the expense and administrative inconvenience involved, neither the Issuer nor the Participant will file any UCC-3 financing statements or other instruments evidencing the pledge to the

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Trustee of the Issuer's security interest in any Facilities. In some states, in the absence of the filing of an appropriate transfer instrument under the applicable UCC, it is unclear whether the assignment to the Trustee of the security interest created by a Consumer Finance Loan in the underlying Facilities will be effective against creditors of the Participant or Issuer or a trustee in bankruptcy of the Participant or the Issuer. Unless the related Prospectus Supplement otherwise provides, the Issuer will make certain warranties relating to the validity, perfection and priority of the security interest created by each Consumer Finance Loan in the underlying Facilities in favor of the Consumer Finance Loan's originator. A breach of any such warranty that materially and adversely affects the Trust's interest in any Consumer Finance Loan would create an obligation on the part of the Participant to repurchase or substitute for the Consumer Finance Loan unless the breach is cured within 90 days after the Issuer's discovery of or receipt of notice of the breach.

            CONVEYANCE OF CONSUMER FINANCE LOANS. A case (OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir.), CERT. DENIED 114 S.Ct 554 (1993))
decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Consumer Finance Loans constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Participant, a court were to apply the reasoning of the Tenth Circuit to chattel paper, then delays or reductions in payments of collections on or in respect of the Consumer Finance Loans could occur. To the extent the security for any Series of Bonds offered hereunder contains a material concentration of Consumer Finance Loans secured by Facilities located within the Tenth Circuit's jurisdiction, the related Prospectus Supplement will disclose this concentration and will further describe the impact the decision could have upon such Series.

            ENFORCEMENT OF SECURITY INTERESTS. Facilities consist of "goods" that on installation in a single family residential property may become "fixtures." Goods become fixtures when they become so related to particular real estate that an interest arises in them under the applicable real estate law. In order to perfect a security interest in the goods, the Participant will make a "fixture filing," unless applicable state law makes such a filing inadvisable, and will also file a financing statement as though the goods were personal property under the applicable UCC. Generally, a perfected security interest in Facilities installed in an existing home will, with one exception, have priority over the conflicting interest of an encumbrancer of the real estate, including a first lien mortgagee. The exception is that a perfected security interest in fixtures will not take priority over a construction mortgage recorded before goods become fixtures if the goods become fixtures before completion of construction.

            If the goods constitute fixtures and the Trustee's security interest in the goods has priority over all other encumbrancers of the affected real estate, the Servicer may on default remove and repossess the goods (not including related "ordinary building materials"), provided that the Servicer can do so peacefully. In addition, the Servicer must reimburse any encumbrancer who is not the debtor for the cost of repair of any physical damage resulting from the removal of fixtures, and the person entitled to reimbursement may refuse permission to remove any fixtures unless the Servicer gives adequate security for the cost of repair obligation. If the Trustee's security interest in the goods does not have priority over all other owners and encumbrancers of the affected real estate, for example because a construction mortgage has priority, the Servicer may not remove the goods under any circumstances in the case of a defaulted Consumer Finance Loan.

            The value of Facilities is likely to decrease over time. In addition, each Consumer Finance Loan will be made in an amount equal to the cost of installation as well as the purchase price of the goods. If the goods are fixtures, then to the extent that the balance of the Consumer Finance Loan reflects sums spent for installation or the purchase of ordinary building materials, the Servicer may be unable to recover a sum adequate to pay off the Consumer Finance Loan, even if it can resell the removed goods for their fair value. Thus, the net proceeds of any resale upon default is likely to be inadequate to pay off the Unpaid Principal Balance plus accrued and unpaid interest on the related Consumer Finance Loan. Seeking a judgment against the debtor for the deficiency is seldom economically feasible, and, for that reason, the Servicer is unlikely to do so.

            Moreover, given that the Consumer Finance Loans involve relatively small amounts, the Servicer, even with a perfected, first priority security interest, may determine in many cases that the cost of removal of goods, particularly if an obligation to pay cost of repairs exists, exceeds the net proceeds that could be expected from a sale and, as a result, may decline to remove the goods. If the Servicer either declines or is not permitted to remove the goods, the UCC provisions dealing with fixtures do not indicate how the Servicer is to proceed. It is not clear under applicable state law whether the Trustee would be permitted to share in the proceeds of a Foreclosure proceeding brought by an encumbrancer of the real estate. If the Trustee's security interest in the goods was not a first priority security interest, there would be little likelihood in any event that any Foreclosure proceeds would remain after payment of expenses and satisfaction of the senior encumbrances. The Servicer might have the right to reduce the Trustee's claim to judgment and proceed against the debtor's assets. For the same reasons that the Servicer would be unlikely to seek a deficiency judgment in the event of a repossession and resale, however, a legal proceeding against the debtor frequently would not be economically feasible. Thus, in the event of default on a Consumer Finance Loan, the likelihood that the Trustee Estate will suffer a Loss on the Consumer Finance Loan will be high.

            Losses on the Consumer Finance Loans may reduce the amounts available for payment on the related Bonds.

LIMITED OBLIGATIONS

            The Bonds of a Series are obligations of the Issuer only, and Holders of Bonds of a Series may look only to the assets pledged to the Trustee for that Series. The Bonds will not represent an interest in or any obligation of Dynex, IHC or any Affiliate of Dynex or IHC, the Underwriter or any Affiliate of the Underwriter, the Master Servicer or any Servicer. The Bonds will not be guaranteed by any government agency or instrumentality, Dynex, IHC or any Affiliate of Dynex or IHC, the Underwriter or any Affiliate of an Underwriter, the Master Servicer or any Servicer.

LIMITED LIQUIDITY

            There can be no assurance that a secondary market for the Bonds of any Series will develop or, if it does develop, that it will provide Bondholders of such Series with liquidity of investment or will remain for the term of such Series of Bonds. In addition, if such a market does develop and continue, the market value of the Bonds of each Series may fluctuate with changes in prevailing rates of interest and other factors. Consequently, the sale of Bonds by a Bondholder in any secondary market that may develop may be at a discount from their purchase price. Except as otherwise specified in the related Prospectus Supplement, Bondholders will have no optional redemption rights.

BANKRUPTCY OR INSOLVENCY OF THE ISSUER

            The bankruptcy or insolvency of the Issuer could adversely affect payments on the Bonds. For this reason, the Issuer was formed as a limited-purpose financing subsidiary of IHS. See "The Issuer." Notwithstanding its limited purpose, in the event of a bankruptcy or insolvency of the Issuer, the automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of the obligations of the Issuer, including its obligations under the Bonds and the Indenture, or actions against any of the Issuer's property, including the related Collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for the Issuer may be able to accelerate payment of the Bonds and liquidate the Collateral. In the event the principal of the Bonds is declared due and payable, the Bondholders would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Premium Bonds, may fail to recover fully their initial investments, and (ii) in the case of Discount Bonds, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("Accreted Value"). There is no assurance as to how such Accreted Value would be determined if such event occurred.

BANKRUPTCY OR INSOLVENCY OF IHC OR A PARTICIPANT

            The Issuer believes that each transfer of Collateral from IHC to the Issuer will constitute an absolute and unconditional sale. However, in the event of the bankruptcy of IHC or the Participant, a trustee in bankruptcy could attempt to recharacterize the sale of the Collateral as a borrowing secured by a pledge of the Collateral. Such an attempt, even if unsuccessful, could result in delays in distributions on the Bonds. If such an attempt were successful, the trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the Collateral, with the holders of the Bonds entitled to no more than the then outstanding principal amount of such Bonds together with interest at the applicable Class Interest Rate to the date of payment. In the event the principal of the Bonds is declared due and payable, the Bondholders of the Bonds would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Premium Bonds, may fail to recover fully their initial investments, and (ii) in the case of Discount Bonds, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the Accreted Value. There is no assurance as to how such Accreted Value would be determined if such event occurred.

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


DEFICIENCY ON SALE OF COLLATERAL

            In the event of an acceleration of the payment of the Bonds following an Event of Default for a Series, if the assets securing the Bonds of such Series were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to pay in full the outstanding principal amount of the related Bonds and interest payments due thereon. The market value of the assets generally will fluctuate with changes in prevailing rates of interest. Consequently, the Collateral and any Eligible Investments in which the funds deposited in the Collateral Proceeds Account and any Reserve Funds for a Series may be invested may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the Bonds of that Series. Unless otherwise specified in the related Prospectus Supplement, except under limited circumstances, the Holders of Subordinated Bonds will have no independent ability to declare a default or force the sale of the Collateral even if an Event of Default has occurred. See "The Indenture -- Events of Default" herein.

MODIFICATION AND SUBSTITUTION OF COLLATERAL

            If an item of Collateral is in material default or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the Borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the item of Collateral and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Bonds. For example, a modification agreement that results in a lower Loan Rate would lower the Class Interest Rate of any related Class of Bonds that accrues interest at a rate based on the weighted average Net Loan Rate of the related Collateral. See "Servicing of the Collateral -- Defaulted Collateral."

            In addition, under certain circumstances, the Issuer may substitute new Collateral ("Substitute Collateral") for defaulted Collateral. See "Security for the Bonds -- Substitution of Collateral." The terms of each item of Substitute Collateral may differ from those of the item of Collateral for which it is substituted. In particular, the Loan Rate of the item of Substitute Collateral may be less than that of the item of Collateral for which it is substituted and, indeed, may be less than the then current market interest rate for loans or other applicable assets with similar characteristics. The substitution of an item of Substitute Collateral with a Loan Rate less than that of the item of Collateral for which it is substituted will reduce the Class Interest Rate of any related Class of Bonds with a Class Interest Rate based on the Loan Rates or Net Loan Rates of the related Collateral. Furthermore, any Bondholder that would be entitled to receive payments based on the Collateral Value of a defaulted item of Collateral, REO or Repo Property upon Liquidation of the defaulted item of Collateral may prefer that the defaulted item of Collateral be Liquidated rather than replaced with an item of Substitute Collateral, particularly if the item of Substitute Collateral has a Loan Rate less than the then current market interest rate for loans or other applicable assets with similar characteristics. See "Security for the Bonds -- Substitution of Collateral."

            As a condition to any modification or forbearance related to any item of Collateral or to the substitution of an item of Substitute Collateral, the Master Servicer is required to determine, in its reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such item of Collateral on a present value basis. However, the interests of the Issuer and the Master Servicer, which is an Affiliate of the Issuer, may conflict with those of the Bondholders in determining whether to enter into a modification or forbearance agreement or to substitute an item of Substitute Collateral (or in establishing the terms of any such modification or forbearance agreement or the terms of such item of Substitute Collateral).

PLEDGE OF ADDITIONAL COLLATERAL

            Subject to certain conditions set forth herein and in the Prospectus Supplement for a Series, the Issuer may pledge additional mortgage loans, mortgage-backed certificates, model home loans, manufactured housing installment sales contracts or facilities installment sales contracts ("Additional Collateral") to the Trustee and issue Additional Bonds of that Series within one year of the date of initial issuance of the Bonds of such Series. Although the pledge of any Additional Collateral will not result in any change in the Class Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series, the pledge of Additional Collateral may result in a variance of plus or minus 0.05 years in the weighted average life of any outstanding Class of Bonds of such Series at the prepayment rate assumed for the pricing of the initial issuance of the Class, and the characteristics of the Collateral may vary within the parameters specified in the Prospectus Supplement relating to the initial issuance of the Bonds of such Series. Furthermore, no assurance can be given that any pledge of Additional Collateral and issuance of Additional

Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the Prospectus Supplement for the outstanding Bonds are satisfied, the pledge of Additional Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series. See "Security for the Bonds -- Pledge of Additional Collateral and Issuance of Additional Bonds" herein.

AVERAGE LIFE AND YIELD CONSIDERATIONS

            The rate of payment of principal on the Collateral will affect the average life of each Class of Bonds. The Collateral may have provisions that provide for the payment of a premium in connection with a voluntary or involuntary principal prepayment thereof. In addition, the rate of payment of principal, including prepayments, on the Collateral may be influenced by a variety of economic, geographic, social, tax, legal and other factors, including the difference between the interest rates on the Collateral and prevailing interest rates for similar loans. In general, if the Collateral is not subject to prepayment penalties and if prevailing interest rates for similar loans fall below the interest rates on the Collateral, the rate of principal prepayments would be expected to increase, especially if the Collateral carries fixed rates of interest. If prevailing interest rates for similar loans rise above the interest rates on the Collateral, the rate of principal prepayments would be expected to decrease. See "Yield Considerations" herein.

            Yields realized by Bondholders of Discount Bonds or Premium Bonds may be extremely sensitive to the rate of principal payments (including for this purpose, modifications, substitutions, scheduled principal payments, payments resulting from refinancings, Liquidations due to defaults, casualties, condemnations and repurchase by the seller of the Collateral securing such Series). In general, yields on Premium Bonds will be adversely affected by higher than anticipated rates of principal payments on the Collateral and enhanced by lower than anticipated rates. Yields on Discount Bonds are likely to be enhanced by higher than expected rates of principal payments and adversely affected by lower than expected rates. In certain circumstances, Holders of certain Classes of Bonds could fail to fully recover their initial investment.

LIMITED NATURE OF RATINGS

            Each Class of Bonds of a Series offered hereby and by means of the related Prospectus Supplement will be, when issued, rated in one of the four highest rating categories by one or more Rating Agencies identified in such Prospectus Supplement. Any such rating is not a recommendation to buy, sell or hold Bonds and is subject to revision or withdrawal at any time by the Rating Agency issuing the rating. An investor may obtain further details with respect to any rating on the Bonds from the Rating Agency issuing the rating. In addition, any such rating will be based, among other things, on the credit quality of the Collateral and will represent only an assessment of the likelihood of receipt by Bondholders of payments with respect to underlying Collateral. A rating will not represent any assessment of the likelihood that prepayment experience may differ from prepayment assumptions and, accordingly, will not represent any assessment of the possibility that Holders of Premium Bonds may, under circumstances of high principal prepayments on the Collateral, fail fully to recover their initial investment. Credit ratings assigned to Classes of Bonds having a disproportionate entitlement to principal or interest payments on the Collateral specifically do not address the effect on the yield to the Bondholder should the rate of principal payments be substantially different than that assumed by the Bondholder when the Class of Bonds was purchased. In addition, the ratings assigned to Subordinated Classes of Bonds may be more subject to change than the ratings assigned to other kinds of securities. A rating also will not assess the ability of the Participant or other party to perform its obligation, if any, to repurchase Converted Loans.

INSURANCE AND CREDIT SUPPORT LIMITATIONS

            The Insurance Policies, if any, on the Collateral or the obligation to deliver Additional Collateral, if any, with respect to a Series will not cover all contingencies and will cover certain contingencies only to a limited extent. See "Security for the Bonds -- Insurance on the Collateral" and "-- Pool Insurance." The amount, type and nature of Insurance Policies, subordination, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of actuarial criteria established by each Rating Agency rating the Series. This actuarial analysis is the basis upon which each Rating Agency determines required amounts and types of Pool Insurance, Special Hazard Insurance, Reserve Funds, overcollateralization or other credit support. There can be no assurance that the historical data supporting an actuarial analysis will accurately reflect future experience or any assurance that the data derived from a large pool of housing-related loans will accurately predict the Delinquency, Foreclosure or Loss experience of any particular pool of Collateral.

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LENDER REGULATIONS

            Numerous federal and state consumer protection laws impose requirements on lending under mortgage loans or retail installment sales contracts such as those included in the Collateral, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities on the part of the lender's assignees to the Borrowers for amounts due under such mortgage loans or contracts or to a Borrower's right of set-off against claims by such assignees as a result of the lender's or seller's noncompliance. To the extent these laws affect the Collateral, these laws would apply to the Trustee as assignee of the Collateral. The Issuer will warrant that the origination of each item of Collateral complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the Borrower under any item of Collateral and that each item of Collateral is enforceable against the related Borrower in accordance with its terms, subject to applicable bankruptcy and similar laws, laws affecting creditors' rights generally and general principles of equity. A breach of any such warranty that materially and adversely affects the Trustee's interest in any Loan would create an obligation on the part of the Issuer to repurchase or substitute for the item of Collateral unless the breach is cured within 90 days after the Issuer's discovery of the breach or after notice of the breach is provided to the Issuer. If the credit support provided by any Subordinated Bonds, insurance or other credit enhancement is exhausted, application of these consumer protection laws could limit the ability of the Bondholders to realize upon Mortgaged Premises, Manufactured Homes, Real Property or Facilities securing defaulted items of Collateral or could limit the amount collected on a defaulted Loan to less than the amount due thereunder. See "Certain Legal Aspects of the Collateral -- Manufactured Home Loans -- Enforcement of Security Interests in Manufactured Homes" and "-- Consumer Protection Laws" herein and "Certain Legal Aspects of the Collateral -- Mortgage Loans and Model Home Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

LIMITATIONS ON SUBORDINATION

            With respect to Bonds of a Series that includes a Subordinated Class, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Holders of Senior Bonds, the available subordination may be limited, as specified in the related Prospectus Supplement. In addition, with respect to Bonds of a Series supported by a Reserve Fund, the Reserve Fund could be depleted under certain circumstances. In either case, shortfalls could result for both the Senior Bonds and the Subordinated Bonds of such Series. Prospective purchasers of a Class of Bonds should carefully review the credit risks associated with the Class resulting from its subordination or from the timing of the distributions intended to be made on the Class.

ORIGINAL ISSUE DISCOUNT

            Discount Bonds generally will be treated as issued with original issue discount for federal income tax purposes. In addition, certain classes of Premium Bonds may be treated by the Trustee as issued with original issue discount. The Trustee will report original issue discount with respect to such Discount and Premium Bonds on an accrual basis, which may be prior to the receipt of cash associated with such income. See "Certain Federal Income Tax Consequences" herein.

LEGAL INVESTMENT CONSIDERATIONS

            No representation or warranty is made concerning whether the Bonds of any Series are legal investments under any federal or state law, regulation, rule or order of any court. Any Class of a Series of Bonds (a) that is (i) secured by Second Lien Mortgage Loans or (ii) secured by Consumer Finance Loans or (b) that is not rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will not constitute "mortgage related securities" within the meaning of SMMEA. Prospective investors are advised to consult their counsel as to qualification of any Class of a Series of Bonds as legal investments under any such laws, regulations, rules and orders.

CONSOLIDATED TAX RETURN

            If the Issuer were to fail to be treated for federal income tax purposes as a "qualified REIT subsidiary" by reason of Dynex's failure to continue to qualify as a real estate investment trust ("REIT") for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the future qualification of the Issuer as a qualified REIT subsidiary or of Dynex as a REIT for federal income tax purposes. See "Certain Federal Income Tax Consequences -- General."


                            DESCRIPTION OF THE BONDS

GENERAL

            The Bonds will be issued in Series, pursuant to an Indenture between the Issuer and a Trustee, as specified in the Prospectus Supplement. The Bonds within a Series will be issued by Class or Classes, pursuant to the Indenture. A Series of Bonds will consist of one or more Classes of Bonds. The Prospectus Supplement and the Series Supplement for a Series of Bonds will specify with respect to each Class the type of Bond, the specific designation of the Class, the Stated Maturity Date, the aggregate principal amount, the Payment Dates, the Class Interest Rate (or method of determining such rate), any redemption features and other related terms.

            The Bonds of each Series will be secured by the Collateral, the Collateral Proceeds Account and, to the extent specified in the related Prospectus Supplement, the Reserve Funds (and any other funds or accounts pledged to secure the Series), the Insurance Policies, the Bond Insurance, the Surplus (prior to its disbursement to the Issuer), other credit enhancement, the Servicing Agreements and the Master Servicing Agreement for such Series. See "The Indenture" and "Security for the Bonds." The following summaries describe certain provisions of the Bonds. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Series Supplement relating to the applicable Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. A copy of the form of Indenture (including all supplements thereto to date) has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture supplement for a Series (the "Series Supplement") will be filed with the Commission as an Exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days after issuance of Bonds of the related Series.

            The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds may be issued up to the aggregate principal amount authorized from time to time by the Issuer. The Indenture provides that Additional Bonds may be issued for any outstanding Class of Bonds or Series up to the aggregate principal amount authorized from time to time by the Issuer, subject to the provisions of the related Series Supplement or supplements thereto.

            The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds of each Series that are issued in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related Prospectus Supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series that are issued in certificated form (i) by checks mailed to registered Bondholders at their addresses appearing on the books and records of the Issuer or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any Bondholder of Bonds having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement except that the final payments in retirement of each Class of Bonds of a Series issued in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. The Trustee will make such payments with respect to Bonds in book-entry form as set forth below.

BOOK-ENTRY PROCEDURES

            The Prospectus Supplement for a Series may specify that certain Classes of the Bonds will initially be issued in book-entry form ("Book-Entry Bonds") in the authorized denominations specified therein. Each such Class of Bonds will be represented by one or more certificates registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Issuer, the "Depository"). The Depository or its nominee will be registered as the record holder of the Bonds in the Bond Register. No person acquiring a Book-Entry Bond (a "beneficial owner") will be entitled to receive a certificate representing such Bond.

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

            The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of the Depository (either directly or through one or more Financial Intermediaries). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Bond, and beneficial ownership of a Book-Entry Bond may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

            DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

            Payment of principal of and interest on the Book-Entry Bonds will be made on each Payment Date to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents. As a result of the foregoing procedures, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments.

            Because transactions in Book-Entry Bonds can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of a Book-Entry Bond to pledge such Bond to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Bond, may be limited due to the lack of a physical certificate representing such Bond. Issuance of Book-Entry Bonds may reduce the liquidity of such Bonds in the secondary trading market because investors may be unwilling to purchase Book-Entry Bonds for which they cannot obtain physical certificates.

            The Book-Entry Bonds will be issued in fully-registered, certificated form to beneficial owners of Book-Entry Bonds or their nominees, rather than to the Depository or its nominee, only if (i) the Issuer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Bonds and the Issuer is unable to locate a qualified successor within 30 days or (ii) the Issuer, at its option, elects to terminate the book-entry system through the Depository. Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify the Depository, which in turn will notify all beneficial owners of Book-Entry Bonds through Depository participants, of the availability of certificated Bonds. Upon surrender by the Depository of the certificates representing the Book-Entry Bonds and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Bonds as certificated Bonds to the beneficial owners of Book-Entry Bonds.

            Neither the Issuer, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Bonds held by the Depository, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS OF PRINCIPAL AND INTEREST

            To the extent specified in the related Prospectus Supplement, payments on the Collateral securing a Series, including prepayments, together with withdrawals from various debt service and Reserve Funds, will be available to pay principal of and interest on the Bonds of a Series.

            On each Payment Date for a Series, principal will be paid on the Bonds in an amount equal to the Principal Distribution Amount or such other amount as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal Distribution Amount on any Payment Date will equal the amount by which (i) the aggregate Collateral Value of the Collateral securing the Series as of the preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date for the Series) exceeds (ii) the aggregate Collateral Value of the Collateral securing the Series as of the current Payment Date. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of any Collateral securing a Series will generally equal (i) the Scheduled Principal

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Balance of the Collateral or (ii) as specified in the related Prospectus
Supplement, the Scheduled Principal Balance of the Collateral multiplied by a fraction, the numerator of which is the Net Rate of the Collateral and the denominator of which is the Collateral Value Discount Rate.

            The Prospectus Supplement will specify (i) the order in which payments of principal (including prepayments) on the Collateral will be applied to pay principal of different Classes of Bonds of a Series and (ii) the percentage interest in payments of principal (including prepayments) on the Collateral or pools of Collateral for each Class of Bonds within a Series if such payments are unequally allocated among the Classes of Bonds within a Series. Unless otherwise specified in the related Prospectus Supplement, all payments of principal of a particular Class of Bonds will be applied on a pro rata basis.

            The Stated Maturity Date for the Bonds of each Class will be the date by which all Bonds of the Class are scheduled to be fully paid. The Stated Maturity Date of a Class of Bonds may be determined by reference to the maturity date of the Collateral pledged to the related Series with the latest stated final Due Date or on the basis of the assumptions set forth in the related Prospectus Supplement. All or a portion of the payments on the Collateral securing a Series will be used to amortize Bonds of the Series, as described in the related Prospectus Supplement. It is expected that each Class of Bonds will be fully paid in advance of its Stated Maturity Date from payments, including prepayments, on the Collateral. The rate of principal payments on the Collateral securing a Series will depend on the characteristics of the Collateral, as well as on the level of interest rates prevailing from time to time and other economic factors. No assurance can be given as to the actual prepayment experience of the Collateral. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein.

            Each Class of Bonds will bear interest from the date and at the rate per annum (the "Class Interest Rate") specified, or determined as specified, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each. Interest on a Class of Bonds consisting of Current Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Each such payment of interest will include all interest either accrued to the Accounting Date immediately preceding the Payment Date on which it is made or to another date specified in such Prospectus Supplement. Unless interest is accrued to the Payment Date, the effective yield to the Bondholder will be reduced to a level below the yield that would apply if interest were accrued to the Payment Date. If specified in the related Prospectus Supplement, any Class of Bonds may bear interest at a variable rate. For any variable rate Class of Bonds, the related Prospectus Supplement will set forth the manner for determining the variable interest rate and the interest rate change interval. The variable interest rate for a Class of Bonds will not exceed a maximum rate specified in the related Prospectus Supplement, and the payments due on the Collateral securing the related Series or Class of Bonds will be in amounts (taking into account Reserve Funds and other funds and any redemption rights and obligations) determined to be adequate to pay interest on such Class of Bonds at the specified maximum interest rate.

            If specified in the related Prospectus Supplement, (i) a Class of Bonds may be a Principal Only Class comprised solely of Principal Only Bonds, which will not bear interest, and (ii) a Class of Bonds may be a High Coupon Class comprised solely of High Coupon Bonds, which will receive only relatively small payments of principal. If specified in the related Prospectus Supplement, a Class of Bonds may be an Accretion Class, which is comprised solely of Accretion Bonds on which interest will accrue but will not be paid ("Deferred Interest") until each Class of Bonds of the Series, if any, with an earlier priority of payment has been paid in full or as otherwise specified in the related Prospectus Supplement. Deferred Interest will be added to the principal of each Class of Accretion Bonds on each Accounting Date until all Classes of Bonds that have an earlier payment priority are paid in full, and, thereafter, interest will be paid on the Compound Value of the Accretion Bonds. The Compound Value of a Class of Accretion Bonds will equal the original principal amount of such Class, plus Deferred Interest through the Accounting Date preceding the determination date, less any principal payments made on such Class of Bonds.

            Unless otherwise specified in the related Prospectus Supplement, payments on the Collateral pledged to a particular Series and not used to pay principal or interest on the Bonds will be treated as Surplus. To the extent specified in the related Prospectus Supplement for a Series, all or a portion of the Surplus on any Payment Date may be applied to cover Losses or interest shortfalls associated with a Series or any Series sold pursuant to this Prospectus, or the Surplus may be distributed to the Issuer. Any Surplus distributed to the Issuer will not be available for payment of principal or interest on the Bonds.

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

REDEMPTION

            To the extent provided in the related Prospectus Supplement, the Bonds of any Class may be subject to redemption at the option of the Issuer prior to their Stated Maturity Date. Notice of such redemption must be given by the Issuer or by the Trustee as provided in the related Prospectus Supplement. The redemption price for any Bond (or portion thereof) so redeemed will be the percentage of the unpaid principal amount of such Bond specified in the related Prospectus Supplement, together with accrued interest thereon to the date specified in the related Prospectus Supplement, or such other price as may be specified in the related Prospectus Supplement.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

            The actual maturity date and average life of a Class of Bonds will be determined by, among other things, (i) the prepayment experience on the Collateral, (ii) the frequency and scope of any forbearance or modification relating to defaulted Collateral and (iii) the optional redemption provisions of a Series of Bonds.

            The rate of principal payments on Collateral will be affected by the amortization schedules of the Collateral and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, Liquidations due to defaults, casualties and condemnations). No assurance can be given as to the rate of principal payments or prepayments on the Collateral. In general, however, if prevailing interest rates fall significantly below the interest rates on the Collateral and the Collateral may be voluntarily prepaid in accordance with the applicable terms, the Collateral would likely be subject to a higher rate of principal prepayments than if prevailing rates remain at or above the rates borne by the Collateral.

            The Servicer, with the approval of the Master Servicer in most cases, is authorized pursuant to the Servicing Agreement to modify the payment terms of a defaulted Loan. If the Master Servicer appoints a Special Servicer, the Special Servicer would be authorized to make such modifications or substitutions. Any such modification or substitution would likely provide for a slower principal amortization schedule than was required under the original terms of the Loan (including an extension of the final Due Date) and therefore would have an effect on the average life of a Class of Bonds opposite to the effect that a prepayment of a Loan would have. To the extent one or more Loans is in default on its revised final Due Date and the respective Servicer is unable to liquidate timely the defaulted Loan, the Issuer may fail to pay one or more Classes of the Bonds in full by their Stated Maturity Date. See "Servicing of the Collateral -- Master Servicing Agreement" and " -- Special Servicing Agreement" herein.

            The Prospectus Supplement for a Series of Bonds may contain a table setting forth percentages of the original principal amount of each Class of Bonds of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment experience of the Collateral for any Series will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

                              YIELD CONSIDERATIONS

            Payments of interest on the Bonds generally will include interest accrued through the Accounting Date for the applicable Payment Date. Because payments to the Bondholders generally will not be made until the Payment Date following the Accounting Date, the effective yield to the Bondholders of the Bonds will be lower than the yield otherwise produced by the applicable Class Interest Rate and purchase price for the Bond.

            The yield to maturity of any Bond will be affected by the rate and timing of payments of principal of the Collateral and, to a lesser extent, the frequency and scope of any modifications or substitutions of Loans. If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of the Bond based on an assumed rate of payment of principal that is faster than that actually received on the Collateral, the actual yield to maturity will be lower than the calculated yield. If the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of the Bond based on an assumed rate of payment of principal that is slower than that actually received on the Collateral, the actual yield to maturity will be lower than the calculated yield.

            The timing of changes in the rate of payment of principal on the Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on an item of Collateral, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent commensurate reduction (or increase) in the rate of principal payments at a later date. Because the rate of principal payments (including prepayments) on the Collateral may significantly affect the weighted average life and other characteristics of any Class of Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future payments of principal on the Collateral and the suitability of the Class of Bonds to their investment objectives. For factors affecting principal payments on Loans, including the impact of modifications and substitutions of Collateral, see "Maturity and Prepayment Considerations" above.

            Investors should consider the risk that rapid rates of prepayment on the Collateral, and therefore of principal payments on the Bonds, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on a Bond may be lower than the applicable Class Interest Rate. Slow rates of prepayments on the Collateral, and therefore of principal payments on the various Classes of Bonds, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.


                             SECURITY FOR THE BONDS

GENERAL

            Unless otherwise specified in the related Prospectus Supplement, each Series will be secured by the pledge to the Trustee of a Trust Estate consisting of (i) Collateral, together with the payments thereon, having an aggregate initial Collateral Value at least equal to 100% of the original principal amount of the Bonds of such Series and any REO Property or Repo Property acquired in respect of such Collateral through Foreclosure or repossession, (ii) the Collateral Proceeds Account for such Series, (iii) to the extent applicable, Reserve Funds and other funds and accounts for such Series,
(iv) to the extent applicable, the Issuer's rights to Additional Collateral, (v) all payments that may become due under Insurance Policies, if any, (vi) the Issuer's rights under the Servicing Agreements and the Master Servicing Agreement with respect to such Series and (vii) to the extent applicable, an interest rate agreement with a third party. Scheduled payments of principal of and interest on the Collateral securing a Series of Bonds (including payments from the Reserve Fund, if applicable), net of applicable servicing fees, master servicing fees, trustee fees, guarantee fees and insurance premiums, if any, for the Series, are intended to be sufficient to make the required payments of interest on the Bonds of the Series and to pay the entire principal amount of each Class of Bonds of the Series not later than the Stated Maturity Date of the Class of Bonds. Except as otherwise specified in the related Prospectus Supplement, a Trust Estate (other than certain credit enhancement items) will secure only one Series of Bonds.

THE COLLATERAL

            The Prospectus Supplement for a Series will describe in general the type of Collateral that will secure the Series. The Collateral will be composed primarily of Mortgage Collateral and may also include, to the extent indicated below, Model Home Loans, Manufactured Home Loans, Consumer Finance Loans or certain other assets evidencing interests in or related to loans secured by residential property.

THE MORTGAGE COLLATERAL

            GENERAL

            At least 70% of the aggregate Scheduled Principal Balance as of the Cut-off Date of the Collateral securing a Series of Bonds will consist of Mortgage Collateral.

            Unless otherwise specified in the related Prospectus Supplement, the Mortgage Collateral securing a Series will consist of Mortgage Loans. Generally, Mortgage Loans will be secured by first liens on single family (one-family or two- to four-family) attached or detached residential property. If specified in the related Prospectus Supplement, the Collateral securing a Series of Bonds may include Mortgage Collateral consisting of Second Lien Mortgage Loans, REO Properties and Mortgage Loans that are past due or non-performing. Because Mortgage Loans secured by second liens are subordinate to the rights of the senior lienholders, the position of the Trust Estate, and in turn the

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Bondholders, could be more adversely affected by a reduction in value of the
Mortgaged Premises than would the position of a senior lienholder. In addition, in the event of a default by the related Borrower, liquidation or other proceeds may be insufficient to satisfy the Second Lien Mortgage Loan after satisfaction of the senior lien and the payment of any liquidation expenses. In addition, including REO Properties or non-performing Mortgage Loans in the Trust Estate for a Series of Bonds may increase the rate of defaults and prepayments on the Collateral and, in turn, adversely affect the yield on the Bonds of the related Series. Regular monthly installments of principal of and interest on each Mortgage Loan ("Monthly Payments") paid by the Borrower will be collected by the Servicer or Master Servicer and ultimately remitted to the Trustee.

            Except as provided in the related Prospectus Supplement, each Mortgage Loan securing a Series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by HUD (each, an "Originator"). The Mortgaged Premises securing Mortgage Loans may consist of (i) detached homes,
(ii) attached homes (units having a common wall), (iii) units located in condominiums, (iv) manufactured homes and (v) other types of homes or units set forth in the related Prospectus Supplement. The Mortgage Loans securing a Series of Bonds may be secured by Mortgaged Premises that (i) are owner-occupied, (ii) are owned by investors or (iii) serve as second residences or vacation homes.

            The Mortgage Loans securing a Series may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on the declining principal balance of the Mortgage Loan ("Level Payment Mortgage Loans"); may provide for periodic adjustments to the rate of interest on such Mortgage Loans ("Adjustable Rate Mortgage Loans") to equal the sum (which may be rounded) of a Gross Margin and an Index, all as described in the related Prospectus Supplement; may include Mortgage Loans on which only interest is payable until maturity as well as Mortgage Loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period ("Balloon Payment Mortgage Loans"); may include Adjustable Rate Mortgage Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the Mortgage Loan at its then applicable Note Rate over its remaining term; and may include such other types of mortgage loans as are described in the related Prospectus Supplement. Balloon Payment Mortgage Loans also may be Adjustable Rate Mortgage Loans.

            As further described in the applicable Prospectus Supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing for such loan or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of Delinquency, Foreclosure and Loss than certain other types of mortgage loans.

            In addition, Adjustable Rate Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain Adjustable Rate Mortgage Loans, after relatively short periods of time. Accordingly, defaults on Adjustable Rate Mortgage Loans leading to Foreclosure and the ultimate Liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such Loans, although little data is available with respect to the rate of default on such loans. Increases in the required monthly payments on such loans may result in a default rate that is higher than that for fixed rate Mortgage Loans.

            As specified in the related Prospectus Supplement, a Security Instrument securing a Mortgage Loan may contain a "due-on-sale" clause permitting acceleration of the maturity of the related Mortgage Loan if the Borrower transfers its interest in the Mortgaged Premises. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will require the Servicers to enforce "due-on-sale" clauses. See "Certain Legal Aspects of the Collateral -- Mortgage Loans and Model Home Loans -- Due-on-Sale Provisions" herein.

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

            The Prospectus Supplement applicable to a Series of Bonds will include among other things information, as of the applicable Cut-off Date, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the range of remaining terms to stated maturity or weighted average remaining term to stated maturity of the Mortgage Loans, (iii) the current Scheduled Principal Balance of the largest Mortgage Loan and the average outstanding Scheduled Principal Balance of the Mortgage Loans, (iv) the weighted average Note Rate or range of Note Rates borne by the Mortgage Loans, (v) the range of original loan-to-value ratios or the weighted average loan-to-value ratio of the Mortgage Loans and
(vi) the geographic distribution of the Mortgaged Premises.

            SECOND LIENS

            Certain of the Mortgage Loans securing a Series of Bonds may be Second Lien Mortgage Loans, and the related first lien mortgage loans ("First Liens") may not be included in the Collateral. The primary risk to holders of Second Lien Mortgage Loans is the possibility that adequate funds will not be received in connection with a Foreclosure of the related First Lien to satisfy fully both the First Lien and the Second Lien Mortgage Loan. In the event that a holder of the First Lien forecloses on a Mortgaged Premises, the proceeds of the Foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the Foreclosure, second to real estate taxes, third in satisfaction of all principal, interest and prepayment or acceleration penalties, if any, and fourth any other sums due and owing to the holder of the First Lien. The claims of the holder of the First Lien will be satisfied in full out of proceeds of the Liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Estate as holder of the second lien receives any payments in respect of the Mortgage Loan. If the Servicer were to foreclose on any Second Lien Mortgage Loan, it would do so subject to any related First Lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the Foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the First Lien or purchase the Mortgaged Premises subject to the First Lien. In the event that such proceeds from a Foreclosure or similar sale of the related Mortgaged Premises are insufficient to satisfy both Mortgage Loans in the aggregate, the Trust Estate, as the holder of the second lien, and, accordingly, Holders of the Bonds bear (i) the risk of delay in distributions while a deficiency judgment against the Borrower is obtained and (ii) the risk of Loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a mortgagee may not foreclose on the property securing a Second Lien Mortgage Loan unless it forecloses subject to the First Lien.

            Even assuming that the Mortgaged Premises provide adequate security for the Second Lien Mortgage Loans, substantial delays could be encountered in connection with the Liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by Bondholders. An action to foreclose on a Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules, is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed and may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Premises. In the event of a default by a Borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Premises or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

            Liquidation expenses with respect to defaulted Second Lien Mortgage Loans will not vary directly with the Unpaid Principal Balances of the Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon a defaulted Second Lien Mortgage Loan having a small remaining Unpaid Principal Balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of Liquidation would be smaller as a percentage of the Unpaid Principal Balance of the defaulted Second Lien Mortgage Loan than it would be the case with the defaulted mortgage loan having a large Unpaid Principal Balance. Because the average outstanding principal balance of the Second Lien Mortgage Loans generally is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional, first priority mortgage loans, Liquidation Proceeds may also be smaller as a percentage of the Unpaid Principal Balance of a Second Lien Mortgage Loan than would be the case for a typical conventional, first lien mortgage loan.

            REPURCHASE OF CONVERTED MORTGAGE LOANS

            If so specified in the Prospectus Supplement for a Series, the related Series may be secured by Adjustable Rate Mortgage Loans the Note Rates of which are convertible from an adjustable rate to a fixed rate at the option of the Borrower upon the fulfillment of certain conditions. Except as otherwise specified in the related Prospectus Supplement, the Participant may at its option repurchase any such Adjustable Rate Mortgage Loan as to which the conversion option has been exercised at a purchase price equal to the Unpaid Principal Balance of the Adjustable Rate Mortgage Loan, plus 30 days of interest thereon at the applicable Note Rate. The purchase price will be treated as a prepayment of the Mortgage Loan. Until a Converted Mortgage Loan is purchased or sold as described above, it will remain in the Trust Estate with a fixed Note Rate.

            OTHER MORTGAGE COLLATERAL

            A Series of Bonds may also be secured by other Mortgage Collateral consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations as more fully described in the related Prospectus Supplement. Such other Mortgage Collateral must be in form and substance satisfactory to each Rating Agency rating that Series of Bonds.

THE MODEL HOME LOANS

            If so specified in the related Prospectus Supplement, up to 10% of the aggregate Scheduled Principal Balance as of the Cut-off Date of the Collateral securing a Series of Bonds may consist of Model Home Loans.

            Each Model Home Loan securing a Series of Bonds will be secured by a first lien on a single family (one- to four- family) attached or detached residential property that is used as a model home. The Borrower, which may be an Affiliate of the Participant, will use the proceeds of the Model Home Loan to purchase the related Mortgaged Premises from a homebuilder and will then lease the property back to the homebuilder, who will use it as a model home. The homebuilder will agree pursuant to the lease agreement to pay all taxes, insurance premiums, utility costs and maintenance costs, and to make lease payments to the Borrower, during the term of the lease.

            The Borrower is required to make interest payments during the life of a Model Home Loan either at a fixed annual rate, an adjustable annual rate based on a short-term Index or a combination of the two. Adjustable interest rates may not be subject to a cap. The lease payments will be designed to enable the Borrower to make Monthly Payments on the Model Home Loan during the period of the lease. Typical lease terms for the leases will be shorter than the maturity of the related Model Home Loans, which will usually have a shorter maturity than conventional, first lien mortgage loans. Generally, the lessee will be permitted to extend the lease on a month-to-month basis and may terminate at any time upon notice to the Borrower and sale of the related Mortgaged Premises on the Borrower's behalf.

            If the Loan Rate applicable to the Model Home Loan and the lease payments required by the lease agreement between the Borrower and the homebuilder are adjustable and not subject to a cap, the rate of Delinquencies on the lease agreement, and thus the default rate on the Model Home Loans, may increase, particularly if the Loan Rates and required lease payments increase.

            The Borrower may have no assets other than the Mortgaged Premises and the lease payments received from lessees of the Mortgaged Premises. In that event, its ability to make Monthly Payments on a Model Home Loan after the term of the related lease expires, or in the event that the homebuilder defaults on its lease, will depend on the ability of the Borrower to sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Model Home Loan.

            The Prospectus Supplement applicable to a series of Bonds secured by Model Home Loans will include for such Loans the information described herein under "Security for the Bonds -- The Mortgage Collateral -- General."

THE MANUFACTURED HOME LOANS

            GENERAL

            If so specified in the related Prospectus Supplement, up to 10% of the aggregate Scheduled Principal Balance as of the Cut-off Date of the Collateral securing a Series of Bonds may consist of Consumer Finance Loans. This Collateral may include any Manufactured Home or Real Property that initially secured a Manufactured Home Loan and that is acquired by repossession, Foreclosure or otherwise.

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

            Unless otherwise provided in the Prospectus Supplement for a Series, the Issuer will acquire the underlying Manufactured Home Loans from a Participant that will have originated the Manufactured Home Loans or purchased them from other originators. Specific information respecting the Manufactured Home Loans included as security for a particular Series of Bonds will be provided in the related Prospectus Supplement and, to the extent such information is not fully provided in the related Prospectus Supplement, in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. A copy of the Indenture with respect to each Series of Bonds will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee (the location of which will be specified in the related Prospectus Supplement).

            For each Series of Bonds, the Issuer will cause the Manufactured Home Loans included as security for the related Series to be assigned to the Trustee named in the related Prospectus Supplement (the "Trustee").

            The Manufactured Home Loans securing a Series of Bonds will consist of conventional manufactured housing installment sales contracts. Each Manufactured Home Loan will be secured by a Manufactured Home, and some Manufactured Home Loans may also be secured by a lien on a parcel of real estate ("Real Property"). Each Manufactured Home Loan will be fully amortizing and, unless otherwise specified in the Prospectus Supplement for a Series, will bear interest at a fixed or adjustable Loan Rate. Unless otherwise provided in the related Prospectus Supplement, the Manufactured Home Loans will have terms of from 7 to 30 years. Each Manufactured Home Loan will be assumable, subject to underwriting in accordance with standards customary in the industry.

            The Issuer will represent that the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of Title 42 of the United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [Chapter 70 under Title 42 of the United States Code]."

            With respect to the Manufactured Home Loans expected to secure a Series of Bonds, the related Prospectus Supplement will specify, to the extent known (i) the aggregate principal balance of the Manufactured Home Loans, (ii) the range of remaining terms to maturity or weighted average remaining term to maturity of the Manufactured Home Loans, (iii) the current Scheduled Principal Balance of the largest Manufactured Home Loan and the average Unpaid Principal Balance of the Manufactured Home Loans, (iv) the weighted average Loan Rate or the range of Loan Rates borne by the Manufactured Home Loans and (v) the geographic distribution of the Manufactured Homes.

            TYPES OF MANUFACTURED HOME LOANS

            Manufactured Home Loans may be subject to various types of payment provisions. In addition to other types of Manufactured Home Loans described in the related Prospectus Supplement, the Manufactured Home Loans securing a Series may consist of (1) "Level Payment Loans," which may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on their declining principal balances; (2) "Life Floor Adjustable Rate Loans," which may provide for fixed Loan Rates for a period of years, followed by periodic adjustments that cause their Loan Rates to equal the sum of a Gross Margin and an Index, subject to Periodic Rate Caps, a Maximum Rate and a lifetime floor equal to the initial fixed Loan Rate; and (3) "Convertible Loans," which are Life Floor Adjustable Rate Loans subject to provisions pursuant to which, subject to certain limitations, the related Borrowers may exercise an option to convert the adjustable Loan Rate to a fixed Loan Rate.

            REPURCHASE OF CONVERTED MANUFACTURED HOME LOANS

            If so specified in the Prospectus Supplement for a Series, the related Series may be secured by Manufactured Home Loans the Loan Rates of which are convertible from an adjustable rate to a fixed rate at the option of the Borrower upon the fulfillment of certain conditions. Except as otherwise specified in the related Prospectus Supplement, the Participant may at its option repurchase any adjustable rate Manufactured Home Loan as to which the conversion option has been exercised at a purchase price equal to the Unpaid Principal Balance of the Loan, plus 30 days of interest thereon at the applicable Loan Rate. The purchase price will be treated as a prepayment of the Manufactured Home Loan. Until a Converted Manufactured Home Loan is purchased as described above, it will remain in the Trust Estate with a fixed Loan Rate.

THE CONSUMER FINANCE LOANS

            If so specified in the related Prospectus Supplement, up to 100% of the aggregate scheduled principal balance of the Collateral securing a Series of Bonds may consist of Consumer Finance Loans. This Collateral also may include any Facilities that initially secured a Consumer Finance Loan and that are acquired by repossession, Foreclosure or otherwise.

            The Issuer will acquire the underlying Consumer Finance Loans from the Participant, which will have originated the Consumer Finance Loans or acquired them from other originators. Specific information respecting the Consumer Finance Loans included as security for a particular Series of Bonds will be provided in the related Prospectus Supplement and, to the extent such information is not fully provided in the related Prospectus Supplement, in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. A copy of the Indenture with respect to each Series of Bonds will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee (the location of which will be specified in the related Prospectus Supplement).

            For each Series of Bonds to be secured by Consumer Finance Loans, the Issuer will cause the Loans to be assigned to the Trustee.

            The Consumer Finance Loans securing a Series of Bonds will consist of conventional, installment sales contracts. Each Consumer Finance Loan will be secured by the related Facilities, will be fully amortizing and will bear interest at a fixed or adjustable Loan Rate. Unless otherwise provided in the related Prospectus Supplement, the Consumer Finance Loans will have terms based on the useful lives of the related Facilities, which will typically be 5 to 15 years, and will generally range in original principal amount from $2,500 to $25,000. The originator of a Consumer Finance Loan will perfect the security interest in the related Facilities by making a "fixture filing," unless such a filing is inadvisable under applicable state law, and will file a financing statement treating the Facilities as personal property, under the provisions of the UCC of the state where the related single family residential property is located. Each Consumer Finance Loan will be assumable, subject to underwriting in accordance with underwriting standards that are customary in the industry.

            With respect to the Consumer Finance Loans expected to secure a Series of Bonds, the related Prospectus Supplement will specify, to the extent known, (i) the aggregate principal balance of the Consumer Finance Loans, (ii) the range of remaining terms to maturity or weighted average remaining term to maturity of the Consumer Finance Loans, (iii) the current Scheduled Principal Balance of the largest Consumer Finance Loan and the average Unpaid Principal Balance of the Consumer Finance Loans, (iv) the weighted average Loan Rate or the range of Loan Rates borne by the Consumer Finance Loans and (v) the geographic distribution of the related Facilities.

SUBSTITUTION OF COLLATERAL

            Unless otherwise provided in the Prospectus Supplement for a Series and subject to the limitations set forth below, the Issuer at any time may deliver to the Trustee other items of Collateral in substitution for any one or more items of Collateral pledged as security for the Series. The Issuer will have the option to pledge to the Trustee, in substitution for a defaulted item of Collateral, a new item of Collateral ("Substitute Collateral"), to the extent that the Master Servicer has determined, in its reasonable business judgment, that the present value of any potential Loss on the defaulted item of Collateral will be reduced through the substitution of Substitute Collateral for the defaulted item of Collateral, and provided that the Substitute Collateral (i) is secured by the collateral that secures the defaulted item of Collateral, (ii) has either (A) an initial principal balance equal to or less than the Scheduled Principal Balance of the defaulted item of Collateral for which it is substituted or (B) a loan-to-value ratio, in the case of a Mortgage Loan, of not more than 100%, based upon a current appraisal of the Mortgaged Premises, and
(iii) has a maturity date that is not later than the Stated Maturity Date of the related Series of Bonds. The amount, if any, by which the Collateral Value of the defaulted item of Collateral exceeds the Collateral Value of the Substitute Collateral would constitute a Loss on the item of Collateral. Upon the pledge of Substitute Collateral, the Trustee will release the defaulted item of Collateral from the lien of the Indenture.

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

            In addition, unless otherwise provided in the Prospectus Supplement, the Issuer may pledge to the Trustee items of Collateral in substitution for items of Collateral initially pledged (each, an "Original Loan") as security for a Series of Bonds in the event of a breach of a representation or warranty by the seller of the Original Loan or in the case of defective or incomplete documentation with respect to the Original Loan. Any substitute items of Collateral will have an interest rate within one percentage point in excess of the Loan Rate of the Original Loan for which it is substituted, a principal balance or value at least equal to the principal balance or value of the Original Loan for which it is substituted and a maturity within 180 days of the maturity of the Original Loan for which it is substituted. As more particularly set forth in the Indenture, a substitute Loan must have characteristics substantially similar to those of the Original Loan for which it is substituted.

PLEDGE OF ADDITIONAL COLLATERAL AND ISSUANCE OF ADDITIONAL BONDS

            To the extent specified in the Prospectus Supplement for a Series, the Issuer may pledge additional mortgage loans, mortgage certificates, model home loans or manufactured home or facility installment sales contracts ("Additional Collateral") to the Trustee and issue additional Bonds ("Additional Bonds") of that Series within one year of the date of initial issuance of the Bonds of such Series. Such Additional Bonds may represent additional Bonds of one or more outstanding Classes of Bonds or may represent one or more new Classes of Bonds of such Series. Any such Additional Bonds will be issued pursuant to a Prospectus Supplement, which will describe the characteristics of the Additional Collateral and the material terms of the Additional Bonds. Any pledge of Additional Collateral and issuance of Additional Bonds will be subject to satisfaction of the following conditions: (a) each Rating Agency rating any outstanding Class of Bonds of the related Series will confirm that the pledge of Additional Collateral and other additional Collateral, if any, and the corresponding issuance of Additional Bonds will not result in the downgrading of the credit rating of any outstanding Class of Bonds of such Series, (b) the pledge of Additional Collateral will not affect the Class Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series, (c) the weighted average life of each outstanding Class of Bonds calculated at the prepayment rate assumed for the pricing of the initial issuance of such Class of Bonds will not vary by more than plus or minus 0.05 years from the weighted average life disclosed in the Prospectus Supplement for the initial issuance of the Bonds of such Series, (d) the Collateral mix based on the Scheduled Principal Balances of the Collateral and the Additioinal Collateral as of the Cut-off Date for the Additional Bonds will satisfy the requirements set forth on the cover of this Prospectus, and (e) the characteristics of the Additional Collateral and the Collateral as augmented by the Additional Collateral will conform to the parameters for Additional Collateral disclosed in the Prospectus Supplement for the initial issuance of Bonds of such Series. However, there can be no assurance that any pledge of Additional Collateral and issuance of Additional Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the Prospectus Supplement for the outstanding Bonds are satisfied, the pledge of Additional Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series.

MASTER SERVICER CUSTODIAL ACCOUNT

            Unless otherwise specified in the Prospectus Supplement for a Series, each Servicing Agreement will require an amount representing the Servicer Remittance to be remitted by each Servicer on the Remittance Date to the Master Servicer Custodial Account established by the Master Servicer at a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series. See "Servicing of the Collateral -- Payments on Collateral" herein.

COLLATERAL PROCEEDS ACCOUNT

            The Collateral Proceeds Account will be an account established by the Trustee for the benefit of Bondholders. The Collateral Proceeds Account will be an account or accounts that are either (i) maintained with a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series, or (ii) trust accounts.

            On or before each Master Servicer Remittance Date, the Master Servicer will transfer from the Master Servicer Custodial Account to the Collateral Proceeds Account the proceeds of the Collateral that are distributable to the Bondholders. The proceeds of the Collateral deposited into the Collateral Proceeds Account generally will consist of the sum of (i) the aggregate Servicer Remittance relating to the Collateral securing a Series, less the master servicing fee, and (ii) any Advances to be made by the Master Servicer or Special Servicer, if any. On each Payment Date, the Trustee will withdraw from the Collateral Proceeds Account and pay to the Bondholders, to the extent of the available funds on deposit therein, all amounts required to be paid on the Bonds of such Series on that date. The interposition of the Master Servicer between the Servicers and the Trustee provides for the accumulation of collections from the various Servicers outside of a trust account, thereby avoiding the likelihood that multiple Servicers will make demands on the Trustee for the payment of servicing fees or the reimbursement of Advances from amounts on deposit in the Collateral Proceeds Account. The master servicing fee is payable to the Master Servicer in part due to its performance as an intermediary between the various Servicers and the Trustee.

            Funds in the Collateral Proceeds Account may be invested and, if invested, shall be invested in the name of the Trustee (in its capacity as such) in Eligible Investments that mature not later than the Business Day preceding each Payment Date (except that, if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment may mature not later than such Payment Date) and will not be sold or disposed of prior to its maturity. All income realized from any such investments will accrue to the benefit of the Master Servicer as additional compensation and may be withdrawn by the Master Servicer from time to time. However, no withdrawals from the Collateral Proceeds Account will be permitted if such withdrawals would cause a deficiency in amounts payable to Bondholders.

RESERVE FUND OR ACCOUNTS

            If stated in the Prospectus Supplement for a Series, the Issuer will deposit cash, certificates of deposit or letters of credit in one or more Reserve Funds or accounts, which may be used by the Trustee to make any required payments of principal or interest on the Bonds of the Series to the extent that funds are not otherwise available. The Series Supplement may limit the pledge of any Reserve Fund to certain Classes of Bonds. The Issuer may have certain rights on any Payment Date to cause the Trustee to make withdrawals from the Reserve Fund for a Series and to pay such amounts in accordance with the instructions of the Issuer as specified in the related Prospectus Supplement to the extent that such funds are no longer required to be maintained for the Bondholders.

OTHER FUNDS OR ACCOUNTS

            The Bonds of a Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) making required payments of principal or interest on the Bonds of the Series to the extent funds are not otherwise available, (ii) paying certain administrative, insurance and similar costs and (iii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. To the extent such funds and accounts are material, they will be described in the related Prospectus Supplement.

INVESTMENT OF FUNDS

            Funds deposited in or remitted to the Collateral Proceeds Account, any Reserve Fund and any other funds and accounts held under the Indenture for a Series will be invested by the Trustee, and amounts in the Master Servicer Custodial Account will be invested by the Master Servicer, in certain eligible investments ("Eligible Investments") as specified in the Indenture or Indenture Supplement for the related Series.

INSURANCE ON THE COLLATERAL

            Each Mortgage Loan securing a Series of Bonds generally will be covered by Title Insurance, a Standard Hazard Insurance Policy and, if so specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy (collectively, the "Mortgage Insurance Policies"). Each Model Home Loan securing a Series generally will be covered by Title Insurance and a Standard Hazard Insurance Policy. Each Manufactured Home Loan securing a Series of Bonds generally will be covered by a Standard Hazard Insurance Policy. In addition, the related Prospectus may specify that the Mortgage Loans, Model Home Loans or Manufactured Home Loans securing a Series of Bonds will be covered by a Special Hazard Insurance Policy. To the extent provided in the related Prospectus Supplement, in lieu of certain Insurance Policies, Additional Collateral (or instruments secured by Additional Collateral) may be pledged to the Trustee to secure the timely payment of principal of and interest on the Collateral and/or the Bonds.

            The Issuer may obtain a Pool Insurance Policy to cover Losses (subject to the limitations described below) incurred by reason of default by the Borrowers on the Mortgage Loans or the Manufactured Home Loans securing a Series that are not covered by any Primary Mortgage Insurance Policy or exceed the coverage provided by any applicable Primary Mortgage Insurance Policy. The terms of the Master Servicing Agreement with respect to a Series will require the Master Servicer to maintain the Pool Insurance Policies, if any, for the Series and to present or cause the Servicers to present claims thereunder to the related insurer on behalf of the Issuer, the Trustee and the holders of Bonds of such Series.

            The amount of the Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Loans and only upon satisfaction of certain conditions precedent as described below.

            Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy for a Series will provide that as a condition precedent to the payment of any claim the insured will be required (a) to advance hazard insurance premiums on the Mortgaged Premises securing the defaulted Mortgage Loan or the Manufactured Home securing the defaulted Manufactured Home Loan; (b) to advance, as necessary and approved in advance by the related insurer, (1) real estate property taxes, (2) all expenses required to preserve and repair the Mortgaged Premises or Manufactured Home, or to protect the Mortgaged Premises or Manufactured Home from waste, so that the Mortgaged Premises or Manufactured Home is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Premises or Manufactured Home first became effective, ordinary wear and tear excepted,
(3) property sales expenses, (4) any outstanding liens on the Mortgaged Premises or Manufactured Home, and (5) foreclosure costs including court costs and reasonable attorneys' fees; and (c) if there has been physical loss or damage to the Mortgaged Premises or Manufactured Home, to restore the Mortgaged Premises or Manufactured Home to its condition (ordinary wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim relating to a Mortgage Loan under the Pool Insurance Policy that the insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans covered by the Pool Insurance Policy that have loan-to-value ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool Insurer will pay to the insured the amount of the loss, which will generally be: (a) the amount of the unpaid principal balance of the Mortgage Loan or Manufactured Home Loan immediately prior to the Approved Sale of the related Mortgaged Premises or Manufactured Home; (b) the amount of the accumulated unpaid interest on such Mortgage Loan or Manufactured Home Loan to the date of claim settlement at the contractual rate of interest; and (c) reimbursable amounts advanced by the insured as described above, less certain payments (including the proceeds of any prior Approved Sale and any Primary Mortgage Insurance Policies). The Pool Insurance Policy may not reimburse the insured for attorneys' fees on a foreclosed Mortgage Loan in excess of 3% of the unpaid balance of principal and interest of that Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related Bonds. An Approved Sale is (1) a sale of the Mortgaged Premises or Manufactured Home acquired by the insured because of a default by the Borrower to which sale the Pool Insurer has given prior approval, (2) a pre-foreclosure, Foreclosure or trustee's sale of the Mortgaged Premises or Manufactured Home at a price exceeding the minimum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Premises under the Primary Mortgage Insurance Policy by the related Mortgage Insurer, or (4) the acquisition of the Mortgaged Premises or Manufactured Home by the Pool Insurer. If the Pool Insurer elects to take title to the Mortgaged Premises or Manufactured Home, the insured must, as a condition precedent to the payment of any such Loss, provide the Pool Insurer with good and merchantable title to the related Mortgaged Premises or Manufactured Home. If any property securing a defaulted Mortgage Loan or Manufactured Home is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer or the Master Servicer of the related Mortgage Loan or Manufactured Home Loan will not be required to expend its own funds to restore the damaged Mortgaged Premises or Manufactured Home unless it determines and the Master Servicer agrees (A) that such restoration will increase the proceeds to the Trust Estate on Liquidation of the Mortgage Loan or Manufactured Home Loan after reimbursement of the Servicer or the Master Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

            The Pool Insurance Policies will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan or Manufactured Home Loan, including misrepresentation by the Borrower or the Originator, (ii) failure to construct Mortgaged Premises or a Manufactured Home in accordance with plans and specifications, and (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of the Mortgage Loan, at the time of default or thereafter, was not approved by the Mortgage Insurer. A failure of coverage

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

attributable to one of the foregoing events might result in a breach of the Participant's representations and warranties described under "Origination of the Collateral -- Representations and Warranties" herein and, in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Participant to purchase the defaulted Mortgage Loan or Manufactured Home Loan if the breach cannot be cured. See "Origination of the Collateral -- Representations and Warranties" herein. In addition, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan or Manufactured Home Loan upon which coverage under a Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), the Participant may be obligated to purchase the Mortgage Loan or Manufactured Home Loan. See "Servicing of the Collateral -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Collateral" herein.

            The original amount of coverage under any Pool Insurance Policy securing a Series will be reduced over the life of the Bonds of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amount realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises or Manufactured Homes covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan or Manufactured Home Loan, as well as accrued interest on delinquent Mortgage Loans or Manufactured Home Loans to the date of payment of the claim. See "Certain Legal Aspects of the Collateral -- Mortgage Loans and Model Home Loans -- Foreclosure" herein. The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises or Manufactured Home securing the defaulted Mortgage Loan or Manufactured Home Loan. The market value of the Mortgaged Premises or Manufactured Home will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original Loan was made.

            If aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further Losses may affect adversely distributions to Holders of Bonds of such Series. In addition, unless the Servicer or Master Servicer could determine that an Advance in respect of a delinquent Mortgage Loan or Manufactured Home Loan would be recoverable by it from the proceeds of the Liquidation of such Mortgage Loan or Manufactured Home Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any such Delinquency since the Advance would not be ultimately recoverable by it from either the Pool Insurance Policy or any other related source. See "Servicing of the Collateral -- Advances." The original amount of coverage under the Pool Insurance Policy securing a Series may also be reduced or canceled to the extent each Rating Agency rating the Series confirms that such reduction will not result in the lowering of the rating of the Bonds of such Series.

            Unless otherwise specified in the related Prospectus Supplement, a Pool Insurance Policy may insure against Losses on the Mortgage Loans or Manufactured Homes securing other Series of Securities or that secure other mortgage-backed securities or collateralized mortgage or manufactured housing contract obligations issued by the Issuer or one of its Affiliates, provided, however, that, at the time of the extension, such extension of coverage (and corresponding assignment of the Pool Insurance Policy) to any other Series or such other Bonds does not result in the lowering by any Rating Agency rating a Series offered hereby of the rating of any Bonds of such Series.

CREDIT ENHANCEMENT

            Credit enhancements acceptable to each Rating Agency may be used to provide for coverage of certain risks of default or losses on the Collateral. Any such credit enhancement will be described in detail in the related Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Bonds and may include, but will not necessarily be limited to, any of the following:

            (i) Subordination in right of payment of one or more Classes to the right of other Classes to receive payments, subject to such conditions and limitations as may be described in the related Prospectus Supplement;

            (ii) Pledge of additional collateral and any cash flow thereon by any institution acceptable to each Rating Agency, which the Trustee may sell or draw upon in the event amounts received as payments on the Collateral are insufficient to make required payments on one or more Classes of Bonds. Such pledge of additional collateral may be limited in amount and subject to conditions, as described in the related Prospectus Supplement;

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

            (iii) Limited guarantees against losses arising from defaults on the Collateral, or against failure to make payments of principal of and interest on the Bonds. Such guarantees may be limited to a specified maximum dollar amount or may be subject to limitations having similar effect;

            (iv) Letters of credit issued by banks acceptable to each Rating Agency, under which the Trustee may draw funds in the event amounts received as payments on the Collateral are insufficient to make required payments on a Class or Classes of Bonds. Such letters of credit may be limited in amount and subject to conditions, as described in the related Prospectus Supplement;

            (v) Reserve Funds created by the deposit of assets at the time of the issuance of the Bonds or by the accumulation of funds generated by the Collateral, upon which the Trustee may draw in the event amounts received as payments on the Collateral are insufficient to make required payments on a Class or Classes of Bonds or by a combination of the foregoing. The amounts held in such Reserve Funds will be invested in Eligible Investments;

            (vi) Insurance policies issued by insurers acceptable to each Rating Agency that provide for payment to the Trustee or the Servicer upon the occurrence of certain casualty events at the Mortgaged Premises or Manufactured Homes. Such insurance policies may be limited in amount and subject to conditions, as described above; and

            (vii)       Combinations of the foregoing.

Except as otherwise provided in the related Prospectus Supplement, each Series of Bonds will be secured by the Collateral for that Series and related property. The related Prospectus Supplement may specify that payments received on such Collateral be paid (i) so as to prioritize, with respect to right of payment, certain Classes of Bonds within a Series or (ii) disproportionately among the Classes of Bonds.

            Unless otherwise specified in the related Prospectus Supplement, in the event of Delinquencies in payments of principal or interest on the Collateral, the applicable Servicer and the Master Servicer (or the Special Servicer, if any) will advance cash in the amounts described herein. Neither any Servicer, the Master Servicer nor any Special Servicer will be obligated to make an Advance that it (or, in the case of the Servicer, the Master Servicer) reasonably believes to be a Non-Recoverable Advance. See "Servicing of the Collateral -- Advances" herein.

            There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Premises, Manufactured Homes, Real Property or Facilities will be located. If the real estate market relating to Loans in a particular pool should experience an overall decline in property values, the actual rates of Delinquencies, Foreclosures and Losses could be significantly higher than those now generally experienced in the housing lending industry. To the extent that Losses are not covered by applicable credit enhancements described in the related Prospectus Supplement, they will be borne by Bondholders of the Series secured by such pool as specified in the related Prospectus Supplement.

            With respect to any Series that includes Adjustable Rate Loans, there may be a higher likelihood of defaults and Losses on such Loans during periods of higher prevailing interest rates. With respect to any Series that includes one or more Subordinated Classes of Bonds, Losses generally will be borne first by the Issuer, to the extent of any Surplus, and then, to the extent of the subordination in right of payment of the Subordinated Classes, by the Bondholders of the Subordinated Classes, as specified in the related Prospectus Supplement.

BOND INSURANCE AND SURETY BONDS

            If so provided in the Prospectus Supplement for a Series of Bonds, deficiencies in amounts otherwise payable on the Bonds or certain Classes thereof will be covered by Bond Insurance and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Bonds, timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

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                          ORIGINATION OF THE COLLATERAL

MORTGAGE LOANS AND MANUFACTURED HOME LOANS

            Each Mortgage Loan securing a Series of Bonds will be originated by a savings and loan association, savings bank, commercial bank, credit union, or similar institution that is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD. Each Manufactured Home Loan will be originated by the Participant or acquired by the Participant from the originator. In originating a Mortgage Loan or a Manufactured Home Loan, the loan originator (the "Originator") will follow either (a) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to FNMA or FHLMC, or (b) the Participant's various credit, appraisal and underwriting standards and guidelines. The Prospectus Supplement for a Series of Bonds will disclose the percentage of Mortgage Loans or Manufactured Home Loans included in the Collateral that are originated using the Participant's underwriting guidelines and those originated using the Originator's stricter underwriting guidelines. As discussed further in the related Prospectus Supplement, the Participant's underwriting guidelines for Mortgage Loans are less stringent than those applied by FNMA or FHLMC, primarily in that the Participant's guidelines generally permit the Borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. The Participant will also apply the same underwriting standards for Manufactured Home Loans, with one exception: in underwriting a Mortgage Loan, the Participant has an appraisal, described below, performed on the Mortgaged Premises, while in evaluating a Manufactured Home Loan, it performs an investment analysis based principally on the invoice cost, in the case of a new manufactured home, and a national appraisal guide used to determine retail values, in the case of a used manufactured home.

            Both the FNMA and FHLMC underwriting standards and the Participant's underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective Borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

            The mortgage loans and manufactured housing installment sales contracts originated under the Participant's underwriting standards generally are based on loan application packages submitted by mortgage brokerage companies, manufactured home dealers or consumers for underwriting review, approval and funding by the Participant or an Affiliate of the Participant. Originators who apply their own, stricter underwriting standards review a similar loan application package in their decision whether to approve and fund the loans or contracts. In general, a prospective Borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective Borrower generally is required to provide a statement of income as well as an authorization for a credit report that summarizes the Borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The Borrower may also be required to authorize verification of deposits at financial institutions where the Borrower has demand or savings accounts.

            In determining the adequacy of the collateral for a Mortgage Loan, an appraisal is made of each Mortgaged Premises considered for financing by a qualified independent appraiser approved by FNMA, FHLMC, the Participant or an Affiliate of the Participant. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect.

            In assessing a possible Manufactured Home Loan, the Participant determines the amount that it is willing to lend based not on an appraisal but on an investment analysis based on the invoice price of the Manufactured Home plus accessories, freight, taxes, insurance and other costs. The use of an investment analysis in the underwriting of manufactured housing installment sales contracts is customary in the financing of manufacturing housing. If the Manufactured Home Loan is also to be secured by Real Property, the Participant may have the Real Property appraised in the same manner as Mortgaged Premises are appraised.

            Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective Borrower has sufficient monthly income available (i) to meet the Borrower's monthly obligations on the proposed mortgage loan or contract (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises or Manufactured Home (such

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

as property tax and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

            A prospective Borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective Borrower's employer), which verification generally reports the length of employment with that organization, the prospective Borrower's current salary and whether it is expected that the prospective Borrower will continue such employment in the future. If a prospective Borrower is self-employed, the Borrower may be required to submit copies of signed tax returns. For other than self-employed Borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

            Under the limited documentation program, emphasis is placed both on the value and adequacy of the Mortgaged Premises or Manufactured Home as collateral and on credit underwriting, although certain credit underwriting documentation concerning income and employment verification is waived. The maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for similar loans originated pursuant to the full documentation program.

MODEL HOME LOANS

            Each Model Home Loan will be originated by a mortgagee approved by HUD. In originating such Loans, the Originator will follow its own credit approval process. That process utilizes standards for Loan diversification by home builder and by geographic area in which the model home is located. The Originator will review the operating practices and financial condition of each home builder that applies for participation. The Originator will also have the related model home appraised in conformance with FNMA or FHLMC appraisal standards then in effect.

CONSUMER FINANCE LOANS

            Each Consumer Finance Loan securing a Series of Bonds will be originated by the Participant or acquired by the Participant from the Originator. The Originator will require that an authorized contractor install the Facilities in the related single family residential property. The Originator will require a completed loan application from each potential borrower and will examine the application and base credit decisions primarily on Fair Isaac ("FICO") credit scores. A FICO score represents a numerical weighing of a borrower's credit characteristics that permits lenders to determine the credit risk that a borrower presents and the likelihood that a Loan will be repaid.

            FICO scores are empirically derived from historical credit data. These scores estimate, on a relative basis, which loans are most likely to default in the future. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scoreboard (the model) is created with weights or points assigned to each attribute. Weights are developed by optimizing the combination of weight values for each characteristic that were most predictive for a specific data set. An individual applicant's credit score is derived by adding together the attribute weights for that applicant.

REPRESENTATIONS AND WARRANTIES

            The Issuer generally will acquire Loans from the Participant. The Participant may act as a Servicer of Loans securing a Series or an unrelated entity may act as Servicer. The Participant will make certain representations and warranties with respect to Loans in the agreement by which the Participant transfers its interest in the Loans to the Issuer. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant will represent and warrant, among other things, as follows: (i) that each Loan has been originated in compliance with all applicable laws, rules and regulations; (ii) that each Insurance Policy is the valid and binding obligation of the Insurer; and (iii) that, in the case of each Mortgaged Premises and Manufactured Home, each Security Instrument constitutes a good and valid first or, if applicable, second lien on the collateral securing the Loan; and (iv) that the Borrower holds good and marketable title to the collateral securing the Loan. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory

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

evidence of title insurance. If a preliminary title report is delivered initially, the Participant is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

            In the event the Participant breaches a representation or warranty with respect to a Loan or if any principal document executed by the Borrower relating to a Loan is found to be defective in any material respect and the breaching party cannot cure such breach of defect within the number of days specified in the applicable agreement, the Trustee may require the breaching party to purchase the Loan upon deposit with the Trustee of funds equal to the then Unpaid Principal Balance of the Loan plus accrued interest thereon at the Loan Rate through the end of the month in which the purchase occurs. In the event of a breach by the Participant of a representation or warranty with respect to a Loan or the delivery by the Participant to the Trustee of a materially defective document with respect to a Loan, the Participant may under certain circumstances, in lieu of repurchasing the Loan, substitute a Loan having characteristics substantially similar to those of the defective Loan. See "Security for the Bonds -- Substitution of Collateral" herein. The Participant's obligation to purchase a Loan will not be guaranteed by the Issuer or any other party, unless otherwise specified in the related Prospectus Supplement.


                           SERVICING OF THE COLLATERAL

GENERAL

            For the Collateral securing each Series, various Servicers, which may include Dynex or an Affiliate, will provide certain customary servicing functions pursuant to servicing agreements ("Servicing Agreements"), which will be pledged to the Trustee to secure the related Bonds. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from payments on the Collateral they service. If so specified in the related Prospectus Supplement, a Special Servicer may be appointed. The related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

            Each Servicer of one- to four-family Mortgage Loans and Model Home Loans generally will be approved or will utilize a Sub-Servicer that is approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer and, if necessary for the approval of the Servicer, the Sub-Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's and any Sub-Servicer's servicing records and evaluate the ability of the Servicer and Sub-Servicer to comply with required servicing procedures. The Master Servicer will continue to monitor on a regular basis the financial position and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, any Sub-Servicer.

            Each Servicer or Sub-Servicer (subject to the general supervision of the Servicer) of Collateral other than Mortgage Loans and Model Home Loans must be approved by the Master Servicer and will perform all services and duties specified in the related Servicing Agreement consistently with the servicing standards and practices of prudent lending institutions with respect to installment sales contracts of the same types as the Manufactured Home Loans and Consumer Finance Loans in those jurisdictions where the Manufactured Homes and Facilities are located or as otherwise specified in the related Servicing Agreement.

            The duties to be performed by the Servicers with respect to Collateral securing a Series will include calculation, collection and remittance of principal and interest payments, administration of mortgage escrow accounts, as applicable, collection of insurance claims, Foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the Borrowers and are recoverable from late payments by the Borrower, Liquidations Proceeds or Insurance Proceeds. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Issuer and the Trustee with respect to the Collateral securing such Series. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Loan serviced by the Servicer and (ii) certain other fees, including but not limited to, late payments, conversion or modification fees and assumption fees, as applicable. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to a Sub-Servicer approved by the Master Servicer, provided, however, that the Servicer remains fully responsible and liable for all of its obligations under the Servicing Agreement.


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

            Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will (i) administer and supervise the performance of the Servicers of the Collateral for each Series of their duties and responsibilities under the Servicing Agreements; (ii) maintain any insurance policies (other than property specific Insurance Policies) providing coverage for Losses on the Collateral for the Series; (iii) calculate amounts payable to Bondholders on each Payment Date; (iv) prepare periodic reports to the Trustee or the Bondholders with respect to the foregoing matters; (v) prepare federal and state tax and information returns; and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer for the purpose of enforcing the provisions of the Servicing Agreements, monitoring each Servicer's servicing activities, reconciling the results of such monitoring with information provided by the Servicer and making corrective adjustments to records of the Servicer and Master Servicer, as appropriate.

            The Master Servicer will be entitled to receive a portion of the interest payments remitted on the Collateral securing the Series to cover its fees as Master Servicer. The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached a representation contained in the Servicing Agreement. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer.

            Forms of Servicing Agreements have been filed as exhibits to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part. The Issuer's rights under each Servicing Agreement with respect to a Series will be assigned to the Trustee as security for such Series. The descriptions contained herein do not purport to be complete and are qualified in their entirety by reference to the form of Servicing Agreement.

PAYMENTS ON COLLATERAL

            Pursuant to the Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial P&I Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to the Collateral. To the extent deposits in each Custodial P&I Account are required to be insured by the FDIC, if at any time the sums in any Custodial P&I Account exceed the limits of insurance on such account, the Servicer will be required within one Business Day to withdraw such excess funds from such account and remit such amounts (i) to a "Servicer Custodial Account," which shall be a custodial account maintained at a separate institution designated by the Master Servicer or (ii) to the Master Servicer for deposit in either the Collateral Proceeds Account for such Series or the Master Servicer Custodial Account. The amounts deposited pursuant to (i) and (ii) above will be invested in Eligible Investments.

            The Servicing Agreements will require each Servicer, not later than the Remittance Date, to remit to the Master Servicer Custodial Account amounts representing Monthly Payments on the Collateral securing a Series received or advanced by the Servicer that were due during the related Due Period, principal prepayments, Insurance Proceeds and Liquidation Proceeds received during the applicable Prepayment Period (as specified in the Indenture for such Series), with interest to the last day of the calendar month occurring in such Prepayment Period (subject to certain limitations), and proceeds from the repurchase of Converted Mortgage Loans, if any, less applicable servicing fees and amounts representing reimbursement of Advances made by the Servicer. On or before the related Master Servicer Remittance Date, the Master Servicer will withdraw its master servicing fees from the Master Servicer Custodial Account and remit to the Collateral Proceeds Account those amounts allocable to the Bonds for such Payment Date. In addition, there will be deposited in the Collateral Proceeds Account for a Series of Bonds any P&I Advances made by the Master Servicer or the Trustee pursuant to the terms of the Master Servicing Agreement or Indenture to the extent such amounts were not deposited in the Master Servicer Custodial Account or received and applied by the Servicer.

            Prior to each Payment Date for a Series, the Master Servicer will furnish to the Trustee and to the Issuer a statement setting forth certain information with respect to the Collateral securing such Series.

ADVANCES

            Unless otherwise provided in the related Prospectus Supplement, the Servicing Agreements with respect to a Series will require each Servicer to advance funds to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Collateral securing such Series,
(i) delinquent payments of principal of and interest on the Collateral and (ii)

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

delinquent payments of taxes, insurance premiums and other escrowed items. If a Servicer defaults, the Master Servicer or the Trustee may, if so provided in the Master Servicing Agreement or Indenture, respectively, be required to make Advances to the extent necessary to make required payments on certain Bonds, provided that the party deems the amounts to be recoverable.

            As specified in the related Prospectus Supplement, the Advance obligation of the Trustee, the Servicers and the Master Servicer may be further limited to an amount specified (i) in the Indenture, the Servicing Agreement or the Master Servicing Agreement or (ii) by a Rating Agency rating the Bonds. Any required Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial P&I Account or Master Servicer Custodial Account or into the Collateral Proceeds Account and will be due not later than the Payment Date to which such delinquent payment relates. Amounts to be advanced by the Servicers, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Collateral, Insurance Proceeds or Liquidation Proceeds of the Collateral for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves to be unrecoverable, the Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Collateral Proceeds Account prior to the distribution of payments to the Bondholders.

            Any Advances made by the Servicers, the Master Servicer or the Trustee with respect to Collateral securing any Series will be intended to enable the Issuer to make timely payments of principal and interest on the Bonds of the Series and will be due not later than the Payment Date on which such payments are scheduled to be made. However, none of the Trustee, the Master Servicer or any Servicer will insure or guarantee any Series or any Collateral securing any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances, in the judgment of the Master Servicer or the Trustee, will be recoverable out of future payments on the Collateral, or Insurance Proceeds or Liquidation Proceeds of the Collateral, for which the amounts were advanced.

COLLECTION AND OTHER SERVICING PROCEDURES

            The Servicing Agreements with respect to a Series will require each Servicer to make reasonable efforts to collect all payments called for with respect to the Collateral securing the Series and under the applicable Insurance Policies with respect to each such Loan and, consistent with the Servicing Agreement, to follow with respect to Mortgage Loans such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.

            The servicing of Manufactured Home Loans and Consumer Finance Loans is generally similar to the servicing of Mortgage Loans, except that, in general, servicers of the Manufactured Home Loans and Consumer Finance Loans will place greater emphasis on making prompt telephone contact with delinquent Borrowers than is generally customary in the case of the servicing of Mortgage Loans.

            The Security Instrument used in originating a Mortgage Loan may, at the lender's option, contain a "due-on-sale" clause. See "Certain Legal Aspects of the Collateral -- Mortgage Loans and Model Home Loans -- Due-On-Sale Provisions" herein. The Servicing Agreements will require the Servicers of Mortgage Loans to use reasonable efforts to enforce a "due-on-sale" clause with respect to any Security Instrument containing such a clause provided that the coverage of any applicable Insurance Policy will not be adversely affected thereby. In any case in which a Mortgaged Premises has been or is about to be conveyed by the Borrower and the "due-on-sale" clause has not been enforced or the Note related to any Loan is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of collateral securing a Loan, the Servicer will release the original Borrower from liability upon the Loan and substitute the new Borrower as obligor thereon. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer of the related Loan.

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DEFAULTED COLLATERAL

            With respect to any item of Collateral on which a material default has occurred or a payment default is imminent, the Servicer may, with the approval of the Master Servicer in most cases, negotiate a forbearance or modification agreement with the Borrower. A "forbearance" consists of a temporary reduction in the Monthly Payment that a Borrower is required to make with respect to a Loan, provided that the payment of principal and interest is only deferred and not forgiven. A "modification" consists of a permanent reduction in the Monthly Payment that a Borrower is required to make with respect to a Loan, and may result in a Realized Loss on the Loan. A Loan modification may involve a reduction in the Loan Rate of the Loan, its Unpaid Principal Balance or both. A forbearance or modification of a Loan only will be permitted if the Servicer and, if required, the Master Servicer have determined that in their good faith business judgment granting the forbearance or modification will maximize the recovery on the Loan to the Trust Estate on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the Borrower to perform on the Loan, the general condition of the collateral for the Loan and the likely proceeds from the Foreclosure and Liquidation of a Mortgaged Premises or the repossession and Liquidation of a Manufactured Home or Facilities.

            Except as otherwise specified in the Prospectus Supplement, the Issuer will be entitled to purchase any Loan that has a payment that is 90 days past due upon payment to the Trustee of the Unpaid Principal Balance of the Loan plus accrued and unpaid interest thereon through the Payment Date following the date of purchase.

            The Servicers will not exercise any discretion with respect to changes in any of the terms of any Loan (including but not limited to the Loan Rate, whether the term of the Loan is extended for a further period and the specific provisions applicable to such an extension) or the disposition of REO Property or Repo Property without the consent of the Master Servicer.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND
 OTHER REALIZATION UPON DEFAULTED COLLATERAL

            The Servicing Agreements require each Servicer to maintain in full force and effect, as long as coverage is required under the Servicing Agreement, Standard Hazard Insurance, Flood Insurance, in certain areas, and, with respect to Mortgage Loans, any Primary Mortgage Insurance Policy relating to a Loan that it services.

            If any collateral securing a defaulted Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy and any Flood Insurance Policy are insufficient to restore the damaged property to the condition that will permit recovery under the related Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged collateral unless it determines that it can recover the expenses from Liquidation Proceeds or Insurance Proceeds. Each Servicing Agreement and the Master Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any Insurance Policy applicable to the Collateral securing the Series and to take the reasonable steps necessary to permit recovery under the Insurance Policy with respect to defaulted Loans or losses on the collateral securing such Loans.

            If recovery under the applicable Insurance Policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon defaulted Collateral. See "Certain Legal Aspects of the Collateral -- Environmental Considerations" herein. In this regard, the Servicer or Master Servicer will sell the Loan collateral pursuant to Foreclosure or trustee's sale or, in the event a deficiency judgment is available against the Borrower or other Person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any Liquidation proceeding are less than the Collateral Value of the defaulted Collateral, there will be a reduction in the value of the Collateral for the related Series, and the holders of Bonds of the Series may not receive full principal of and interest on their Bonds.

            The Master Servicer with respect to a Series may be required to maintain any Special Hazard Insurance Policy and any Pool Insurance Policy for the Series in full force and effect throughout the term of the Master Servicing Agreement, subject to payment of the applicable premiums by the Trustee. The Master Servicer will be required to notify the Trustee to pay the premiums for any Special Hazard Insurance Policy and any Pool Insurance Policy for a Series on a timely basis. Any premiums may be payable on a monthly basis in advance or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that a Special Hazard Insurance Policy or Pool Insurance Policy for a Series is canceled or terminated for any reason (other than the exhaustion of

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

total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage that is equal to the then existing coverage (or the lesser amount if the Master Servicer confirms in writing with the Rating Agencies rating the Bonds that the lesser amount will not impair the rating on the Bonds) of the Special Hazard Insurance Policy or Pool Insurance Policy or other form of substitute credit enhancement as the Rating Agencies rating the Bonds confirm in writing will not impair the ratings on the Bonds. However, if the cost of any replacement policy or bond is greater than the cost of the policy or bond that has been terminated, the amount of the coverage either will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated or the Master Servicer may secure such replacement policy or other credit enhancement at increased cost, so long as the increase in cost will not adversely affect amounts available to make payments of principal or interest on the Bonds.

EVIDENCE AS TO SERVICING COMPLIANCE

            Within 120 days of the end of each of its fiscal years each Servicer must provide the Master Servicer with a copy of its audited financial statements for the year. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the applicable Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure. The Master Servicer will be required promptly to make available to the Trustee any compliance reporting that it receives from a Servicer.

            Each year the Master Servicer will review each Servicer's performance under its Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by the Servicer under the Servicing Agreement.

EVENTS OF DEFAULT AND REMEDIES

            Events of default under a Servicing Agreement in respect of a Series of Bonds will consist of (i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one Business Day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any other of its covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding a Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

            The Master Servicer will have the right pursuant to the Servicing Agreement to terminate a Servicer upon the occurrence of an event of default by the Servicer involving any of its obligations under the Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer) acceptable to the Master Servicer. Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

MASTER SERVICING AGREEMENT

            Except as otherwise specified in the related Prospectus Supplement, Dynex will act as the master servicer (in such capacity, the "Master Servicer") of the Collateral pursuant to the terms of the Master Servicing Agreement between Dynex and the Issuer. Pursuant to the Master Servicing Agreement, the Master Servicer (i) will supervise the servicing of the Collateral by the Servicers, (ii) will instruct, among other things, each Servicer as to the proper actions to be taken with respect to defaulted Collateral, (iii) will be responsible for providing general administrative services with respect to the Bonds, and (iv) will make Advances to the limited extent described herein. The Master Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, that the Master Servicer will remain fully responsible and liable for all of its obligations under the Master Servicing Agreement (other than those specifically undertaken by a Special Servicer). The Master Servicer will be entitled to a monthly master servicing fee applicable to each Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of the Loan as of the first day of the immediately preceding Due Period. It is anticipated that the master servicing fee will range between 0.020% and 0.050% per annum of the Scheduled Principal Balance of the Collateral, depending upon the structure of the related transaction. The related Prospectus Supplement will specify the actual amount of the master servicing fee. The Issuer will assign its rights to enforce the obligations of the Master Servicer under that agreement to the Trustee as security for the Bonds.

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            The form of Master Servicing Agreement pursuant to which the Master
Servicer will master service the Collateral will be filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries of the obligations of the Master Servicer contained herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Master Servicing Agreement.

SPECIAL SERVICING AGREEMENT

            The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Collateral securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, that the Special Servicer remains fully responsible and liable for all of its obligations under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, a Special Servicer may be entitled to various fees, including, but not limited to,
(i) a monthly engagement fee applicable to each Loan, expressed as a fixed percentage of the Scheduled Principal Balance of the Loan as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Loan, or (iii) a performance fee applicable to each liquidated Loan based upon the Liquidation Proceeds.


                                  THE INDENTURE

            The following summaries describe certain provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

            The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer. The Indenture provides that additional Bonds may be issued for any outstanding Class or Series up to the aggregate principal amount authorized from time to time by the Issuer, subject to the provisions of the related Series Supplement or supplements thereto.

            The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations for each Class of Bonds specified in the related Prospectus Supplement. The Bonds of each Series in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related Prospectus Supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series in certificated form by checks mailed to registered Bondholders of the Bonds at their addresses appearing on the books and records of the Issuer, except that the final payments in retirement of each Class of Bonds of a Series in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. If provided in the related Prospectus Supplement, upon receipt of written instructions and the payment of any required charge or fee, payments on certain Bonds of a Series may be made to certain Bondholders of such Bonds by the Trustee by wire transfer of immediately available funds. Payment and transfer procedures for Bonds in book-entry form will be as specified herein in "Description of the Bonds -- Book-Entry Procedures" herein and in the related Prospectus Supplement.

MODIFICATION OF INDENTURE

            With the consent of the Holders of not less than a majority in principal balance of the outstanding Bonds of each Series to be affected or, if fewer than all Classes of a Series would be affected, of each Class to be affected, the Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture relating to such Series, or to such Class or Classes, or modify in any manner the rights of the Holders of the Bonds of such Series, or of such Class or Classes. If any such supplemental indenture would adversely affect the Holders of any Senior Bonds or of any Subordinated Bonds, then approval of Holders of a majority in principal balance of such outstanding Senior Bonds or of such outstanding Subordinated Bonds, as the case may be, would also be required.

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            Without the consent of the Bondholders of each outstanding Bond affected, however, no supplemental indenture may (i) change the Stated Maturity Date of the principal of, or timing of any installment of principal or interest on, any Bond, reduce the principal amount thereof or the interest thereon or the redemption price thereof or the time for redemption with respect thereto, change the provisions relating to the application of proceeds of the Trust Estate to the payment of principal on the Bonds, change any place where, or the currency in which, any Bond or interest thereon is payable, or impair the right to institute suit for payment on or after the maturity thereof or, in the case of redemption, on or after the redemption date, (ii) reduce the percentage in principal amount of Bonds of the affected Series whose Holders must consent to any supplemental indenture or to any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or adversely affect the Collateral securing a Series,
(iv) permit the creation of any lien ranking prior to or on a par with the lien of the Indenture with respect to any part of the Trust Estate or terminate the lien of the Indenture on any part of the Trust Estate or on any property at any time subject to the Indenture or deprive the Holder of the security afforded by the lien of the Indenture, (v) change the definition of default under the Indenture, or reduce the percentage of Bondholders of Bonds of any Series whose consent is required to direct the Trustee to liquidate the Collateral for such Series, (vi) change any condition precedent for the redemption of any Series of Bonds or (vii) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of outstanding Bonds whose consent is required for any such action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Bondholders of each outstanding Bond of a Class affected thereby. The issuance of additional Bonds in accordance with the provisions and limitations contained in a Series Supplement relating to outstanding Bonds will be deemed not to have changed the timing of any installment of principal of or interest on any outstanding Class of Bonds issued under such Series Supplement for purposes of requiring Bondholder consent pursuant to clause (i) above.

            The Issuer and the Trustee, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of Bondholders, for the purpose of, among other things, (i) setting forth the terms of and security for any previously unissued Series, (ii) adding to the covenants of the Issuer or the Trustee for the benefit of the Bondholders, and (iii) curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the Indenture, provided the interests of the Bondholders would not be materially adversely affected. For purposes of clause (iii) above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular Series if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Class or Series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Class or Series and
(ii) the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of Collateral, Payment Dates, record dates, Accounting Dates, terms of optional or mandatory redemption, application of Surplus to the payment of a Series or other payment terms established by the Series Supplement for the Series.

EVENTS OF DEFAULT

            An event of default ("Event of Default") with respect to a Series or Class of Bonds will be described in the related Prospectus Supplement. Generally, an Event of Default with respect to the Senior Bonds of a Series (and, so long as 91 days have passed during which no Senior Bond has been outstanding, a Class of the Subordinated Bonds of a Series) is (i) failure to pay required interest and principal when any related available credit enhancement amount has been reduced to zero, (ii) failure to pay principal in full prior to the Stated Maturity Date for such Bonds and (iii) default in the performance of certain covenants in the Indenture and the continuation of such default for 60 days after notice to the Issuer by the Trustee or to the Trustee and the Issuer by the Bondholders of at least 25% in principal amount of such Bonds. Certain events of bankruptcy, insolvency, reorganization or receivership of the Issuer constitute an Event of Default for all Bonds of a Series.

            Unless otherwise specified in the related Prospectus Supplement, (i) a breach of a representation, warranty or covenant in the Servicing Agreement or Master Servicing Agreement will not constitute an Event of Default under the Indenture and (ii) an Event of Default with respect to one Series will not constitute an Event of Default with respect to any other Series.


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            Within 90 days after the occurrence of any default that is, or with notice or the lapse of time or both would become, an Event of Default with respect to the Bonds, the Trustee is required under the Indenture to transmit notice of such default, if known to the Trustee, to all Bondholders, unless such default shall have been cured or waived, or the Trustee determines in good faith that the withholding of such notice is in the interest of the Bondholders.

            If an Event of Default with respect to the Senior Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Senior Bonds of such Series may declare the principal of all of the Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee. If an Event of Default with respect to the Subordinated Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Subordinated Bonds (and of the outstanding Senior Bonds, if any) of such Series may declare the principal of all of the Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee. Any such declaration may be rescinded by the Bondholders of not less than a majority in principal balance of the outstanding Bonds that were entitled to vote on the declaration. Following any such declaration that is not rescinded, the Trustee shall sell the Collateral as described in the Indenture. If an Event of Default has occurred and is continuing and no Bonds of the Series have been declared due and payable, or any such declaration and its consequences has been rescinded, the Trustee may, and on the direction of a majority in principal balance of the outstanding Senior Bonds (or, if no Senior Bonds are outstanding, Subordinated Bonds) shall give notice to the Issuer of its election to preserve the Trust Estate, collect the proceeds thereof and make and apply all payments in respect of the Bonds in accordance with the Indenture.

            Proceeds from the liquidation of the Collateral for a Series of Bonds will be applied, after all required payments and reimbursements to the Trustee, Servicer, Master Servicer and Special Servicer, in the order set forth in the Series Supplement and related Prospectus Supplement for such Series of Bonds. Declaration of acceleration and liquidation of the Collateral pursuant to the foregoing procedures shall be the sole remedy for the Bondholders upon an Event of Default. In the event that a Series of Bonds is declared due and payable, as described above, and the Collateral securing the Bonds is sold, the net proceeds from such sale may be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding Class of Bonds of such Series. Furthermore, in the event that the principal of the Bonds of a Series is declared due and payable, as described above, and the Collateral securing such Series is sold, the Bondholders of any Discount Bonds may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

            Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Bondholders of the Bonds of a Series, unless such Bondholders will have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Holders of a majority in principal amount of the outstanding Senior Bonds (or the most senior of any Subordinated Bonds if no Senior Bonds are outstanding) of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Bondholders of the majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series may, in certain cases, waive any default with respect to such Series.

            No Bondholder of any of the Bonds of a Series will have the right to institute any proceeding with respect to the Indenture, unless (i) such Bondholder previously has given to the Trustee written notice of an Event of Default, (ii) the Bondholders of not less than 25% in principal amount of the outstanding Senior Bonds (or the Subordinate Bonds if no Senior Bonds are outstanding) of the same Series have made written request upon the Trustee to institute such proceedings in its own name as Trustee and have offered the Trustee reasonable indemnity, (iii) the Trustee has for 60 days failed to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series.

            Except as otherwise provided in the related Prospectus Supplement, at such time as an Event of Default for a Series is declared and so long as Senior Bonds of such Series remain outstanding, the Trustee will cease to act on behalf of the Holders of Subordinated Bonds and will thereafter act only on behalf of the Holders of the Senior Classes of Bonds. The Issuer is required in such circumstances to appoint a separate trustee for the Holders of the

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Subordinated Bonds. Such trustee may seek to act in a manner adverse to the
Holders of the Senior Bonds, and such action may result in a delay in disposition of the Trust Estate or the exercise of other remedies and, consequently, a delay in payment to the Holders of the Senior Bonds. Should the Issuer fail to appoint a separate trustee within 60 days after such Event of Default, the Trustee will petition a court of competent jurisdiction to appoint a separate trustee.

AUTHENTICATION AND DELIVERY OF BONDS

            The Issuer may from time to time deliver Bonds executed by it to the Trustee and request that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such request, and subject to the Issuer's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as the Issuer may direct.

LIST OF BONDHOLDERS

            Three or more Bondholders of the Bonds of a Series, each of whom has owned a Bond of such Series for at least six months, may, by written request to the Trustee, obtain access to the list of all Bondholders of Bonds of the same Series or of all Bonds, as specified in the request, maintained by the Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders.

ANNUAL COMPLIANCE STATEMENT

            The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

REPORTS TO BONDHOLDERS

            On or before each Payment Date for a Series, the Trustee will transmit by mail to each Bondholder of such Series a report with respect to the principal balance of the Bonds of such Series held by such Bondholder as of the immediately preceding Payment Date and the amount of principal, interest and premium, if any, paid with respect to the Bonds of such Series held by such Bondholder since the immediately preceding Payment Date. Such report also will include information regarding the levels of Delinquencies and Losses on the Collateral, losses with respect to each related Class of Bonds, and the amount of servicing and master servicing fees paid with respect to the Collateral in the related Collateral Pool for the applicable Payment Date.

TRUSTEE'S ANNUAL REPORT

            The Trustee under present law is required to mail each year to all registered Bondholders of Bonds of a Series a brief report with respect to any of the following events that may have occurred within the previous year (but if no such event has occurred, no report is required): any change in its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Trustee's individual capacity, any change in the property and funds relating to such Series physically held by the Trustee as such, any additional issue of Bonds of such Series not previously reported, any change in the release or release and substitution of any property relating to such Series subject to the lien of the Indenture, and any action taken by it that materially affects the Bonds or the Trust Estate for such Series and that has not been previously reported. In any event, the Trustee will make such information available to all Bondholders on an annual basis.

TRUSTEE

            The Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Issuer or any of its Affiliates.

            The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Issuer may remove the Trustee and appoint a successor Trustee if the Trustee ceases to be eligible to act as Trustee under the Indenture or if the Trustee becomes insolvent or otherwise incapable of acting with respect to any Series of Bonds. The Issuer may also remove the Trustee and appoint a successor Trustee for any Series of Bonds at any time provided that the Issuer receives confirmation that the appointment of the successor Trustee will not result in the lowering of the rating of that

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Series of Bonds. The Trustee with respect to a Series of Bonds may also be removed at any time by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

            Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee. The Trustee, and any successor Trustee, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939 and that the Trustee and such successor Trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

SATISFACTION AND DISCHARGE OF THE INDENTURE

            The Indenture will be discharged as to a Series upon the cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption thereof.


                     CERTAIN LEGAL ASPECTS OF THE COLLATERAL

            The following discussion contains summaries of certain legal aspects of mortgage loans, such as the Mortgage Loans and the Model Home Loans, and installment sales contracts, such as the Manufactured Home Loans and the Consumer Finance Loans, that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the collateral for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Collateral.

MORTGAGE LOANS AND MODEL HOME LOANS

            GENERAL

            Mortgage Loans and Model Home Loans as described herein are distinct from Land Secured Loans (which are discussed below under "-- Manufactured Home Loans -- Foreclosure under Real Property Laws"). A Mortgage Loan or Model Home Loan is secured by Mortgage Premises on which a single family, (one- to four-family) attached or detached residential structure is located, whereas a Land Secured Loan is secured primarily by a Manufactured Home and is secured only secondarily by Real Property.

            The Mortgage Loans and Model Home Loans will be secured by Security Instruments consisting of either mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying Mortgaged Premises are located. The filing of a mortgage, deed of trust, deed to secure debt or security deed creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, on the knowledge of the parties to the instrument and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases in deed of trust transactions, the directions of the beneficiary.

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            FORECLOSURE

            Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any second lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

            An action to foreclose a mortgage generally is accomplished by judicial action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, because a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgage foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

            A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a noncollusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

            In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any insurance proceeds.

            SECOND MORTGAGES

            Some of the Mortgage Loans may be secured by second mortgages or deeds of trust, which are junior to first mortgages or deeds of trust held by other lenders. The rights of the holders of a junior mortgage or a junior deed of trust are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the second lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

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

            Furthermore, the terms of the second mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust. In the event of a conflict between the terms of the first mortgage or deed of trust and the second mortgage or deed of trust, the terms of the first mortgage or deed of trust will govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the second mortgage.

            EQUITY RIGHTS OF REDEMPTION

            The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the foreclosing mortgagee, from their "equity of redemption."

            The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

            STATUTORY RIGHTS OF REDEMPTION

            In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed second lienor are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

            DUE-ON-SALE PROVISIONS

            The Mortgage Loans may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Premises in violation of the restrictions with respect thereto set forth in the applicable Security Instrument. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due-on-sale" clause may be invoked only where a sale threatens the legitimate security interest of the lender.

            The Garn-St. Germain Depository Institutions Act of 1982 purports to preempt state laws that prohibit the enforcement of "due-on-sale" provisions in certain loans made after October 15, 1982. The Servicer may thus be able to accelerate the Mortgage Loans that contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Premises, regardless of its ability to demonstrate that a sale threatens its legitimate security interest.

            SUBORDINATE FINANCING

            When the mortgagor encumbers mortgaged property with one or more second liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For

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example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

            EQUITABLE LIMITATIONS ON REMEDIES

            In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are experiencing temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

            ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

            Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amounts due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the Mortgaged Premises.

            Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Premises at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of receiving low or no bids at the foreclosure sale.

            Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment in such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

            In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the Borrower, for example, in the event of waste of the Mortgaged Premises.

            In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in certain proceedings under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as its exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value

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and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default and, in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Bonds.

            The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

            SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

            Under the terms of the Relief Act, an obligor who enters military service after the origination of such obligor's Mortgage Loan (including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above a specified annual rate during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Bonds, could result in losses of Bondholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the obligor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related Mortgaged Premises in a timely fashion.

            APPLICABILITY OF USURY LAWS

            Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides, that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision that expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

MANUFACTURED HOME LOANS

            GENERAL

            As a result of the pledge of the Manufactured Home Loans underlying a Series to the related Trustee, the Trustee will succeed to all of the rights (including the right to receive payments on the Manufactured Home Loans) of the obligees under the Manufactured Home Loans. Each Manufactured Home Loan evidences both (1) the obligation of the Borrower to repay the Loan evidenced thereby and (2) the grant of a security interest in the related Manufactured Home to secure repayment of the Loan. Certain aspects of both features of the Manufactured Home Loans are described more fully below.

            The Manufactured Home Loans generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were located. Under the Servicing Agreement, the Servicer will retain possession of the Manufactured Home Loans as custodian for the Trustee. Because the Servicer is not relinquishing possession of the Manufactured Home Loans, the Participant or the Issuer will file a UCC-1 financing statement in the appropriate recording offices as necessary to perfect the Trustee's interest in the Manufactured Home Loans. Notwithstanding such filings, if, through negligence, fraud or otherwise, a subsequent purchaser from

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the Participant or from a predecessor owner of a Manufactured Home Loan were able to take physical possession of the Manufactured Home Loan without notice of the pledge of the Manufactured Home Loans to the Trustee, the Trustee's interest in the Manufactured Home Loans could be subordinated to the interest of such purchaser. To provide a measure of protection against this possibility, within ten days after the Closing Date, unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be stamped or marked otherwise to reflect their pledge by the Issuer to the Trustee.

            SECURITY INTERESTS IN THE MANUFACTURED HOMES

            The Manufactured Homes securing the Manufactured Home Loans may be located in any or all of the 50 states and the District of Columbia. The manner in which liens on Manufactured Homes are "perfected" is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be "perfected" under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of certain required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Unless otherwise specified in the related Prospectus Supplement, because of the expense and administrative inconvenience involved, the Participant will not amend any certificate of title to change the lienholder specified therein, deliver any documents or pay fees to re-register any Manufactured Home, or file any UCC transfer instruments, and the Participant will not deliver any certificate of title or note thereon the Issuer's interest. In some states, simple assignment of the security interest created by a Manufactured Home Loan in the related Manufactured Home constitutes an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home or filing of any statement under the applicable UCC, and the assignee succeeds to the seller's rights as the secured party as to such Manufactured Home. In other states, however, the law is unclear whether a security interest in a Manufactured Home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under the applicable state law. In such event, the assignment of the security interest created by a Manufactured Home Loan in the related Manufactured Home may not be effective against creditors of the Participant in bankruptcy of the Participant.

            In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located (any of the foregoing, a "Mortgage") or a "fixture filing" under the provisions of the applicable UCC. These filings must be made in the real estate records office of the jurisdiction in which the home is located. The Participant will not be required to make fixture filings or to file Mortgages with respect to any of the Manufactured Homes (except in the case of Land Secured Loans, as described below). Consequently, if a Manufactured Home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the Issuer's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

            The Issuer's security interest in a Manufactured Home would be subordinate to, among others, subsequent purchasers for value of the Manufactured Home and holders of perfected security interests therein, in either case without notice of the Issuer's adverse interest in such Manufactured Home. In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the related certificate of title or delivery of the required documents and fees necessary to register the home or the public filing of appropriate transfer instruments reflecting the lien of the Participant, in each case as required under applicable state law, will be sufficient to protect the Bondholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home.

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            Certain of the Manufactured Home Loans ("Land Secured Loans") will be secured by real estate as well as a Manufactured Home. The Issuer will cause the liens created by the Land Secured Loans on the related real estate to be assigned to the Trustee. The Manufactured Home Loan file for each Land Secured Loan will be required to include an original or a certified copy of the recorded Mortgage relating to the Land Secured Loan, together with originals or certified copies of a chain of recorded assignments of the Mortgage sufficient to reflect the Participant as the record holder of the Mortgage and the lien it evidences on the related real estate. Assignments in recordable form for such Mortgages naming the Trustee as assignee will not be prepared by the Servicer or the Issuer. However, the Issuer will deliver to the Trustee a power of attorney entitling the Trustee to prepare, execute and record such assignments of Mortgages, in the event that recordation thereof becomes necessary to enable the Servicer to foreclose on the related real property.

            Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the manufactured home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after the four-month period. Generally, a security interest in such a manufactured home may be re-perfected after the expiration of the four-month period, but, for the period between the end of the four-month period and the date of re-perfection, the security interest would be unperfected.

            If a Manufactured Home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in such state within the four-month period after the move in order for the Participant's security interest in the Manufactured Home to remain perfected continuously. If a Manufactured Home is moved to a Title State, re-perfection of a security interest in such home generally would be accomplished by registering the Manufactured Home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of a home in a new state (which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State) or of information from a related borrower as to relocation of such home. In some Title States, the certificate of title to a Manufactured Home (which is required to be in the Servicer's possession) must be surrendered before the home can be re-registered; in such states a Borrower could not re-register a Manufactured Home to a transferee without the Servicer's assistance. In other Title States, when a Borrower under a Manufactured Home Loan sells the related Manufactured Home (if it is located in a Title State both before and after the sale), the Participant should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of the title and accordingly it should have the opportunity to require satisfaction of the related Manufactured Home Loan before releasing its lien on the home. If the motor vehicle authority of a Title State to which a Manufactured Home is relocated or in which a Manufactured Home is located when it is transferred registers the Manufactured Home in the name of the owner thereof or the owner's transferee without noting the Participant's lien on the related certificate of title, whether because (1) such state did not require the owner to surrender the certificate of tile issued prior to the transfer or issued by the Title State from which the home was moved or failed to notify the Participant of re-registration and failed to note the Participant's lien on the new certificate of title issued upon re-registration or (2) the Manufactured Home was moved from a state that is not a Title State, re-registration could defeat the perfection of the Participant's lien in the Manufactured Home. In addition, re-registration of a Manufactured Home (whether due to a transfer or relocation thereof) in a state, such as a UCC State, that does not require a certificate of title for registration of a Manufactured Home, could defeat perfection of the Participant's lien thereon.

            If the Participant and the Servicer are not the same entity, the Participant will be required to report to the Servicer any notice it receives of any re-registration of a Manufactured Home. Under the related Servicing Agreement, the Servicer is obligated to take all necessary steps, at its own expense, to maintain perfection of the Trustee's security interests in the Manufactured Homes, to the extent it received notice of relocation, sale or re-registration thereof. However, the Servicer has no independent obligation to monitor the status of the Participant's lien on any Manufactured Home.

            Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. Such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Bondholders in the event such a lien arises.

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            ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

            The Servicer, on behalf of the Trustee, to the extent required by the related Servicing Agreement, may take action to enforce the security interest with respect to Manufactured Home Loans in default by repossession and resale of the Manufactured Homes securing the defaulted Manufactured Home Loans. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by "self-help" repossession that is "peaceful" (I.E., not including any breach of the peace) or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies depending on the state (usually ranging from 10 to 30 days depending on applicable state law), prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, such laws require prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before such resale. In the event of repossession and resale of a Manufactured Home, the Trustee would be entitled to receive the net proceeds of the resale up to the amount of the Unpaid Principal Balance of the related Manufactured Home Loan plus all accrued and unpaid interest thereon at the related Loan Rate.

            Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing such debtor's loan. However, obtaining and collecting deficiency judgments is seldom economically feasible and, for that reason, the Participant generally has not attempted to obtain deficiency judgments. In addition, some states impose prohibitions or limitations on deficiency judgments, and certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in certain proceedings under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing installment sale contract not secured by the debtor's principal residence, also may reduce the monthly payments due under such contract, change the rate of interest and alter the repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay all or any portion of the amounts otherwise due on a Manufactured Home Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce amounts available for payment on the related Bonds.

            Under the terms of the federal Relief Act, a Borrower who enters military service after the origination of such Borrower's Manufactured Home Loan (including a Borrower who is a member of the National Guard or who is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above a specified annual rate during the period of the Borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Manufactured Home Loans. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Bonds, could result in losses to Bondholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to repossess or foreclose on the Manufactured Home securing an affected Manufactured Home Loan during the Borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related Manufactured Home in a timely fashion.

            FORECLOSURE UNDER REAL PROPERTY LAWS

            If a Manufactured Home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the Servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the Servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. See "A Mortgage Loans and Model Home Loans A Foreclosure" above. In addition, in order to realize upon the Real Property securing any Land Secured Loan, the Servicer

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must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the Servicer must meet in order to foreclose on the Real Property securing a Land Secured Loan, and the restrictions on such foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any Mortgage Loan. For a description of such foreclosure, see "A Mortgage Loans and Model Home Loans" above. Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a Manufactured Home, to the extent the Participant has not perfected its security interest in a Manufactured Home under applicable real estate laws, the Participant's security interest in the Manufactured Home would be subordinate to a lien on the home recorded pursuant to applicable real estate laws.

            APPLICABILITY OF USURY LAWS

            Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides, subject to certain conditions described in the next sentence, that state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Manufactured Home Loans would be covered under Title V if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days' prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.

            Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision that expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

CONSUMER FINANCE LOANS

            GENERAL

            As a result of the pledge of the Consumer Finance Loans underlying a Series to the related Trustee, the Trustee will succeed to all of the rights (including the right to receive payments on the Consumer Finance Loans) of the obligees under the Consumer Finance Loans. Each Consumer Finance Loan evidences both (1) the obligation of the Borrower to repay the Loan evidenced thereby, and
(2) the grant of a security interest in the related Facilities to secure repayment of the Consumer Finance Loan. Certain aspects of both features of the Consumer Finance Loans are described more fully below.

            The Consumer Finance Loans generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Facilities are located. Under the Servicing Agreement, the Servicer will retain possession of the chattel paper evidencing the Consumer Finance Loans as custodian for the Trustee. Because the Servicer is not relinquishing possession of the Consumer Finance Loans, the Servicer will file a UCC-1 financing statement in the appropriate recording offices as necessary to perfect the Trustee's interest in the Consumer Finance Loans. Notwithstanding such filings, if, through negligence, fraud or otherwise, a subsequent purchaser from the Participant or from a predecessor owner of the chattel paper evidencing the Consumer Finance Loans were able to take physical possession of the Consumer Finance Loans without notice of the pledge of the Consumer Finance Loans to the Trustee, the Trustee's interest in the Consumer Finance Loans could be subordinated to the interest of such purchaser. To provide a measure of protection against this possibility, within ten days after the Closing Date, unless otherwise specified in the related Prospectus Supplement, the documents evidencing the Consumer Finance Loans will be stamped or marked otherwise to reflect their pledge by the Issuer to the Trustee.

            SECURITY INTERESTS IN THE FACILITIES

            The Facilities securing the Consumer Finance Loans may be located in single family residential properties in any or all of the 50 states and the District of Columbia. The manner in which security interests in Facilities are

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"perfected" is governed by applicable state law. Generally, a security interest in Facilities may be perfected by filing UCC financing statements or other required transfer documents with appropriate offices. In connection with a Series of Bonds secured by Consumer Finance Loans, the Participant will cause the security interests created by the Consumer Finance Loans to be assigned to the Issuer and, in turn, assigned to the Trustee. Unless otherwise specified in the related Prospectus Supplement, however, because of the expense and administrative inconvenience involved, neither the Participant nor the Issuer will file any UCC transfer documents reflecting the assignment to the Trustee. Generally, under the UCC, simple assignment of the security instrument created by the Consumer Finance Loan constitutes an effective conveyance of the security instrument without the filing of any statement under the UCC. In some states, however, the law is unclear as to whether a security interest is effectively assigned in the absence of filing an appropriate UCC transfer instrument. In such a state, the assignment of the security interest created by a Consumer Finance Loan in the related Facilities may not be effective against creditors of the Participant or the Issuer or a trustee in bankruptcy of the Participant or Issuer.

            The Trustee's security interest in Facilities would be subordinate to, among others, subsequent purchasers for value of the Facilities and holders of perfected security interests therein, in either case without notice of the Trustee's adverse interest in the Facilities. In the absence of fraud or forgery, or administrative error by state recording officials, the public filing of appropriate transfer instruments reflecting the lien of the Participant, in each case as required under applicable state law, will be sufficient to protect the Bondholders against the rights of subsequent purchasers of Facilities or subsequent lenders who take a security interest in the Facilities from anyone other than the Participant because they will be on notice of the interest in the Facilities held by the Participant.

            The Facilities consist of equipment, facilities and materials (referred to as "goods" in this discussion) that will be installed in existing, single family residential properties, and the goods may become "fixtures." Generally, goods become fixtures under the UCC when they become so related to particular real estate that an interest arises in them under the real estate law of the applicable state. In order to perfect a security interest in goods (the UCC provides that no security interest may exist in "ordinary building materials" incorporated into an improvement to real estate), the Participant will make a "fixture filing" under the applicable UCC, unless such a filing is inadvisable under applicable state law. The Participant will also perfect a security interest in the goods as personal property in the customary manner required by the applicable UCC. With respect to a Series of Bonds secured by Consumer Finance Loans, the Participant will assign its security interest in the related goods to the Issuer, which will pledge them to the Trustee.

            In most states, with respect to the installation of goods that become fixtures in an existing single family residential property, a perfected security interest in the goods will, with one exception, have priority over the conflicting interest of an encumbrancer of the real estate, including the mortgagee under a first lien mortgage secured by the related real estate, if (i) the security interest was created in connection with the purchase of the goods,
(ii) the interest of the encumbrancer arises before the goods become fixtures,
(iii) the security interest is perfected by the fixture filing before the goods become fixtures or within a specified time thereafter and (iv) the debtor has an interest of record in or possession of the real estate. The exception is that a perfected security interest in fixtures will not take priority over a construction mortgage recorded before the goods become fixtures if the goods become fixtures before completion of construction. In a very small minority of states, a perfected security interest in goods that are or are to become fixtures will not have priority over the conflicting interest of an encumbrancer whose security interest in the related single family residential property was perfected before the perfection of the security interest in the fixtures.

            Under the laws of most states, liens for repairs performed on a home and for property taxes on a home take priority even over a prior perfected security interest. Such liens could arise at any time during the term of a Consumer Finance Loan. No notice will be given to the Trustee or Bondholders in the event such a lien arises.

            ENFORCEMENT OF SECURITY INTERESTS

            The Servicer, on behalf of the Trustee, to the extent required by the related Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Consumer Finance Loans in default.

            If the goods securing a defaulted Consumer Finance Loan have not become fixtures under applicable state law, the Servicer may remove and repossess the goods subject to the requirements with respect to "peaceful repossession," notice to the debtor of repossession and resale and rights of redemption in the debtor discussed herein under "Certain Legal Aspects of the Collateral -- Manufactured Home Loans -- Enforcement of Security Interests."

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            If the goods constitute fixtures and the Trustee's security interest in the related goods has priority over all other encumbrancers of the affected single family residential property, on default the Servicer may remove and repossess the goods (not including the related "ordinary building materials"), subject to the requirements described in the preceding paragraph. In addition, the Servicer must reimburse any encumbrancer who is not the debtor for the cost of repair of any physical damage to the dwelling resulting from the removal of fixtures, and the person entitled to reimbursement may refuse permission to remove any fixtures unless the Servicer gives adequate security for the cost of repair obligation.

            If the Trustee's security interest in the goods does not have priority over all other owners and encumbrancers of the affected real estate, for example because a construction mortgage has priority, the Servicer may not remove the goods under any circumstances in the case of a defaulted Consumer Finance Loan.

            Each Consumer Finance Loan will be made in an amount equal to the cost of the purchase and installation of the goods, which amount will include the cost of labor and may include "ordinary building materials" that cannot be repossessed. In addition, the value of Facilities, to a greater extent than Mortgaged Premises, is likely to decrease over time. Either or both of these factors could cause the net proceeds of any resale on default to be inadequate to pay off the Unpaid Principal Balance plus accrued and unpaid interest on the related Consumer Finance Loan. Under applicable laws of most states, the Servicer might be able to seek a judgment against the debtor for the deficiency, but obtaining such judgments is seldom economically feasible, and, for that reason, the Servicer is unlikely to pursue this course of action. In addition, certain legal prohibitions or restrictions on deficiency judgments and other laws affording protections to debtors, discussed above under "-- Manufactured Home Loans -- Enforcement of Security Interests," may apply in the case of Consumer Finance Loans.

            Given that the Consumer Finance Loans involve relatively small amounts, even with a perfected, first priority security interest, the Servicer is likely to determine in many cases that the cost of removal of goods, particularly if an obligation to pay cost of repairs exists, exceeds the net proceeds that could be expected from a sale and, as a result, decline to remove the goods. If the Servicer either declines or is not permitted to remove the goods, the UCC provisions dealing with fixtures do not indicate how the Servicer is to proceed. It is not clear whether under applicable state law the Trustee would be able to share in the proceeds of a Foreclosure proceeding brought by an encumbrancer of the real estate. If the Trustee's security interest in the goods is not a first priority security interest, there may be little likelihood that any Foreclosure proceeds would remain after payment of expenses and satisfaction of the senior encumbrances. The Servicer may have the right to reduce the Trustee's claim to judgment and proceed against the debtor's assets. For the same reasons that the Servicer would be unlikely to seek a deficiency judgment in the event of a repossession and resale, however, a legal proceeding against the debtor frequently will not be economically feasible.

CONSUMER PROTECTION LAWS

            The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract (and certain related lenders and assignees) from transferring the contract free of claims by the debtor thereunder against the seller. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against the seller under the contract. Assignee liability under this rule (which would be applicable to the Trust, as pledgee of the Manufactured Home Loans or Consumer Finance Loan) is limited to amounts paid by the debtor under the pledged Loan; however, a borrower also may assert the rule to set off remaining amounts due under such a Loan as a defense against a claim brought by the assignee of the Loan against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending in connection with one or more types of the Collateral, including the Truth in Lending Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty A Federal Trade Commission Improvement Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of Collateral to have complied with the provisions of some of these laws may result in liability of the related Trust to the Borrower thereunder or in a reduction of the amount payable under the Collateral. However, the Participant (a) will be required to represent and warrant that each item of Collateral it sells to the Issuer complied, at the time of its origination, with all requirements of law and (b) will be required to make certain representations and warranties as to each item of Collateral concerning the validity, existence, perfection and priority of its security interest in each underlying item of Collateral as of the related Cut-off Date. A breach of any such representation or warranty that materially and adversely affects a Trustee's interest in any item of Collateral would create an obligation on the part of the Participant to use its best efforts to cure the breach to the satisfaction of the Trustee or to repurchase the item of Collateral. Nevertheless, this requirement may not eliminate the Trustee's liability to a Borrower.

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ENVIRONMENTAL CONSIDERATIONS

            Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party that takes a deed in lieu of foreclosure, purchases Mortgaged Premises or Real Property at a foreclosure sale or operates Mortgaged Premises or Real Property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the Mortgaged Premises or Real Property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could subject the Collateral to a lien and reduce the amounts otherwise available to pay to the holders of the Bonds if Mortgaged Premises or Real Property securing a Mortgage Loan were acquired by the Trustee through foreclosure or deed in lieu of foreclosure and if such Cleanup Costs were incurred. Moreover, some states impose a lien for any Cleanup Costs incurred by that State on the Mortgaged Premises that are subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such Mortgaged Premises (but not prior recorded liens) are subordinated to such Superlien. The security interest of the Trustee in Mortgaged Premises subject to such a Superlien could be adversely affected.

            No representations or warranties are made by the Participant or Issuer as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Premises or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the Bonds.

            The Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer. The Master Servicer is not permitted to approve foreclosure on any property that it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of Foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgage Premises, the amounts otherwise available to pay to the holders of the Bonds may be reduced. A Servicer will not be liable to the holders of the Bonds if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. Similarly, a Servicer will not be liable to the Bondholders if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises, and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

ENFORCEABILITY OF CERTAIN PROVISIONS

            The standard forms of mortgage, deed of trust, Manufactured Home Loan, Consumer Finance Loan or Note used by the originators of Loans may contain provisions obligating the Borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each Series Supplement, late charges and prepayment fees on the related Collateral (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.


                                   THE ISSUER

            The Issuer was incorporated in Virginia on August 19, 1994. It is a wholly-owned, limited-purpose financing subsidiary of IHC and an indirect subsidiary of Dynex Capital, Inc., formerly named Resource Mortgage Capital, Inc. The Issuer's principal office is located at 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone (804) 217-5800. The Issuer exists solely for the purpose of facilitating the financing and sale of loans involving residential housing, such as the Mortgage Loans, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans. It does not intend to engage in any business or investment activities other than issuing and selling securities secured

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


primarily by loans involving residential housing, and taking certain action with respect thereto. Dynex and IHC have agreed not to file a petition in bankruptcy with respect to the Issuer. The Issuer's Articles of Incorporation, which have been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part, limit the Issuer's business to the foregoing and place certain other restrictions on the Issuer's activities.

            Under the Indenture, the Issuer is responsible for certain administrative and accounting matters relating to the outstanding Bonds. It is intended that Dynex will perform these services on behalf of the Issuer and will be paid a fee for its services relating to the administration of a Series.

            IHC is a wholly-owned subsidiary of Dynex. IHC exists solely for the purpose of holding the stock of one or more entities that issue securities.

            Dynex is a self-managed real estate investment trust that purchases and securitizes loans associated primarily with residential (including multifamily) properties and invests in securities backed by such loans. Dynex was incorporated in Virginia in December 1987. Dynex's principal office is located at 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone (804) 217-5800.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

            The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds is based on advice provided to the Issuer by Hunton & Williams. With respect to each Series of Bonds, counsel to the Issuer will be identified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" in the related Prospectus Supplement. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

            The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Bonds as "capital assets," (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Bonds. Consequently, potential purchasers of Bonds are advised to consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the Bonds.

            No election will be made to treat any Series of Bonds as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"). There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. However, with respect to each Series of Bonds, counsel to the Issuer will advise the Issuer that, based upon the facts as they exist at the time the opinion is issued (which may precede the issuance of certain Classes of Bonds for federal income tax purposes), in the firm's opinion the Bonds will be treated for federal income tax purposes as indebtedness of the Issuer, and not as an ownership interest in the Collateral, or an equity interest in the Issuer or in a separate association taxable as a corporation. That opinion will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service").

            Taxable mortgage pool ("TMP") rules treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

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

            It is likely that the Issuer or the portion of the Issuer relating to the ownership of the Mortgage Collateral and the issuance of the Bonds will satisfy the foregoing requirements and will be treated as a TMP. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation, therefore subjecting the Issuer to corporate income tax. However, because the Issuer is also a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Dynex, which itself is a REIT, characterization of the Issuer as a TMP will result only in the shareholders of Dynex being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization will not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to continue to be treated as a qualified REIT subsidiary by reason of Dynex's failure to continue to qualify as a REIT for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as a qualified REIT subsidiary or of Dynex as a REIT for federal income tax purposes.

            In addition, if the Service were to make and prevail upon the contention that a Class of Bonds did not constitute indebtedness for federal income tax purposes, such Bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of such a tax could result in a delay or shortfall in payments on the Bonds. The Issuer may redeem a Class or Classes of Bonds at any time upon a determination by the Issuer, based upon an opinion of counsel, that a substantial risk exists that the Bonds of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Such redemption could occur when a Bondholder could not reinvest the proceeds at an interest rate at least equal to the applicable Class Interest Rate.

            Because, in Counsel's opinion, the Bonds will be treated as evidences of indebtedness for federal income tax purposes and not as ownership interests in the Collateral, Bondholders should be aware that (i) Bonds held by a mutual savings bank or domestic building and loan association will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Bonds held by a domestic building and loan association will not constitute "loans secured by an interest in real property," within the meaning of Code Section 7701(a)(19)(C)(v); (iii) Bonds held by a REIT will not constitute "real estate assets" or "government securities" within the meaning of Code Section 856(c)(5)(A); and (iv) income derived from the Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Bonds held by a regulated investment company (a "RIC") will not constitute "government securities" within the meaning of section 851
(b)(4)(A)(i) of the Code.

            Payments received by Bondholders on the Bonds generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. Except as described below for Bonds issued with original issue discount, market discount, or premium, interest paid or accrued on a Bond will be treated as ordinary income to the Bondholder and a principal payment on a Bond will be treated as a return of capital to the extent that the Bondholder's basis in the Bond is allocable to that payment. In general, interest paid to Bondholders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by Bondholders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The Trustee will report annually to the Internal Revenue Service and to Bondholders of record with respect to interest paid or accrued, market discount, and original issue discount, if any, accrued on the Bonds.

            One or more Classes of Bonds may be subordinated to one or more other Classes of Bonds of the same Series. In general, such subordination should not affect the federal income tax treatment of either the Subordinated or the Senior Bonds. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consult their tax advisors before purchasing any Subordinated Bond. See "ERISA Considerations" herein and in the Prospectus Supplement.

ORIGINAL ISSUE DISCOUNT

            GENERAL

            Discount Bonds, Accretion Bonds, and certain other Classes of Bonds will be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general such original issue discount will equal the difference between the "stated redemption price at maturity" of the Bond (generally, its principal amount) and its issue price. Original issue discount

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

is treated as ordinary interest income, and Holders of Bonds with original issue discount generally must include the amount of original issue discount in income in advance of the receipt of the cash to which it relates.

            The amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in accordance with
Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Bonds, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a Bond generally is to be calculated based on (i) a single constant yield to maturity and (ii) the Mortgage Collateral prepayment rate and the reinvestment rate on amounts held pending distribution that were assumed in pricing the Bond (the "Pricing Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a Bondholder each taxable year (the "Tax Administrator"), except as otherwise provided herein, expects to base its computations on Code Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the "OID Regulations"). However, there can be no assurance that such methodology, which is described below, represents the correct manner of calculating original issue discount on the Bonds. The Tax Administrator intends to account for income on certain Bonds that provide for one or more contingent payments as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.

            The amount of original issue discount on a Bond equals the excess, if any, of the Bond's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ( "Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See " -- Variable Rate Bonds." Thus, in the case of any Bond providing for such stated interest other than an Accretion Bond, the stated redemption price at maturity generally will equal the total amount of all Deemed Principal Payments due on that Bond. Because an Accretion Bond generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Bond will equal the aggregate of all payments due, whether designed as principal, accrued interest, or current interest. The issue price of a Bond generally will equal the initial price at which a substantial amount of such Bonds is sold to the public.

            Under a DE MINIMIS rule, a Bond will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Bond `s stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of the Bond. For that purpose, the WAM of a Bond is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Bond `s issue date until the payment is made, and the denominator of which is the Bond's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a Bond will be computed using the Pricing Prepayment Assumptions. A Bondholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Bond are received or, if earlier, upon disposition of the Bond, unless the Bondholder makes an "All OID Election" (as defined below).

            Bonds of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Bonds is lower than the rate payable during the remainder of the life of the Bonds ("Teaser Bonds"). The OID Regulations provide a more expansive test under which a Teaser Bond may be considered to have a de minimis amount of original issue discount even though the amount of the original issue discount on the Bond would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Bond only if the stated interest on such Bond would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a Teaser Bond that is measured against the de minimis amount of original issue discount allowable on the Bond is the greater of (i) the excess of the stated principal amount of the Bond over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the Bond in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

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

            The holder of a Bond generally must include in gross income the sum, for all days during his taxable year on which he holds the Bond, of the "daily portions" of the original issue discount on such Bond. In the case of an original holder of a Bond, the daily portions of original issue discount with respect to such Bond generally will be determined by allocating to each day in any accrual period the Bond's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Bond yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Bond during such period over (ii) the Bond's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Bond is computed by using the Pricing Prepayment Assumptions and the Bond's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Bond prior to the close of the accrual period. The adjusted issue price of a Bond at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Bond at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Bond will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Bond.

            The yield to maturity of a Bond is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Bond typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Bond's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a Class of Bonds is more likely than not to occur is binding on each holder of a Bond of such Class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Bond is different from that of the Tax Administrator.

            In many cases, Bonds will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Bonds is lower than it would be if the Bonds were not redeemed early. If the Issuer is presumed to exercise its option to redeem the Bonds, original issue discount on such Bonds will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Bonds of a particular Series are issued at par or at a discount, the Issuer will not be presumed to exercise its option to redeem the Bonds because a redemption by the Issuer would not lower the yield to maturity of the Bonds. If, however, some Bonds of a particular Series are issued at a premium, the Issuer may be able to lower the yield to maturity of the Bonds by exercising its redemption option. In determining whether the Issuer will be presumed to exercise its option to redeem Bonds when one or more Classes of the Bonds is issued at a premium, the Tax Administrator will take into account all Classes of Bonds that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the Bonds of such Classes were issued at a premium, the Tax Administrator will presume that the Issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Bonds, and there can be no assurance that the Service will agree with the Tax Administrator's position.

            The OID Regulations provide that a Bondholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under " -- Market Discount"), and de minimis market discount that accrues on the Bond (as reduced by any amortizable premium, as described below under "Amortizable Premium," or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Bond must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Bond. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in " -- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize

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the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See " -- Amortizable Premium." Bondholders should be aware that the law is unclear as to whether an All OID Election is effective for a Bond that is subject to the contingent payment rules. See " -- Interest Weighted Bonds and Non-VRDI Bonds."

            A Bond having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Bond, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Bond after the acquisition date, the Bond will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Bond by the amount of amortizable premium. See "Amortizable Premium." If the subsequent holder's adjusted basis in the Bond immediately after the acquisition exceeds the adjusted issue price of the Bond, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Bond after the acquisition date, the amount of original issue discount on the Bond will be reduced by a fraction, the numerator of which is the excess of the Bond's adjusted basis immediately after its acquisition over the adjusted issue price of the Bond and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Bond after the acquisition date over the adjusted issue price of the Bond. For that purpose, the adjusted basis of a Bond generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternately, the subsequent purchaser of a Bond having original issue discount may make an All OID Election with respect to the Bond.

            If the interval between the issue date of a Current Interest Bond and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Bondholder during the first Distribution Period will be less than the Bond's stated interest rate making such Bond a Teaser Bond. If the amount of original issue discount on the Bond measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Bond, the amount by which the stated interest on the Bond exceeds the interest that would be payable on the Bond at the effective rate of interest for the First Distribution Period (the "Nonqualified Interest Amount") would be treated as part of the Bond's stated redemption price at maturity. Accordingly, the holder of a Teaser Bond may be required to recognize ordinary income arising from original issue discount attributable to the First Distribution Period in addition to any qualified stated interest that accrues in that period.

            Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Bond during the First Distribution Period will be higher than the stated rate of interest if a Bondholder receives interest on the first Distribution Date based on a full accrual period. Unless the "Pre-Issuance Accrued Interest Rule" described below applies, such Bond (a "Rate Bubble Bond") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Bond attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the Pre-Issuance Accrued Interest Rule, if
(i) a portion of the initial purchase price of a Rate Bubble Bond is allocable to interest that has accrued under the terms of the Bond prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Bond provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Bond's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the Bondholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the Bond. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Bond will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Bond for which it is available if the Bond `s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Bond is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Bond's stated interest because its effective interest rate during the First Distribution Period typically will be less than its stated interest rate. Thus, a Bond with a long First Distribution Period typically will be a Teaser Bond, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Bond that is normally allocable to interest accrued under the terms of

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such Bond before its issue date. All amounts paid for such a Teaser Bond at issuance, regardless of how designated, will be included in the issue price of such Bond for federal income tax accounting purposes.

            It is not entirely clear how income should be accrued with respect to Bonds, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more Mortgage Loans ("Interest Weighted Bonds"). Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Bond, the Tax Administrator will take the position that an Interest Weighted Bond does not bear qualified stated interest, and will account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein. Some Interest Weighted Bonds may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Bonds"). Superpremium Bonds technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Bonds it appears more appropriate to account for Superpremium Bonds in the same manner as for other Interest Weighted Bonds. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Bonds in the same manner as other Interest Weighted Bonds. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Bonds should consider making a protective election to amortize premium on such Bonds.

            In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Bonds, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on the Bonds for federal income tax purposes.

VARIABLE RATE BONDS

            A Bond may pay interest at a variable rate (a "Variable Rate Bond"). A Variable Rate Bond that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Bond qualifies as a VRDI under the OID Regulations if (i) the Bond is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Bond or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Bond compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e. , the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Bond and ends one year following that day). However, if the Variable Rate Bond provides for any contingent payments (which do not include qualified stated interest), the Tax Administrator intends to account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.

            Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Bond provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Bond, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Bond, if the values of all such rates on the issue date of the Bond are within 25 basis points of each other.

            A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, or Governor is fixed throughout the term of the related Bond

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or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Bond to be significantly less or significantly more than the expected yield on the Bond determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

            Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula,
(ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

            Under the OID Regulations if interest on a Variable Rate Bond is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

            Under the OID Regulations, all interest payable on a Variable Rate Bond that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Bond") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Bond is determined, in general, by converting such Bond into a hypothetical fixed rate bond and applying the rules applicable to fixed rate bonds described under "Original Issue Discount" above to such hypothetical fixed rate bond. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Bond also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate bond.

            Except as provided below, the amount and accrual of OID on a Variable Rate Bond that qualifies as a VRDI but is not a Single Rate VRDI Bond (a "Multiple Rate VRDI Bond") is determined by converting such Bond into a hypothetical equivalent fixed rate bond that has terms that are identical to those provided under the Multiple Rate VRDI Bond, except that such hypothetical equivalent fixed rate bond will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rates provided for under the Multiple Rate VRDI Bond. A Multiple Rate VRDI Bond that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate bond by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Bond that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate bond by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Bond. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Bond must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate bond.

            Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Bond that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Bonds except that prior to its conversion to a hypothetical equivalent fixed rate bond, such Multiple Rate VRDI Bond is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Bond as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

            Bonds of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans securing such Bonds ("Weighted Average Bonds"). Under the OID Regulations, it appears that Weighted Average Bonds secured by Mortgage Loans that are exclusively ARM Loans

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bear interest at an "objective rate" provided the ARM Loans themselves bear interest at qualified floating rates. However, under the OID Regulations, Weighted Average Bonds secured by Mortgage Loans that do not bear interest at qualified floating rates ("Non-Objective Weighted Average Bonds" or NOWA Bonds") do not bear interest at an objective or a qualified floating rate and, consequently, do not qualify as VRDIs. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Bonds, the Tax Administrator intends to treat such Bonds as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.

            Bonds of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Bonds"). Under the OID Regulations, Inverse Floater Bonds generally bear interest at objective rates because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Bonds are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Bonds will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Bond may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the underlying Mortgage Loans in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Bonds, the Tax Administrator intends to treat such Bonds as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.

ANTI-ABUSE RULE

            Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule. Those regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

INTEREST WEIGHTED BONDS AND NON-VRDI BONDS

            The treatment of a NOWA Bond, a Variable Rate Bond that is issued at an Excess Premium, or any other Variable Rate Bond that does not qualify as a VRDI (each a "Non-VRDI Bond") or an Interest Weighted Bond is unclear under current law. The OID Regulations are ambiguous as to whether interest payments (other than qualified stated interest) on a Non-VRDI Bond or an Interest Weighted Bond are considered to be contingent payments subject to special original issue discount rules described in the next paragraph or whether such payments should be treated as Deemed Principal Payments subject to the regular original issue discount rules described in "Original Issue Discount" above. Moreover, to the extent that the contingent payment rules are applicable, their impact on instruments that are subject to Section 1272(a)(6) of the Code is unclear.

            The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to debt instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Bonds, Interest Weighted Bonds, and any other Bonds that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6). Income will be accrued on such Bonds based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Pricing Payment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Bond, the projected payment schedule will be derived based on the assumption that the principal balances of the Mortgage Loans that collateralize the Bond pay down pro rata.

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            The method described in the foregoing paragraph for accounting for
Interest Weighted Bonds, Non-VRDI Bonds, and any other Bonds that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Bonds under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Bondholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Bonds, Interest Weighted Bonds and other Bonds that are Contingent Payment Obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such Bonds for federal income tax purposes.

MARKET DISCOUNT

            A subsequent purchaser of a Bond at a discount from its outstanding principal amount (or, in the case of a Bond having original issue discount, its "adjustable issue price") will acquire such Bond with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Bond) as ordinary income. A person who purchases a Bond at a price lower than the Bond's outstanding principal amount but higher than its adjusted issue price does not acquire the Bond with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Original Issue Discount." A Bond will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Bond having original issue discount, the adjusted issue price of such Bond), multiplied by (ii) the WAM of the Bond (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Bond with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Bond having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make an All OID Election with respect to a Bond purchased with market discount. See " -- Original Issue Discount."

            Until the Treasury promulgates applicable regulations, the purchaser of a Bond with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Bond not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Bond issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

            A Bondholder who has acquired any Bond with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Bondholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Bond to the extent they exceed income on the Bond. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Bondholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Bond or an Interest Weighted Bond at discount generally would continue to accrue interest and determine adjustments on such Bond based on the original projected payment schedule devised by the issuer of such Bond. See " -- Original Issue Discount -- Interest Weighted Bonds and Non-VRDI Bonds" herein. The holder of such a Bond would be required, however, to allocate the difference between the adjusted issue price of the Bond and its basis in the Bond as positive adjustments to the accruals or projected payments on the Bond over the remaining term of the Bond in a manner that is reasonable (e.g., based on a constant yield to maturity).

            Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Bond subject to redemption at the option

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of the Issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Bonds. Prospective investors should consult their own tax advisors regarding the application of the market discount rules to the Bonds.

AMORTIZABLE PREMIUM

            A purchaser of a Bond who purchases the Bond at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Bonds. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Bond will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations, amortized premium generally would be treated as an offset to interest income on a Bond and not as a separate deduction item. If a holder makes an election to amortize premium on a Bond, such election will apply to all taxable debt instruments (including all Bonds) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed.

            Amortizable premium on a Bond that is subject to redemption at the option of the Seller generally must be amortized as if the optional redemption price and date were the Bond's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Bondholder would not be able to amortize any premium on a Bond that is subject to optional redemption at a price equal to or greater than the Bondholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Bond will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Bond at the time of the deemed reissuance will be amortized on the basis of
(i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

            Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Bond or an Interest Weighted Bond at a premium generally would continue to accrue interest and determine adjustments on such Bond based on the original projected payment schedule devised by the issuer of such Bond. See " -- Original Issue Discount -- Interest Weighted Bonds and Non-VRDI Bonds" herein. The holder of such a Bond would allocate the difference between its basis in the Bond and the adjusted issue price of the Bond as negative adjustments to the accruals or projected payments on the Bond over the remaining term of the Bond in a manner that is reasonable (e.g., based on a constant yield to maturity).

GAIN OR LOSS ON DISPOSITION

            If a Bond is sold, the Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the Bondholder, increased by any original issue discount or market discount previously includible in the Bondholder's gross income with respect to the Bond and reduced by the portion of the basis of the Bond allocable to payments on the Bond (other than qualified stated interest) previously received by the Bondholder and by any amortized premium. Similarly, a Bondholder who receives a scheduled or prepaid principal payment with respect to a Bond will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Bond. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Bond generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Bond is held as a capital asset for more than 12 months.

            A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Selection 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Bonds or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is

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recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

MISCELLANEOUS TAX ASPECTS

            BACKUP WITHHOLDING. A Bond may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount as well as distributions of proceeds from a sale of Bonds. This withholding generally applies if the Bondholder of a Bond
(i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee or the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or the Issuer or such Bondholder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the Bondholder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below) complying with requisite certification procedures. Bondholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

            The Trustee will report to the Bondholders and to the Internal Revenue Service each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds within a reasonable time after the end of each calendar year.

            FOREIGN BONDHOLDERS. Under the Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to Bonds held by Bondholders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts ("Nonresidents") or Bondholders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest is not effectively connected with a trade or business in the United States of the Bondholder and (ii) the Issuer (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a Bond is a Nonresident. Interest (including original issue discount) paid on Bonds to Bondholders who are foreign persons will not be subject to withholding if such interest is effectively connected with a United States business conducted by the Bondholder. Such interest (including original issue discount) will, however, generally be subject to the regular United States income tax.

            DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.


                            STATE TAX CONSIDERATIONS

            In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Bonds.


                              ERISA CONSIDERATIONS

            The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those pension, profit sharing, and other employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries or parties in "interest" with respect to such Plans. In considering an investment of the assets of a Plan in Bond, a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity

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needs of such Plan; (ii) the definition of Plan assets under ERISA and the applicable U.S. Department of Labor ("DOL") regulations; (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (iv) whether such an investment is appropriate for the Plan and prudent, considering the nature of the investment and the fact that no market in which such fiduciary can sell or otherwise dispose of Offered Bonds is expected to arise. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each Plan taking into account all of the facts and circumstances of the investment.

            Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) a Plan and any party in interest under ERISA or "disqualified person" under the Code with respect to the Plan and (ii) Plan assets. A violation of those prohibited transaction rules may generate other disqualified persons. Consequently, a Plan contemplating an investment in the Bonds should consider whether the Issuer, any other person associated with the issuance and administration of the Bonds, or any Affiliate of the foregoing is or might become a party in interest or a disqualified person with respect to the Plan. In addition, a Plan should consider whether other persons who are parties in interest or disqualified persons might acquire ownership rights in the Issuer or its assets by virtue of the "Look-Through Rule" described below, or otherwise. In either case, the acquisition or holding of Bonds by or on behalf of the Plan could be considered to give rise to an indirect prohibited transaction under ERISA and the Code in the nature of an extension of credit by the Plan. Conversely, if a party in interest or disqualified person with respect to a Plan acquires or holds Bonds while the Plan is deemed to own ownership rights in the Issuer or its assets by virtue of the "Look-Through Rule" described below, an indirect prohibited transaction also could arise. However, certain exemptions to the prohibited transaction rules could be applicable to the situations described in this paragraph, depending on the type and circumstances of the Plan fiduciary making the decision to acquire the Bond (including a Bond recharacterized as an ownership interest in the Issuer or its assets). Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by a "qualified professional asset manager."

            If a Plan were deemed to have acquired indirectly ownership rights in the Issuer or its assets, certain transactions involving the operations of the Issuer might be deemed to be prohibited transactions under ERISA and the Code. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities held by a Plan but also the underlying assets of the Issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the regulations are satisfied. The Plan Asset Regulations define an equity security as a security other than a security that is treated as debt for state law purposes and that has no substantial equity features. Consequently, to the extent a Class of Bonds is treated as debt for purposes of the Plan Asset Regulations, the Look-through Rule should not apply to a Plan's purchase or holding of Bonds of that Class. If a Class of Bonds is treated as equity for those purposes (a "Recharacterized Class"), however, the Look-Through Rule would apply unless one or more exceptions specified in the Plan Asset Regulations is satisfied.

            Under the Plan Asset Regulations, two exceptions might be available to a Recharacterized Class of Bonds. The first (the "Publicly Offered Exception") is available to a Recharacterized Class of Bonds that is registered under the Securities Exchange Act of 1934, as amended, freely transferable, and held by more than 100 unrelated investors. The second is available if, immediately after the most recent acquisition of a Bond of a Recharacterized Class, benefit plan investors (which include government plans and individual retirement accounts) do not own 25% or more of the value of any Class of Recharacterized Bonds (the "Insignificant Participation Exception"). Prospective Plan investors should be aware that even if the Look-Through Rule does not apply to a Recharacterized Class as a result of the applicability of the Publicly Offered Exception or the Insignificant Participation Exception, the purchase of Bonds of such Class nonetheless could constitute a prohibited transaction if the Underwriter and certain of its Affiliates were considered parties in interest or disqualified persons, such as where the Underwriter is a fiduciary or other service provider for a Plan. PTCE 75-1 generally exempts purchases by a Plan from an underwriter who is a party in interest or disqualified person, if, among other things, the underwriter is not acting as a fiduciary for the Plan in such circumstances. Such a Plan considering the purchase of Bonds should exercise caution with respect to such purchase and consult with its counsel regarding the availability of relief under PTCE 75-1.

            Due to the complexity of the rules and penalties under ERISA and the Code applicable to Plans, potential Plan investors should consult their advisors and counsel regarding (i) the characterization of each Class of Bonds as debt or equity for ERISA purposes and (ii) the application of the Publicly Offered

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Exception, the Insignificant Participation Exception or other available exemptions from the prohibited transaction rules of ERISA and the Code. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year and that the Issuer does not plan to provide any valuations to Bondholders.


                                LEGAL INVESTMENT

            As set forth in the related Prospectus Supplement, one or more Classes of Offered Bonds of any Series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are secured by first liens on residential properties and are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing, under the laws of the United States or of any State (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to State regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Bonds of a Series that are secured by second liens on residential properties will not be treated as "mortgage related securities" under SMMEA, regardless of the rating assigned such Bonds.

            Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Several states have enacted legislation overriding SMMEA.

            SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in any securities, or require the sale or other disposition of any securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

            SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Bonds that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA.

            There may be restrictions on the ability of certain investors, including depository institutions, either to purchase certain types of the Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                 USE OF PROCEEDS

            The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans, to establish the Reserve Fund, if any, for the Series and to pay costs of structuring and issuing the Bonds.


                              PLAN OF DISTRIBUTION

            The Issuer may sell the Bonds offered hereby either directly or through one or more underwriters or underwriting syndicates or through designated agents. The Issuer also may sell the Bonds initially to an Affiliate,

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and such Affiliate may sell the Bonds, from time to time, either directly or through one or more underwriters, underwriting syndicates or through designated agents. The Bonds of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price or prices, which may change, or at varying prices determined at the time of sale. The Issuer also may authorize, from time to time, underwriters acting as agents to offer and sell the Bonds upon the terms and conditions set forth in the related Prospectus Supplement.

            The related Prospectus Supplement or Supplements for each Series will set forth the terms of the offering of such Series and of each Class of Bonds within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Bonds will be determined. If Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such Series.

            Underwriters, dealers and agents may be entitled, under agreements entered into with the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Certain of the underwriters and their Affiliates may engage in transactions with, and perform services for, the Issuer or its Affiliates.

            The place and time of delivery for the Bonds of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

            Certain legal matters in connection with the Bonds offered hereby will be passed upon for the Issuer by Hunton & Williams, Richmond, Virginia, or counsel to the Issuer identified in the Prospectus Supplement and for the underwriters by the firm specified in the related Prospectus Supplement.


                              FINANCIAL INFORMATION

            Neither Dynex nor IHC is obligated with respect to the Bonds. Accordingly, the Issuer has determined that neither the financial statements of Dynex nor those of IHC are material to the offering made hereby. Any prospective purchaser who desires to review financial information concerning the Issuer, however, will be provided with a copy of the most recent financial statements of the Issuer upon request.


                             ADDITIONAL INFORMATION

            The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Bonds. This Prospectus, which is a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The statements contained in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Although such statements disclose all material provisions of such contract or other document, where such contract or other document is an exhibit to the Registration Statement, reference is made to such exhibit for a full statement of the provisions thereof.


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                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Bonds hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents.

            The Issuer hereby undertakes to provide a copy of any and all information that has been incorporated by reference into the Registration Statement (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statements incorporate) upon written or oral request of any person, without charge to such person, provided that such request is made to MERIT Securities Corporation, 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone: (804) 217-5800.


                             REPORTS TO BONDHOLDERS

            The Issuer will cause to be provided to Bondholders the monthly remittance reports concerning the Trust Estate securing the Bonds and the annual reports concerning the Issuer. See "The Indenture -- Reports to Bondholders" herein.


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                                    GLOSSARY

            Capitalized terms used but not otherwise defined herein are defined below, in some cases in abbreviated fashion. The Indenture, the Master Servicing Agreement, the Prospectus Supplement or the Servicing Agreement may contain a more complete definition of certain of the terms defined herein, and reference should be made to the Indenture, the Master Servicing Agreement, the Prospectus Supplement and the Servicing Agreement for a more complete definition of all such terms.

            "ACCOUNTING DATE" means with respect to each Payment Date the last day of the month preceding the month in which such Payment Date occurs or such other date as may be specified in the related Prospectus Supplement.

            "ACCRETION CLASS" or "ACCRETION BONDS" means a Class of Bonds comprised of Bonds upon which interest is accrued and added to the principal thereof periodically, but which is not entitled to payments of principal or interest until a specified date or specified Classes of the same Series have been paid in full.

            "ADDITIONAL COLLATERAL" means any Loan added to the Trust Estate for a Series of Bonds (other than a Substitute Loan) after the initial closing for the Series of Bonds.

            "ADJUSTABLE RATE LOAN" means an adjustable rate Loan, the Loan Rate of which is subject to periodic adjustment in accordance with the terms of the related Note or Contract.

            "ADJUSTABLE RATE MORTGAGE LOAN" means a Mortgage Loan that is an Adjustable Rate Loan.

            "ADVANCE" means, as to any Loan, any P&I Advance, T&I Advance or Property Protection Advance made by a Servicer or a Special Servicer or, upon the default by a Servicer on its obligation to make such an Advance, by the Master Servicer or such other party as may be specified in the related Prospectus Supplement.

            "AFFILIATE" means any person or entity controlling, controlled by or under common control with a specified entity. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" will have meanings correlative to the foregoing.

            "APPROVED SALE" means, as to any Loan, (i) a sale of the related Mortgaged Premises, Manufactured Home, Real Property or Facilities acquired by the Insured because of a default by the Borrower if the related Pool Insurer has given prior approval to such sale, (ii) a Foreclosure or trustee's sale of the related Mortgaged Premises, Manufactured Home, Real Property or Facilities at a price exceeding the maximum amount specified by the Pool Insurer, (ii) the acquisition of the Mortgaged Premises under any related Primary Mortgage Insurance Policy by the related Mortgage Insurer and (iv) the acquisition of the related Mortgaged Premises, Manufactured Home, Real Property or Facilities by the Pool Insurer.

            "BALLOON PAYMENT MORTGAGE LOAN" means a Mortgage Loan or Model Home Loan that does not require any scheduled amortization of principal prior to its scheduled maturity or the principal of which is amortized over a longer period that the Loan's scheduled term to maturity.

            "BOND INSURANCE" means, unless otherwise provided in the related Prospectus Supplement, insurance guaranteeing timely or ultimate payment of principal and interest on certain Classes of Bonds.

            "BOND REGISTER" means the register in which the Issuer shall provide for the registration of Bonds of a Series and for the registration of transfers of Bonds of the Series in certificated form.

            "BONDS" means the Issuer's Collateralized Bonds issued pursuant to the Indenture.

            "BONDHOLDER" or "HOLDER" means the person in whose name a Bond is registered in the Bond Register for the related Series.

            "BOOK-ENTRY BONDS" means a Class or Classes of Bonds that are initially issued in book-entry form through a depository.

            "BORROWER" means the individual or individuals obligated to repay a Loan. (In the case of a Mortgage Loan or Model Home Loan the Borrower may be the beneficiary or beneficiaries of an Illinois land trust if the Mortgaged Premises or Model Home is located in Illinois.)

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            "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the corporate trust office of the Trustee is then located, or in the city or cities in which the offices of the Master Servicer are then located, are authorized or obligated by law or executive order to be closed.

            "CLASS" means any class of the Bonds of a Series, as specified in the related Prospectus Supplement.

            "CLASS INTEREST RATE" means with respect to any Class of Bonds the annual rate, which may be a variable rate, at which interest accrues on the Bonds of the Class, as specified, or determined as specified, in the related Prospectus Supplement.

            "CLOSING DATE" means the date, which shall be set forth in the Prospectus Supplement, on which a Series of Bonds is issued.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" means the Mortgage Loans, other Mortgage Collateral, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans pledged to secure a Series.

            "COLLATERAL PROCEEDS ACCOUNT" means the account created and maintained by the Trustee for each Series of Bonds.

            "COLLATERAL VALUE" unless otherwise defined in the related Prospectus Supplement, means, with respect to any item of Collateral, an amount generally equal to (i) the Scheduled Principal Balance of the item of Collateral (or of the related Loan in the case of REO Property or Repo Property) or (ii) as specified in the related Prospectus Supplement, the Scheduled Principal Balance of such item of Collateral multiplied by a fraction the numerator of which is the Net Rate of the Loan and the denominator of which is the Collateral Value Discount Rate.

            "COLLATERAL VALUE DISCOUNT RATE" means the percentage rate that, multiplied by the required payments on the Collateral securing a Series of Bonds, will assure the availability of sufficient funds to pay on the Bonds.

            "COMPOUND VALUE" means, as to a Class of Accretion Bonds, (a) with respect to any date prior to the first Payment Date, the original principal amount of the Class and (b) with respect to any determination date thereafter, the original principal amount of the Class, plus all interest accrued and added to the principal amount thereof through the Accounting Date immediately preceding the determination date, less all previous payments of principal of the Class. The principal amount of any Accretion Bond at any time will be equal to its Compound Value.

            "CONDEMNATION AWARD" means all awards, payments, proceeds or damages received pursuant to any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of a Mortgaged Premises or for conveyances in lieu of condemnation.

            "CONSUMER FINANCE LOAN" means an installment sales contract for the sale and installation of heating or air-conditioning facilities, insulation facilities or similar facilities, and in each case related equipment and materials, installed in single family (one- to four-family) attached or detached residential housing, and any security interest in any facilities, equipment and materials purchased with the proceeds of the contract.

            "CONTRACT" means, with respect to a Manufactured Home Loan or a Consumer Finance Loan, the installment sales contract for the sale of the related Manufactured Home or Facilities.

            "CONVERTED LOAN" means a Loan that, pursuant to the terms of the related Note or Contract, has converted from an adjustable Loan Rate to a fixed Loan Rate or from one fixed Loan Rate to a lower fixed Loan Rate.

            "CONVERTED MORTGAGE LOAN" means a Converted Loan that is a Mortgage Loan.

            "CURRENT INTEREST BOND" means a Bond other than an Accretion Bond or a Principal Only Bond.

            "CUSTODIAL P&I ACCOUNT" means the account established by each Servicer into which the Servicer deposits collections of principal and interest on the Loans.

            "CUT-OFF DATE" means, with respect to a Series, the date specified in the related Prospectus Supplement and used as a basis for identifying the payments of principal of and interest due on the Loans that are for the benefit of the Bondholders.

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            "DELINQUENCY" means that all or part of the Borrower's Monthly
Payment is not paid on or before the related Due Date.

            "DISCOUNT BONDS" means Bonds that have a purchase price lower than the Parity Price.

            "DUE DATE" means with respect to a Loan the day of each month on which the Borrower's Monthly Payment is due as stated in the related Note or Contract.

            "DUE PERIOD" means with respect to any Payment Date for a Mortgage Loan, the period commencing on the second day of the calendar month preceding the calendar month in which the Payment Date occurs and continuing through the first day of the calendar month in which the Payment Date occurs. "Due Period" means for any Loan other than a Mortgage a period that will be described in the related Prospectus Supplement.

            "DYNEX" means Dynex Capital, Inc., a Virginia corporation.

            "ELIGIBLE INVESTMENTS" means those investments permitted under the Indenture and acceptable to the Rating Agencies.

            "EVENT OF DEFAULT" means an event of default under the Indenture.

            "FACILITIES" means the facilities, equipment and materials purchased and installed in a single family (one- to four-family) attached or detached residential property with the proceeds of a Consumer Finance Loan.

            "FHLMC" means Federal Home Loan Mortgage Corporation.

            "FLOOD INSURANCE" means insurance against flood damage to the collateral underlying a Loan, required for such collateral located in "flood hazard" areas identified by the Secretary of HUD or the Director of the Federal Emergency Management Agency.

            "FLOOD INSURANCE POLICY" means an Insurance Policy that provides Flood Insurance.

            "FNMA" means FNMA.

            "FORECLOSURE" means a proceeding pursuant to which a Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or other comparable means.

            "GARN-ST. GERMAIN ACT" means the Garn-St. Germain Depository Institutions Act of 1982, as amended.

            "GROSS MARGIN" means, with respect to any Adjustable Rate Loan, the fixed percentage per annum specified in the related Note or Contract, that is added to the applicable Index on each related Interest Adjustment Date to determine the new Loan Rate for the Adjustable Rate Loan.

            "HIGH COUPON CLASS" or "HIGH COUPON BONDS" means a Class of Bonds that pays only nominal principal and has a disproportionately high interest rate.

            "HUD" means the United States Department of Housing and Urban Development.

            "IHC" means Issuer Holding Corp., a Virginia corporation.

            "INDENTURE" means the indenture between the Issuer and the Trustee, pursuant to which a Series of Bonds is issued, as such indenture may be supplemented or amended from time to time by a Series Supplement.

            "INDEX" means, with respect to any Adjustable Rate Loan, the index specified in the related Note or Contract that is added to the Gross Margin on each related Interest Adjustment Date to determine the new Note Rate or Loan Rate for the Adjustable Rate Loan.

            "INSURANCE POLICY" means any insurance policy covering Collateral, including Primary Mortgage Insurance, Pool Insurance, Standard Hazard Insurance, Special Hazard Insurance, Flood Insurance and Title Insurance.

            "INSURANCE PROCEEDS" means proceeds payable from an Insurance
Policy.

            "INSURED" means, with respect to a Series, the Issuer or the related Trustee, each as assignee of the Issuer or the Participant.

            "INTEREST ADJUSTMENT DATE" means, with respect to each Adjustable Rate Loan, the date on which the related Loan Rate changes in accordance with the terms of the related Note or Contract.

            "ISSUER" means MERIT Securities Corporation, a Virginia corporation.

            "LAND SECURED LOAN" means a Manufactured Home Loan secured at origination by a Manufactured Home and a parcel of real estate.

            "LEVEL PAYMENT LOAN" means a Loan the terms of which provide for regular, level payments of principal and interest throughout its entire term.

            "LEVEL PAYMENT MORTGAGE LOAN" means a Mortgage Loan that is a Level Payment Loan.

            "LIQUIDATION" means (i) application of a payment to Collateral that results in the release of the lien of the Security Instrument on the Collateral, whether through Foreclosure, condemnation, prepayment in full or otherwise or, with respect to REO Property or Repo Property, an REO Disposition or Repo Disposition or (ii) the sale of any defaulted Loan.

            "LIQUIDATION PROCEEDS" means the amount received by the Servicer or Special Servicer in connection with any Liquidation of a Loan.

            "LOAN" means, with respect to a Series of Bonds, an item of Mortgage Collateral, a Model Home Loan, a Manufactured Home Loan or a Consumer Finance Loan, as the context may require, that constitutes part of the Collateral for the Series.

            "LOAN RATE" means, with respect to an item of Collateral, the interest rate payable by the Borrower or other obligor according to the terms of the Collateral.

            "LOSS" means and includes for any Prepayment Period (i) any Realized Loss on a defaulted item of Collateral and (ii) any reduction by a bankruptcy court of either the Unpaid Principal Balance or the Loan Rate of an item of Collateral subject to a bankruptcy proceeding.

            "MANUFACTURED HOME" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Borrower under the related Manufactured Home Loan.

            "MANUFACTURED HOME LOAN" means a manufactured home installment sales contract, and any security interest in a Manufactured Home purchased with the proceeds of the contract, and includes a Land Secured Loan.

            "MASTER SERVICER" means Dynex or the entity specified in the Prospectus Supplement for a Series that will administer and supervise the performance by the Servicers of their duties and responsibilities under Servicing Agreements in respect to Loans securing a related Series.

            "MASTER SERVICER CUSTODIAL ACCOUNT" means a trust account established by the Master Servicer into which the Servicer remits by wire transfer the Servicer Remittance in respect of the Loans.

            "MASTER SERVICER REMITTANCE DATE" means the date specified in the Master Servicing Agreement by which the Master Servicer must remit funds in the Master Servicer Custodial Account to the Collateral Proceeds Account for a Series.

            "MASTER SERVICING AGREEMENT" means, with respect to a Series of Bonds, the master servicing agreement between the Issuer and the Master Servicer, as amended and supplemented.

            "MAXIMUM RATE" means, with respect to an Adjustable Rate Loan, the maximum lifetime Loan Rate payable on the Loan.

            "MODEL HOME" means the Mortgaged Premises securing a Model Home
Loan.

            "MODEL HOME LOAN" means a mortgage loan that is (i) secured by a single family (one- to four-family), attached or detached, residential property used as a model home and (ii) pledged to the Trustee as an item of Collateral for a Series of Bonds.

            "MONTHLY PAYMENT" means with respect to any Loan, the total monthly payment due in the applicable month under the terms of the related Note or Contract.

            "MORTGAGE COLLATERAL" means Mortgage Loans, related REO Property and certain other assets evidencing interests in mortgage loans, including without limitation mortgage-backed certificates, pledged to secure a Series.

            "MORTGAGE INSURER" means any insurance company or other entity that provides a Primary Mortgage Insurance Policy.

            "MORTGAGE LOAN" means a mortgage loan secured by a single family (one- to four-family), attached or detached residential property and evidenced by a Note and Security Instrument that the Issuer has pledged to the Trustee as Collateral for a Series of Bonds.

            "MORTGAGED PREMISES" means land and improvements thereon subject to the lien of a Security Instrument in connection with a Mortgage Loan or a Model Home Loan.

            "NET RATE" means, with respect to any Loan, the Note Rate or Loan Rate thereon minus applicable servicing and administration fees, expressed as a percentage of the applicable Loan.

            "NON-RECOVERABLE ADVANCE" means any Advance previously made or proposed to be made with respect to a Loan by the Servicer (or the Special Servicer or Master Servicer) pursuant to the related Servicing Agreement that, in the good faith judgment of the Servicer (or the Special Servicer or Master Servicer) will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer (or the Special Servicer or Master Servicer) from future collections with respect to the Loan (including collections of or from Insurance Proceeds, Additional Collateral or Liquidation Proceeds relating to the Loan).

            "NOTE" means a manually executed written instrument, delivered in connection with a Mortgage Loan or Model Home Loan, evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the noteholder by a specific date according to a schedule of principal and interest payments.

            "NOTE RATE" means, with respect to a Mortgage Loan or Model Home Loan, the interest rate payable by the Borrower according to the terms of the related Note.

            "OFFERED BONDS" means the Bonds actually offered pursuant to a Prospectus Supplement appended to this Prospectus.

            "ORIGINATOR" means with respect to a Loan, the person that originates it.

            "PARITY PRICE" is the price at which a Class has a yield to maturity equal to its coupon, after giving effect to any payment delay.

            "PARTICIPANT" means IHC or an Affiliate thereof.

            "PAYMENT DATE" means, as to a Series, a date specified in the related Prospectus Supplement for payment on the Bonds of such Series.

            "PERIODIC RATE CAP" means, with respect to any Adjustable Rate Loan, the limit on the percentage increase or decrease that may be made in the related Loan Rate on any Interest Adjustment Date.

            "PERSON" means an individual corporation, partnership, joint venture, limited liability company, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            "P&I ADVANCE" means an advance of principal and interest (net of servicing fees) by the Servicer or the Special Servicer (or, upon a default by the Servicer or Special Servicer, by the Master Servicer or by another party specified in the related Prospectus Supplement) on a Loan subject to a Delinquency.

            "POOL INSURER" means any insurance company or other person that provides a Pool Insurance Policy for a Series.

            "POOL INSURANCE" means insurance covering (subject to certain limitations) losses, to the extent not covered by a Primary Mortgage Insurance Policy, incurred with respect to a Loan by reason of the default of the related Borrower.

            "POOL INSURANCE POLICY" mean an Insurance Policy that provides Pool Insurance.

            "PREMIUM BONDS" means a Class comprised of Bonds that have a purchase price greater than the related Parity Price.

            "PREPAYMENT PERIOD" means with respect to a Loan, as to any Payment Date, the time period used to identify prepayments or other unscheduled payments of principal or interest received with respect to the Loan that will be used to pay Bondholders on that Payment Date.

            "PRIMARY MORTGAGE INSURANCE" means insurance covering a Mortgage Loan against loss of the insured portion of the Unpaid Principal Balance of the Mortgage Loan together with accrued and unpaid interest thereon.

            "PRIMARY MORTGAGE INSURANCE POLICY" means an Insurance Policy that provides Primary Mortgage Insurance.

            "PRINCIPAL DISTRIBUTION AMOUNT" means, unless otherwise specified in the Prospectus Supplement, with respect to any Payment Date for a Series of Bonds, the amount, if any, by which (i) the aggregate Collateral Value, as of the immediately preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date), of the Collateral securing the Series exceeds
(ii) the aggregate Collateral Value of the Collateral securing the Series as of the current Payment Date.

            "PRINCIPAL ONLY CLASS" or "PRINCIPAL ONLY BONDS" means a Class of Bonds that does not pay or accrue interest.

            "PRINCIPAL PREPAYMENT" means, with respect to any Loan securing a Series, a payment of principal on such Loan in excess of the scheduled principal payments.

            "PROPERTY PROTECTION ADVANCE" means an Advance made by a Servicer or the Special Servicer in connection with the protection of the collateral underlying a loan, including, without limitation, expenses related to Foreclosure proceedings and Servicing Fees.

            "RATING AGENCY" means, for any Class of Bonds, any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated the Class at the request of the Issuer. If such agency or a successor is no longer in existence, "Rating Agency" will be a nationally recognized statistical rating agency, or other comparable Person, designated by the Issuer, notice of which designation will be given to the Trustee and the Master Servicer. References herein to any rating category of a Rating Agency will mean such rating category without regard to any plus or minus or numerical designation.

            "REAL PROPERTY" means a parcel of real estate securing a Land Secured Loan.

            "REALIZED LOSS" means (a) with respect to each defaulted Loan (or in the case of any REO Property or Repo Property, the related Loan) as to which a Liquidation has been made, an amount equal to (i) the sum of (A) the Unpaid Principal Balance of the Loan as of the date of such Liquidation, (B) interest at the applicable Note Rate or Loan Rate, from the date through which interest was last paid through the end of the calendar month in which the Liquidation occurred, on the Unpaid Principal Balance of such Loan outstanding during each Due Period in which accrued interest was not paid, (C) any Property Protection Advances and Advances for taxes, assessments and comparable items and insurance premiums, as required by the Servicing Agreement or Special Servicing Agreement, and (D) any other expenses (including any servicing related fees) related to the Liquidation of the Loan, minus (ii) the sum of (A) any funds received in connection with the Liquidation of the Loan prior to or during the month in which such Liquidation occurred, and (B) any Insurance Proceeds received with respect to the Loan and (b) with respect to each Loan modified in accordance with the applicable Servicing Agreement, an amount equal to (i) the sum of (A) the Unpaid Principal Balance of the Loan as of the date of modification, (B) interest at the applicable Note Rate or Loan Rate, from the date through which interest was last paid through the end of the calendar month in which the modification occurred, on the Unpaid Principal Balance of the Loan outstanding during each Due Period in which accrued interest was not paid, (C) any Property Protection Advances and Advances for taxes, assessments and comparable items and insurance premiums, as required by the Servicing Agreement, the Master Servicing Agreement or the Special Servicing Agreement and (D) any other expenses (including any servicing related fees) related to the modification of the Loan, minus (ii) the product of (A) the ratio of the Monthly Payment (net of the dollar equivalent of all ongoing servicing related fees on the first Due Date) on the modified Loan divided by the Monthly Payment (net of the dollar equivalent of all servicing related fees on such Due Date) on the prior Loan, and (B) the Unpaid Principal Balance of the modified Loan.

            "REMITTANCE DATE" means, the date specified in the related Servicing Agreement by which the funds in the Custodial P&I Account must be remitted to the Master Servicer Custodial Account, which in no case will be later in any month than the Master Servicer Remittance Date.

            "REPO DISPOSITION" means the receipt by the related Servicer in connection with a Repo Property of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

            "REPO PROPERTY" means a Manufactured Home or Facilities (and any related Real Property) acquired by a Servicer on behalf of the Trustee pursuant to a repossession, Foreclosure or other similar proceeding in respect of a related Loan.

            "REO" or "REO PROPERTY" means Mortgaged Premises acquired by the Servicer or Special Service on behalf of the Trusty by Foreclosure or by deed-in-lieu of foreclosure.

            "REO DISPOSITION" means the receipt by the Servicer in connection with an REO of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

            "RESERVE FUND" means, unless otherwise provided in the related Prospectus Supplement, any fund in a Trust Estate other than the Collateral Proceeds Account.

            "SCHEDULED PRINCIPAL BALANCE" means, with respect to each Loan, REO Property or Repo Property as of a determination date, the scheduled principal balance of the Loan (or of the related Loan, in the case of a REO Property or Repo Property) as of the Cut-off Date, increased by the amount of negative amortization, if any, with respect thereto, and reduced by (a) the principal portion of all Monthly Payments due on or before such determination date, whether paid by the Borrower or advanced by a Servicer or other party, (b) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (c) without duplication, any Realized Loss with respect thereto.

            "SECOND LIEN MORTGAGE LOAN" means a Mortgage Loan secured by a second mortgage or deed of trust on Mortgaged Premises.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITY INSTRUMENT" means a written instrument creating a valid lien on the collateral for a Loan, including any riders thereto. A Security Instrument may be in a form of a mortgage, deed of trust, deed to secure debt, security deed or security agreement.

            "SENIOR BONDS" or "SENIOR CLASS" means any Class of Bonds of a Series, designated as such in the Prospectus Supplement, that is entitled to preferential priority rights, as to a Subordinated Class of Bonds, to payment of principal and interest from the proceeds of the collateral securing such Series.

            "SERIES" means the Bonds issued pursuant to a Series Supplement.

            "SERIES SUPPLEMENT" means an indenture that is supplemental to the Indenture and that authorizes a particular Series.

            "SERVICER REMITTANCE" means a Servicer's aggregate payment due each month to the Master Servicer Custodial Account for Loans that have been pledged as security for a Series of Bonds, which payment, unless otherwise specified in the Prospectus Supplement for a Series of Bonds, is equal to (A) the sum of the following:

            (i) all payments of principal and interest with respect to the Collateral (including net Liquidation Proceeds and Insurance Proceeds) collected during the related Due Period and deposited in the Custodial P&I Account;

            (ii) any Advance by the Servicer that represents principal of or interest on a defaulted item of Collateral with respect to such Payment Date;

            (iii) any Monthly Payments due during, but collected prior to, the related Due Period; and

            (iv) any fees relating to late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

                        less (B) the sum of the following:

                        (i) all amounts due the Servicer as the servicing fee, including late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

                        (ii) any Monthly Payments collected but due on a date subsequent to the related Due Period; and

                        (iii) all amounts required to reimburse the Servicer for Non-Recoverable Advances.

            "SERVICER" means an entity identified in the related Prospectus Supplement that will perform servicing functions with respect to Collateral included in the Trust Estate for a Series.

            "SERVICING AGREEMENT" means, with respect to a Series of Bonds, each servicing agreement, as amended and supplemented, pursuant to which the related servicer of Collateral has agreed to perform all duties incident to the servicing of the Collateral.

            "SPECIAL HAZARD INSURANCE" means, with respect to a Series of Bonds, insurance covering (a) loss to Mortgaged Premises or Manufactured Homes underlying defaulted Loans caused by reason of certain hazards not covered by Standard Hazard Insurance on such Mortgaged Premises or Manufactured Homes and
(b) loss from partial damage to such Mortgaged Premises or Manufactured Homes caused by reason of application of the co-insurance clause contained in the related Standard Hazard Insurance Policies.

            "SPECIAL HAZARD INSURANCE POLICY" means an Insurance Policy that provides Special Hazard Insurance.

            "SPECIAL HAZARD INSURER" means, with respect to a Series, the issuer of the Special Hazard Insurance Policy named in the related Series Supplement, or any successor thereto, or the named Insurer in any replacement policy obtained by the Master Servicer for the Series.

            "SPECIAL SERVICER" means an entity, as may be specified in the Prospectus Supplement for a Series, that will service delinquent or defaulted Loans, REO Property or Repo Property pledged as security for a Series pursuant to the terms of a Special Servicing Agreement between the entity and the Servicer or Master Servicer.

            "STANDARD HAZARD INSURANCE" means, with respect to a Loan, insurance against physical damage to, or the destruction of, the related Mortgaged Premises or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike or civil commotion.

            "STANDARD HAZARD INSURANCE POLICY" means an Insurance Policy, issued by a company authorized to issue such a policy in the state in which the collateral for the related Loan is located, that provides Standard Hazard Insurance.

            "STATED MATURITY DATE" means, with respect to any Class of Bonds of a Series, the date specified in the Bonds as the fixed date on which the final installment of the principal of each Bond is due and payable.

            "SUBORDINATED BONDS" or "SUBORDINATED CLASS" means any Class of Bonds of a Series as to which the right to receive payment of principal and interest from the proceeds of the Collateral securing the Series is subordinate to the priority rights of Bondholders of a Senior Class of Bonds of such Series to the extent specified in the related Prospectus Supplement.

            "SUBSTITUTE COLLATERAL" means an item of Collateral pledged to the Trustee to secure a Series of Bonds in substitution for an item of defective Collateral.

            "SUBSTITUTE LOAN" means a Loan pledged to secure a Series of Bonds in substitution for a defaulted Loan, REO Property or Repo Property securing a Series of Bonds.

            "SURPLUS" means an amount in the Collateral Proceeds Account in excess of the amount required to pay principal of and interest on the Bonds of a Series and certain expenses.

            "T&I ADVANCE" means an Advance by the Servicer or Special Servicer of escrow amounts for tax and insurance payments with respect to any Loan subject to a Delinquency.

            "TITLE INSURANCE" means the insurance provided by a Title Insurance Policy.

            "TITLE INSURANCE POLICY" means an American Land Title Association
(ALTA) mortgage loan title policy form 1970, or other form of Title Insurance Policy acceptable to the Issuer, including all riders and endorsements thereto.

            "TRUSTEE" means the bank, trust company or other fiduciary named in the Prospectus Supplement for a Series of Bonds as the trustee under the Indenture pursuant to which the Series is issued.

            "TRUST ESTATE" means, with respect to each Series of Bonds, all right, title and interest pledged or assigned to the Trustee for the Series pursuant to the Series Supplement in and to benefits occurring to the Issuer from the Collateral and from any debt service fund, Reserve Fund, Insurance Policy, Servicing Agreement, Master Servicing Agreement, Additional Collateral and other credit enhancement that constitutes security for the Series of Bonds.

            "UCC" means the Uniform Commercial Code.

            "UCC STATE" means a state in which a lien on a Manufactured Home is "perfected," pursuant to the provisions of the applicable UCC, by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices.

            "UNDERWRITER" means any firm that underwrites a Series of Bonds.

            "UNPAID PRINCIPAL BALANCE" means with respect to any Loan, the outstanding principal balance payable by the Borrower under the terms of the Note or Contract.

     No person has been authorized to give any information or make any representations, other than those contained in this Prospectus and Prospectus Supplement, in connection with the offerings made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer, the Underwriters or any other person. This Prospectus and Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to any person in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus and Prospectus Supplement nor any offer or sale made hereunder shall, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                  TABLE OF CONTENTS


                PROSPECTUS SUPPLEMENT
Summary of Terms...............................    S-1
Risk Factors...................................   S-12
Description of the Bonds.......................   S-13
Security for the Bonds.........................   S-22
Servicing of the Collateral....................   S-29
Maturity and Prepayment Considerations.........   S-33
Yield Considerations...........................   S-38
Use of Proceeds................................   S-39
Underwriting...................................   S-39
Legal Matters..................................   S-40
Ratings........................................   S-40
ERISA Considerations...........................   S-41
ANNEX I........................................    I-1
                  PROSPECTUS
Prospectus Summary.............................      1
Risk Factors...................................      6
Description of the Bonds.......................     16
Maturity and Prepayment Considerations.........     19
Yield Considerations...........................     19
Security for the Bonds.........................     20
Origination of the Collateral..................     31
Servicing of the Collateral....................     33
The Indenture..................................     38
Certain Legal Aspects of the Collateral........     42
The Issuer.....................................     53
Certain Federal Income Tax Consequences........     54
State Tax Considerations.......................     64
ERISA Considerations...........................     64
Legal Investment...............................     66
Use of Proceeds................................     66
Plan of Distribution...........................     66
Legal Matters..................................     67
Financial Information..........................     67
Additional Information.........................     67
Incorporation of Certain Documents By
  Reference....................................     68
Reports to Bondholders.........................     68
Glossary.......................................     69

     Until ninety days have passed from the date of this Prospectus Supplement, all dealers effecting transactions in the Bonds, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  $996,964,000
                                 (Approximate)



                                MERIT SECURITIES
                                  CORPORATION


                         Collateralized Bonds, SERIES 9


                             ---------------------
                             PROSPECTUS SUPPLEMENT
                                 JUNE 20, 1997
                             ---------------------


                                LEHMAN BROTHERS

                           WHEAT FIRST BUTCHER SINGER